Exhibit 10.13

MORGUARD PERFORMANCE COURT LIMITED

Landlord

- and -

SHOPIFY INC.

Tenant

LEASE OF OFFICE SPACE

MULTI-TENANT OFFICE PROJECT

LEASED PREMISES: Floors 6, 7, 8, 9, 10 and 11, 150 Elgin Street, Ottawa

7.03	Heating, Ventilation and Air Conditioning	12
7.04	Alterations by Tenant	12
7.05	Tenant’s Trade Fixtures and Personal Property	13
7.06	Maintenance and Repair	14
7.07	Inspection	14
7.08	Failure to Maintain	14
7.09	Liens	14
7.10	Roof	15

	ARTICLE 8.00 - TAXES

8.01	Taxes Payable by Landlord	15
8.02	Taxes Payable by Tenant	15
8.03	Tax Increases Attributable to Tenant	15
8.04	Sales Taxes	15
8.05	Landlord’s Election	15
8.06	Right to Contest	15

	ARTICLE 9.00 - INSURANCE, LIABILITY AND ENVIRONMENTAL

9.01	Landlord’s Insurance	16
9.02	Tenant’s Insurance	16
9.03	Placement of Tenant’s Insurance by Landlord	17
9.04	Limitation of Landlord’s Liability	18
9.05	Environmental Issues	18

	ARTICLE 10.00 - DAMAGE AND DESTRUCTION

10.01	Limited Damage to Leased Premises, Access or Services	19
10.02	Major Damage to Leased Premises	19
10.03	Damage to Building	20
10.04	No Abatement	20
10.05	Notify Landlord	20
10.06	Expropriation	20

	ARTICLE 11.00 - DEFAULT

11.01	Arrears	21
11.02	Costs of Enforcement	21
11.03	Performance of Tenant’s Obligations	21
11.04	Remedies on Default	21
11.05	Availability of Remedies	22
11.06	Waiver	22
11.07	Waiver of Exemption and Redemption	22
11.08	Companies’ Creditors Arrangement Act	23

	ARTICLE 12.00 - ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

12.01	Request for Consent	23
12.02	Basis for Consent	24
12.03	Terms and Conditions Relating to Consents	24
12.04	Subsequent Transfers	25
12.05	Increased Rents upon Transfers	25
12.06	Advertising	25

	ARTICLE 13.00 - TRANSFERS BY LANDLORD

13.01	Sale, Conveyance and Assignment	25
13.02	Effect of Transfer	25
13.03	Subordination	25
13.04	Attornment	26
13.05	Effect of Attornment	26
13.06	Repurchase	26

	ARTICLE 14.00 - SURRENDER

14.01	Possession and Restoration	26
14.02	Tenant’s Trade Fixtures and Personal Property	26
14.03	Overholding	26

	ARTICLE 15.00 - GENERAL

15.01	Estoppel Certificates	27

15.02	Entire Agreement	27
15.03	Registration of Lease or Notice	27
15.04	Project Name and Trademarks	27
15.05	Demolition / Substantial Renovation	27
15.06	Relocation	27
15.07	“For Lease” Signs	27
15.08	Unavoidable Delays	27
15.09	Limitation of Recourse	27
15.10	Notice	27
15.11	Delegation of Authority	28
15.12	Relationship of Parties	28
15.13	Governing Law	28
15.14	Amendment or Modification	28
15.15	Legal and Administration Costs	28
15.16	Construction	28
15.17	Captions and Headings	28
15.18	Interpretation	28
15.19	Time of the Essence	29
15.20	Successors and Assigns	29
15.21	Counterparts	29
15.22	Further Schedules	29
15.23	Independent Legal Advice	29
15.24	No Offer	29
15.25	Survival of Covenants and Indemnities	29
15.26	Confidentiality	29
15.27	Exculpatory Provisions	29
15.28	Brokerage Commissions	29
15.29	Covenants to be Performed at Landlord’s Option	30
15.30	Radiation	30
15.31	Currency	30

SCHEDULES

Schedule A	-	Plan Showing Leased Premises

Schedule A1	-	Legal Description of Land

Schedule B	-	Definitions

Schedule C	-	Rules and Regulations

Schedule D	-	Landlord’s Work

Appendix 1 to
Schedule D		Tenant’s Credits in Connection with Landlord’s Work

Schedule E	-	Additional Covenants, Agreements and Conditions (if any)

Schedule F	-	Form of Indemnity Agreement (if applicable)

Schedule G	-	Contents of Leased Premises

Schedule H	-	Rights of Existing Tenants

Schedule I	-	Tenant Signage

Schedule J	-	KPMG Signage Plan

Schedule K	-	Tenant’s Preliminary Staircase Plans

Schedule L	-	Storage Plans

Schedule M	-	Form of Letter of Credit

PAGE 1 OF TERM SHEET – FORMING PART OF LEASE OF OFFICE SPACE - MULTI-TENANT

1.	(a)	LANDLORD: Morguard Performance Court Limited

ADDRESS:

c/o Morguard Investments Limited	TELEPHONE:	613-237-6373
350 Sparks Street, Suite 402	FAX NUMBER:	613-237-0007
Ottawa, Ontario K1R 7S8

Attention: Vice-President, Property Management

(b)	LANDLORD’S HEAD OFFICE:

c/o Morguard Investments Limited	TELEPHONE:	905.281.3800
800 – 55 City Centre Drive	FAX NUMBER	905.281.1800
Mississauga, ON L5B 1M3

Attention: President

2.	TENANT: SHOPIFY INC.

ADDRESS:	TELEPHONE:	613-241-2828

150 Elgin Street
Ottawa, Ontario K2P 1L4

Attention: Chief Financial Officer

TENANT’S HEAD OFFICE:

Prior to Commencement Date	TELEPHONE:	613-241-2828

126 York Street, Suite 200
Ottawa, Ontario K1N 5T5

Attention: Chief Financial Officer

After Commencement Date
At the Leased Premises

Attention: Chief Financial Officer

3.	PROJECT NAME:	MUNICIPAL ADDRESS OF PROJECT:

	PERFORMANCE COURT	150 Elgin Street, Ottawa, Ontario

4.	LEASED PREMISES:

A. January 1, 2015 to June 30, 2015 – Floors 6, 7, 8 and 9 (the “Initial Premises”)

Attached as Schedule A to this Lease is a plan of the Project showing the various floors comprising the Leased Premises, including the Initial Premises and the Additional Premises. The suites of the Leased Premises will be designated at a later date.

B. July 1, 2015 to December 25, 2025 – Floors 6, 7, 8, 9, 10 and 11 (the “Final Premises”)

The suites of the Leased Premises will be designated at a later date. Floors 10 and 11 are the “Additional Premises”.

5.	RENTABLE AREA OF LEASED PREMISES:

A. January 1, 2015 to June 30, 2015 – Floors 6, 7, 8 and 9 (Initial Premises)

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PAGE 2 OF TERM SHEET – FORMING PART OF LEASE OF OFFICE SPACE - MULTI-TENANT

Approximately 70,391 square feet subject to adjustment in accordance with the definition of Rentable Area and Section 4.08. The Rentable Area of the Leased Premises shall be calculated in accordance with the BOMA ANSI standards ANSI Z65.1-1996.

B. July 1, 2015 to December 25, 2025 – Floors 6, 7, 8, 9, 10 and 11 (Final Premises)

Approximately 102,425 square feet subject to adjustment in accordance with the definition of Rentable Area and Section 4.08. The Rentable Area of the Leased Premises shall be calculated in accordance with the BOMA ANSI standards ANSI Z65.1-1996.

The approximate Rentable Area of the Additional Premises is 32,034 square feet.

6.	(a)	SECURITY DEPOSIT/ LETTER OF CREDIT – (SECTION 3 OF SCHEDULE E)

	(b)	OTHER DEPOSIT: $ NIL (SCHEDULE E)

7.	TERM:

	A.	Floors 6, 7, 8 and 9 (Initial Premises)

	(a)	TERM:	Eleven (11) years

	(b)	FIRST DAY OF TERM:	January 1, 2015
(“Initial Premises Commencement Date”)

	(c)	LAST DAY OF TERM:	December 31, 2025

	B.	Floors 10 and 11 (Additional Premises)

	(a)	TERM:	Ten (10) years and six (6) months

	(b)	FIRST DAY OF TERM:	July 1, 2015
(“Additional Premises Commencement Date”)

	(b)	LAST DAY OF TERM:	December 31, 2025

8.	BASIC RENT:

Period	Annual Basic Rent Per Square Foot of Rentable Area	Annual Basic Rent	Monthly Installment
January 1, 2015 to June 30, 2015	$25.00	$1,759,775.00	$146,647.92
July 1, 2015 to December 31, 2015	$25.00	$2,560,625.00	$213,385.42
January 1, 2016 to December 31, 2016	$25.00	$2,560,625.00	$213,385.42
January 1, 2017 to December 31, 2017	$26.00	$2,663,050.00	$221,920.83
January 1, 2018 to December 31, 2018	$26.00	$2,663,050.00	$221,920.83
January 1, 2019 to December 31, 2019	$26.50	$2,714,262.50	$226,188.54
January 1, 2020 to December 31, 2020	$27.00	$2,765,475.00	$230,456.25
January 1, 2021 to December 31, 2021	$27.50	$2,816,687.50	$234,723.96
January 1, 2022 to December 31, 2022	$28.00	$2,867,900.00	$238,991.66
January 1, 2023 to December 31, 2023	$28.50	$2,919,112.50	$243,259.38
January 1, 2024 to December 31, 2024	$30.00	$3,072,750.00	$256,062.50
January 1, 2025 to December 31, 2025	$30.00	$3,072,750.00	$256,062.50

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PAGE 3 OF TERM SHEET – FORMING PART OF LEASE OF OFFICE SPACE - MULTI-TENANT

In each case plus applicable Sales Taxes and subject to adjustment once the actual Rentable Area of the Leased Premises is measured in accordance with Section 4.08.

9.	USE OF LEASED PREMISES:

The Leased Premises shall be used solely for general office purposes and for hosting incubation programs and business community events and for no other purpose. The Leased Premises shall not be used for any use prohibited by Section 5.03 or Section 9.05 or for any use prohibited by any leases in existence as of the date of this Lease, as set out in Section 10 of Schedule “E” hereto.

10.	ENVIRONMENTAL ISSUES:

LEASE SECTION 9.05:	Applies	☑	Does not apply	☐
RIDER 1 (SECTION 9.05):	Applies	☐	Does not apply	☑

11.	INDEMNIFIER:	NONE	TELEPHONE:

	ADDRESS:		FAX NUMBER:

12. Additional Covenants, Agreements and Conditions (if any) listed here are more particularly set out in Schedule E.

1.	Landlord’s Base Building Work

2.	Fixturing Period

3.	Letter of Credit

4.	Tenant’s Inducement

5.	HVAC Service outside Business Hours

6.	Storage Space

7.	Parking

8.	Right of First Offer for Space

9.	Option to Extend

10.	Prohibited Uses

11.	Restoration

12.	Space Planning

13.	Tenant Emergency Power

14.	Building Signage

15.	Access to Leased Premises

16.	Rent Free Period - Initial Premises

17.	Rent Free Period - Additional Premises

18.	Internal Staircases

19.	Kitchen

20.	Fibre Optic Lines

21.	LEED Requirements

22.	Right of First Refusal on Signage

23.	Reasonableness

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LEASE OF OFFICE SPACE

MULTI-TENANT OFFICE BUILDING

THIS LEASE is made as of the 28th day of February, 2014

BETWEEN:

MORGUARD PERFORMANCE COURT LIMITED

a company incorporated under the laws of Ontario

(the “Landlord”)

AND:

SHOPIFY INC.

(the “Tenant”)

IN CONSIDERATION of the mutual covenants contained herein, the parties hereby agree as follows:

ARTICLE 1.00 - DEFINITIONS

1.01 Definitions - In this Lease the terms defined in Schedule B shall have the meanings designated therein respectively.

ARTICLE 2.00 - GRANT OF LEASE AND GENERAL COVENANTS

2.01 Grant - The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Leased Premises, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.02 Landlord’s General Covenants - The Landlord covenants with the Tenant:

(a)	subject to the provisions of this Lease, for quiet enjoyment of the Leased Premises so long as the Tenant shall observe and perform all of the covenants and obligations of the Tenant herein; and

(b)	to observe and perform all the covenants and obligations of the Landlord herein.

2.03 Tenant’s General Covenants - The Tenant covenants with the Landlord:

(a)	to pay Rent without any deduction, abatement or set-off whatsoever except as otherwise specifically set out in this Lease; and

(b)	to observe and perform all the covenants and obligations of the Tenant herein.

ARTICLE 3.00 - TERM AND POSSESSION

3.01 Term - The Term of this Lease shall begin on the Commencement Date and end on the date set out in Item 7 of the Term Sheet unless terminated earlier as provided in this Lease.

3.02 Early Occupancy – Intentionally Deleted – See Section 2 of Schedule E.

3.03 Delayed Possession - Intentionally Deleted

3.04 Acceptance of Leased Premises - Taking possession of all or any portion of the Leased Premises by the Tenant shall be conclusive evidence as against the Tenant that the Leased Premises or such portion thereof and the Common Elements are in satisfactory condition on the date of taking possession, subject only to: (i) latent defects; and (ii) deficiencies (if any) listed in writing in a notice delivered by the Tenant to the Landlord not more than 30 days after the date of taking possession; and (iii) structural defects and weaknesses, to the extent not resulting from the acts or omissions of the Tenant or those for whom at law it is responsible.

ARTICLE 4.00 – RENT

4.01	Rent - The Tenant shall pay to the Landlord as Rent for the Leased Premises the aggregate of:

(a)	subject to Sections 16 and 17 of Schedule E, Basic Rent in respect of each year of the Term, payable in advance and without notice or demand in monthly instalments as set out in Item 8 of the Term Sheet commencing on the Commencement Date and on the first day of each calendar month thereafter during the Term;

(b)	subject to Sections 16 and 17 of Schedule E, the Tenant’s Proportionate Share of Operating Costs and the Tenant’s Proportionate Share of Taxes, during the Term, in each case payable in monthly instalments at the times and in the manner provided in Section 4.06; and

(c)	all amounts (other than payments under Subsections 4.01 (a) and (b)) payable by the Tenant to the Landlord under this Lease, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by the Landlord.

4.02 Security Deposit - Intentionally Deleted

4.03 Intent - It is the stated purpose and intent of the Landlord and the Tenant that except as otherwise set out in this Lease, this Lease and the Rent shall be fully net to the Landlord.

4.04 Payment of Rent - General - All amounts payable by the Tenant to the Landlord pursuant to this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to the Landlord in lawful money of Canada, without deduction, abatement or set-off, except as otherwise expressly set out in this Lease, at the local address of the Landlord set out in Item 1(a) of the Term Sheet or to such other Person or such other address as the Landlord may from time to time designate in writing. To the extent that any Rent is outstanding at the expiration or earlier termination of this Lease and subject to the provisions of Section 11.04, the Tenant’s obligation to pay Rent shall survive the expiration or earlier termination of this Lease. Any Rent or other sum received or accepted by the Landlord and paid by anyone other than the Tenant, on behalf of the Tenant, shall not release or in any way affect the covenants of the Tenant set out in this Lease and shall not be deemed to constitute or evidence the Landlord’s consent to a Transfer under Article 12.00. Any Rent or other sum received by the Landlord from or for the account of the Tenant while the Tenant is in default under this Lease may be applied at the Landlord’s option to the satisfaction in whole or in part of any of the obligations of the Tenant then due under this Lease in such manner as the Landlord sees fit regardless of any designation or instruction of the Tenant to the contrary.

4.05 Partial Month - If the Commencement Date is a day other than the first day of a calendar month, or if the Term ends on any day other than the last day of a calendar month, Rent for the fractions of a month at the beginning and at the end of the Term shall be adjusted pro rata on a per diem basis.

4.06	Payment of Tenant’s Occupancy Costs

(1)	Estimate and Payment

(a)	The Landlord shall deliver to the Tenant a written estimate or a written revised estimate of: (i) the Tenant’s Proportionate Share of Operating Costs for each Fiscal Year; and (ii) the Tenant’s Proportionate Share of Taxes for each Fiscal Year. The Tenant shall pay to the Landlord the amount so estimated in equal monthly instalments (except as otherwise required in this Section 4.06 with respect to Property Taxes) in advance over that Fiscal Year simultaneously with the Tenant’s payments on account of Basic Rent. If the Landlord does not deliver to the Tenant such an estimate, the Tenant shall continue to pay the Tenant’s Proportionate Share of Operating Costs and the Tenant’s Proportionate Share of Taxes based on the last such estimate delivered by the Landlord until a further estimate is delivered by the Landlord and the next payment on account of the Tenant’s Operating Costs or Taxes shall be adjusted to take into account any over or under payment in the preceding instalments paid in the Fiscal Year to which the estimate or revised estimate relates. Notwithstanding the foregoing, as soon as bills for all or any portion of amounts included in Operating Costs and Taxes as so estimated are received, the Landlord may bill the Tenant for the Tenant’s Proportionate Share thereof and the Tenant shall pay the Landlord such amounts so billed (less all amounts previously paid on account by the Tenant on the basis of the Landlord’s estimate as aforesaid) as Rent within 30 days following demand therefor. The Landlord estimates that, for the 2014 calendar year, the Tenant’s Occupancy Costs (being the Tenant’s Proportionate Share of Operating Costs and the Tenant’s Proportionate Share of Taxes) shall be $23.30 per square foot of Rentable Area of the Leased Premises, plus Sales Taxes broken down as follows:

Real Estate Taxes	$13.25
Utilities	2.60
Interior Cleaning	1.45
Capital Repair Cost Allocation	0.00
Maintenance and Repair Costs	2.25
Other General Building Operating Costs	2.00
Management Fee	1.75

$23.30

(b)	Within ninety (90) days after the date in each calendar year when the final instalment of Property Taxes is due in respect of the Project (the “Final Payment Date”), the Landlord shall deliver a statement (the “Tax Statement”) to the Tenant that: (i) specifies the Tenant’s Proportionate Share of Taxes for the Property Tax Year; and (ii) sets out the total (the “Prepayment Total”) of amounts payable under this Subsection 4.06(1)(b) that have been paid by the Tenant in respect of the current Property Tax Year. If the Prepayment Total is less than the Tenant’s Proportionate Share of Taxes specified in the Tax Statement, the Tenant shall pay the deficiency with the next monthly payment of Basic Rent. If the Prepayment Total exceeds the Tenant’s Proportionate Share of Taxes specified in the Tax Statement, the Landlord shall reimburse the excess to the Tenant within 30 days after the delivery of the Tax Statement, unless the Tenant is then in default under this Lease, in which event the excess shall be applied by the Landlord to Rent next due under the Lease. The Landlord may estimate Property Taxes for the Property Tax Year following the then current Property Tax Year and the Tenant shall continue after the Final Payment Date to make monthly payments in advance, in amounts determined by the Landlord, for periods determined by the Landlord. The monthly payments paid by the Tenant after the Final Payment Date shall be credited against the Tenant’s Proportionate Share of Taxes for the subsequent Property Tax Year.

(c)	Any portion of the Tenant’s Proportionate Share of Taxes accrued with respect to the Term or any part thereof paid by the Landlord prior to the Commencement Date shall be reimbursed by the Tenant to the Landlord within 30 days after request. Subject to Sections 8.03 and 8.05, the Tenant shall pay the Tenant’s Proportionate Share of any Property Taxes or the Landlord’s reasonable estimate thereof monthly in advance in the same manner as for payment of the Tenant’s Proportionate Share of Operating Costs.

Notwithstanding the foregoing, the Landlord shall always have the right:

(i) to revise the amount of instalments on account of Property Taxes payable by the Tenant to an amount that allows the Landlord to collect all Property Taxes payable by the Tenant by the final due date of Property Taxes for the calendar year; and/or

(ii) to schedule and require payment by the Tenant of instalments on account of Property Taxes payable by the Tenant such that by the final due date of Property Taxes for any calendar year, the Tenant shall have paid to the Landlord the full amount of Property Taxes payable by the Tenant for such calendar year.

(2) Annual Statement and Adjustment - The Landlord shall deliver to the Tenant within 120 days after the end of each Fiscal Year, a written statement setting out in reasonable detail the amount of the Tenant’s Occupancy Costs for such Fiscal Year. If the total of monthly instalments of the Tenant’s Occupancy Costs actually paid by the Tenant to the Landlord during that Fiscal Year differs from the amount of the Tenant’s Occupancy Costs payable for that Fiscal Year under Subsection 4.01(b), the Tenant shall pay to the Landlord or, if the Tenant is not in default, the Landlord shall reimburse to the Tenant, as the case may be, the difference, without interest, within 30 days after the date of delivery of the statement.

(3) Disputes - Notwithstanding anything to the contrary, so long as the Tenant is not in default under this Lease beyond the applicable notice and cure period, the Tenant may audit the costs and expenses set out in the Landlord’s statement of Tenants’ Occupancy Costs or the Tax Statement for any Fiscal Year provided the Tenant gives not less than ten (10) days’ prior written notice to the Landlord within four (4) months of the tenant’s receipt of the Landlord’s Statement for such Fiscal Year. The Tenant’s right to audit shall be limited to not more than one occasion per twelve (12) calendar month period. Prior to the commencement of any audit, the Tenant and its auditors shall first sign a confidentiality agreement on the Landlord’s standard form, which shall be reasonable. If it is determined that the Tenant has been overcharged for Tenant’s Occupancy Costs or Taxes, as the case may be then the overcharge will be repaid by the Landlord to the Tenant, within thirty (30) days after written request. If it is determined that the Tenant has been undercharged for Tenant’s Occupancy Costs or Taxes, as the case may be then the undercharge will be repaid by the Tenant to the Landlord within thirty (30) days after written request. In order to conduct its review, the Landlord shall provide the Tenant with reasonable access to underlying supporting documentation and cooperation from the Landlord’s internal accounting personnel. If it is determined that the Landlord has overcharged the Tenant by three percent (3%) or more and the Landlord accepts the Tenant’s audit as correct, the Landlord will reimburse to the Tenant (within thirty (30) days of receipt by the Landlord of an invoice) the reasonable out-of-pocket charges incurred by the Tenant in connection with its review. Such audit shall be conducted at the Landlord’s offices by the Tenant’s external auditors accompanied by a representative of the Landlord, all at the sole expense of the Tenant, at a time and on a day agreed to by the Landlord. The Tenant’s audit, once commenced, shall be carried out continuously, diligently and as expeditiously as possible so as to be completed as soon as possible. The Tenant’s auditor shall issue its report(s) within thirty (30) days after completion of the audit. If the Tenant concludes that the Landlord’s statements are not accurate, the Tenant shall, in support of its position, provide a copy of the Tenant’s auditor’s report to the Landlord.

If it is finally determined, by arbitration under section 4.07 or by agreement of the parties, that the Landlord has overcharged the Tenant by three percent (3%) or more for Tenant’s Occupancy Costs or Taxes, as the case may be, in any Fiscal Year, then the Tenant may, at the Tenant’s option, by written notice given within two (2) months of such final determination elect to audit Tenant’s Occupancy Costs or Taxes for the Fiscal Year immediately prior to the Fiscal Year in which the overcharge occurred.

4.07 Resolution of Disputes - In the event of any disagreement as to the amount or propriety of any amount included in Operating Costs that the Landlord and Tenant, each acting reasonably and in good faith, cannot resolve between themselves, such disagreement shall be determined by final and binding arbitration by a single arbitrator acting pursuant to the Arbitration Act, 1991 (Ontario).

4.08 Area Determination - Prior to the Commencement Date for each of the Initial Premises and the Additional Premises, the Landlord shall cause the Rentable Area of such portions of the Leased Premises to be measured in accordance with the Standard Method for Measuring Rentable Areas in Office Buildings by the American National Standards Institute, Inc. (ANSI/BOMA Z65.1 - 1996) (the “Measurement Standard”) and the Landlord will provide the Tenant with area certificates for such portions of the Leased Premises from the Landlord’s independent architect (the “Architect”) or chartered surveyor on or prior to the Commencement Date. The Rentable Area of the Leased Premises shall be adjusted to reflect the final measurement reflected in such certificates. If at any time during the Term the Leased Premises are increased or decreased in size, the Landlord may cause the Rentable Area of the Leased Premises and the Total Rentable Area of the Building or any part thereof to be recalculated or remeasured in accordance with the Measurement Standard and the cost thereof shall be included in Operating Costs (except as otherwise provided in this Section 4.08). Upon any such recalculation or remeasurement, Rent (including without limitation Basic Rent) shall be adjusted accordingly. Any calculation or determination of the Rentable Area of any premises (including the Leased Premises) shall be calculated or determined by the Architect appointed for that purpose, whose certificate shall be conclusive and binding upon the parties hereto, absent manifest error. The cost of such calculation or determination shall be included in Operating Costs.

If any error shall be found in the calculation of the Rentable Area of the Leased Premises or in the calculation of the Tenant’s Proportionate Share, Rent (including without limitation Basic Rent) shall be adjusted for the Fiscal Year in which the error is discovered and for the Fiscal Year preceding the Fiscal Year in which the error was discovered, if any, and thereafter, but not for any prior period.

4.09 Vacancy - If any part of the Building available for leasing is not occupied, the Landlord shall have the right, in respect of amounts forming part of Operating Costs which vary proportionately with occupancy, to include in Operating Costs a larger amount of costs, which larger amount shall be based on a reasonable estimate of the actual cost which would have been incurred if the unoccupied parts of the Building available for leasing were occupied, it being intended hereby that the Landlord shall obtain, to the extent reasonably possible, full reimbursement of Operating Costs attributable to or in respect of occupied premises, and not that: (i) the Tenant shall subsidize Operating Costs incurred by the Landlord attributable to or in respect of vacant premises; or (ii) the Landlord shall recover more than actual Operating Costs.

4.10 Method of Payment

(1) Unless the Landlord advises otherwise in writing, the Tenant shall provide to the Landlord on or before the Commencement Date and thereafter on or before the beginning of each Fiscal Year during the Term and within 30 days after delivery of the Landlord’s estimate of any payment constituting Rent, postdated cheques in the amount of Rent for each month during that Fiscal Year.

(2) Intentionally Deleted.

ARTICLE 5.00 - USE AND OCCUPATION

5.01 Use of Leased Premises - The Tenant shall use and occupy only the usable part of the Leased Premises and only for office purposes to carry on the business set out in Item 9 of the Term Sheet and shall not use or permit the Leased Premises or any part thereof to be used or occupied for any other purpose or business except as otherwise expressly permitted under this Lease or by any Person other than the Tenant (except as otherwise permitted under this Lease). The Tenant shall be responsible for obtaining at its expense all necessary approvals, licences and permits, including but not limited to zoning, development, building, occupancy and business approvals, licences and permits, for its intended use of the Leased Premises and shall submit all applications for such approvals, licences and permits to the Landlord for its consent (which consent, if the application pertains to the zoning applicable to the Project or may adversely affect the value or use of the Project or any part thereof, may be arbitrarily withheld by the Landlord) prior to making application. Notwithstanding the Landlord’s consent to an application, the Tenant shall indemnify and defend the Landlord and hold it harmless from and against any and all Claims incurred or suffered by the Landlord directly or indirectly arising out of the Tenant’s application for, or failure to obtain, such approvals, licences or permits or the resulting approvals, licences and permits with respect to the use, intended or otherwise, of the Leased Premises. The Landlord makes no representation whether or not necessary approvals can be obtained for the Tenant’s use or intended use. The Landlord makes no representation or warranty, express or implied, that the present or future use of the Leased Premises, if such use is anything other than office use, is legally fit for the intended use, or complies with any law, by-law or regulation governing the use of the Leased Premises.

5.02 Compliance with Laws - The Tenant shall promptly and at its own cost comply with all present and future laws, regulations and orders relating to, and obtain and maintain in force all approvals, permits, licences and registrations required for, any of the following:

(a)	the occupation or use of and the conduct of any business in or from the Leased Premises;

(b)	the condition of the Leasehold Improvements, fixtures, furniture and equipment installed therein;

(c)	Pollutants and the protection of the environment so far as those laws, regulations and orders or any of them relate to the Project; and

(d)	the making by the Tenant of any repairs, changes or improvements in or to the Project;

and the Tenant shall immediately give written notice to the Landlord of the occurrence of any event in the Leased Premises constituting an offence thereunder or being in breach thereof and if the Tenant shall, either alone or with others, cause the happening of any such event, the Tenant shall immediately give the Landlord notice to that effect and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant’s compliance with the foregoing provisions of this Section.

The Tenant agrees that if the Landlord determines, acting reasonably, that the Landlord, its property, its reputation or the Leased Premises or any one or more of the foregoing is placed in any jeopardy, as determined by the Landlord, by the requirements for any work required to ensure compliance with the foregoing provisions of this Section 5.02, or the Tenant is unable to fulfil its obligations under this Section, the Landlord may upon reasonable notice (except in the event of an emergency, when no notice is required) itself undertake such work or any part thereof at the cost and expense of the Tenant at reasonably competitive rates.

The Tenant shall, at its own expense, remedy any damage to the Leased Premises caused by such event or work or by the performance of the Tenant’s obligations under this Section.

If alterations or improvements to the Leasehold Improvements or to the Leased Premises are necessary to comply with any of the foregoing provisions of this Section or with the requirements of insurance carriers, the Tenant shall forthwith complete such work, complying always with the applicable provisions of this Lease, to the extent that it can be done within the Leased Premises and in any event shall pay the entire cost of alterations and improvements so required.

The Landlord shall be responsible to comply with any legal requirements relating to the physical condition of all parts of the Leased Premises if the Leased Premises fail to comply on the date the Tenant takes possession of the Leased Premises or if there is a change in the applicable laws and the changed legal requirements apply to all real estate generally and not to the Leased Premises specifically.

5.03 Prohibited Uses - The Tenant shall not commit, cause or permit any nuisance in or about or any damage to the Leased Premises or any part thereof, the Building, the Project or any of the Leasehold Improvements or goods or fixtures therein, any overloading of the floors of the Leased Premises or any use or manner of use causing annoyance to other tenants or occupants of the Project. Without limiting the generality of the foregoing, the Tenant shall not use or permit the use of any portion of the Leased Premises for any dangerous, illegal, noxious, odorous or offensive trade, business or occurrence. The Tenant shall keep the Leased Premises free of debris, Pollutants (provided the Tenant shall be entitled to use office supplies and usual cleaners in the Leased Premises in compliance with Environmental Laws) and anything of a dangerous, noxious, odorous or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or vibration, heat, odour or noise detectable outside the Leased Premises in the sole discretion of the Landlord. The Tenant shall not use equipment in the Leased Premises in a manner that results in its being seen or heard outside the Leased Premises.

5.04 Common Elements - The Tenant and its employees and invitees shall be entitled to use, in common with others entitled thereto, for purposes for which they are intended, subject to the provisions of this Lease, and only during such hours as the Landlord may designate from time to time, the Common elements. The Tenant and its employees and invitees shall not obstruct the Common Elements or use the Common Elements other than for their intended purposes and then only in accordance with the reasonable rules and regulations set by the Landlord from time to time.

5.05 Hazardous Use - The Tenant shall not do, omit to do or permit to be done anything which will cause or may have the effect of causing the cost of the Landlord’s insurance in respect of the Project or any part thereof to be increased at any time during the Term or any policy of insurance on or relating to the Project to be subject to cancellation. Without waiving or limiting the foregoing prohibition, the Landlord may demand and the Tenant shall pay to the Landlord upon demand, the amount of any increase in the cost of insurance caused by anything so done or omitted or permitted to be done. The Tenant shall forthwith upon the Landlord’s request comply with the requirements of the Landlord’s insurers, cease any activity complained of and make good any circumstance which has caused any increase in insurance premiums or the cancellation or threatened cancellation of any insurance policy. In determining the amount of increased premiums for which the Tenant is responsible, a schedule or statement issued by the Person who computes the insurance rates for the Landlord showing the components of the rate shall be conclusive evidence of the items that make up the rate. If any policy of insurance in respect of the Project or any part thereof is cancelled or becomes subject to cancellation by reason of anything so done or omitted or permitted to be done, the Landlord may upon prior written notice to the Tenant, and then only if the Landlord is unable to remedy the cause of the cancellation within 24 hours of notice, terminate this Lease and re-enter the Leased Premises. The Landlord hereby acknowledges that to the best of its knowledge the use of the Leased Premises for the purposes set out in Section 5.01 shall not, per se, cause an increase in the cost of or cause the cancellation of the Landlord’s insurance, provided that such use is carried on by the Tenant in compliance with the requirements of this Lease.

5.06 Tenant’s Security Interest - The Tenant shall not create a security interest in Leasehold Improvements installed in the Leased Premises by the Tenant any prior tenant or the Landlord. The Landlord acknowledges that a general security agreement creating a floating charge on the assets of the Tenant, including its interest in the Lease, in the normal course of a bona fide financing of the Tenant’s business operations to an institutional lender will not be considered a breach of this Section 5.06 provided that such charge, pledge or security interest is not at any time fixed or registered against title to the Project or the Tenant’s interest in this Lease.

5.07 Rules and Regulations - The Tenant shall observe and cause its employees, servants, agents, invitees, customers, subtenants, licensees and others over whom the Tenant can reasonably be expected to exercise control to observe the rules and regulations attached as Schedule C hereto and such further and other reasonable rules and regulations and amendments and additions thereto as may be made by the Landlord and notified to the Tenant by mailing a copy thereof to the Tenant or by posting same in a conspicuous place in the Building, provided that any such rules and regulations are reasonable and do not discriminate as against the Tenant. All such rules and regulations now or hereafter in force shall be read as forming part of this Lease; provided that if there is a conflict between the rules and regulations and this Lease, the terms of this Lease shall prevail. The Landlord shall not be responsible to the Tenant for the non-observance of any rule or regulation or the terms of any lease or agreement to lease by any other tenant of the Project.

5.08 Permitted Signs - Subject to Section 14 of Schedule E, the Tenant shall use only such identification signs as are prescribed by the Landlord from time to time and as comply with all applicable by-laws, regulations and codes as to size, location, arrangement, type of lettering, colour, appearance and design for uniform use by office tenants in the Building. Such signs shall contain only the name under which the Tenant carries on business.

5.09 Prohibited Signs - Subject to Section 14 of Schedule E, except with the prior written consent of the Landlord, which consent may be arbitrarily withheld or rescinded in the Landlord’s sole discretion, or as provided in Section 5.08 or elsewhere in the Lease, the Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice, advertisement, display or direction of any kind anywhere outside the Leased Premises or on the interior of any glass, windows or doors or elsewhere within the Leased Premises so as to be visible from the outside of the Leased Premises.

5.10 Window Coverings - Without the prior written consent of the Landlord, the Tenant shall not install any blinds, drapes, curtains or any other window coverings in the Leased Premises and shall not remove, add to or change the blinds, drapes, curtains or other window coverings installed by the Landlord from time to time. The Tenant shall keep all window coverings open or closed at various times as the Landlord may from time to time direct by the rules and regulations or otherwise.

5.11 Parking - Subject to Section 7 of Schedule E, any Parking Facilities provided by the Landlord shall at all times be subject to the exclusive control and management of the Landlord or those whom the Landlord may designate from time to time. Subject to Section 7 of Schedule E, the Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to any Parking Facilities and shall have the right from time to time:

(a)	to expand, reduce, or change the area, level, location and arrangement of the Parking Facilities and to construct any Parking Facilities;

(b)	to enforce parking charges with appropriate provisions for free parking ticket validating by tenants of the Building;

(c)	to temporarily close all or any portion of the Parking Facilities to such extent as may, in the Landlord’s opinion, be legally sufficient to prevent a dedication thereof or the accrual of rights to any Person or the public;

(d)	to temporarily obstruct or close off all or any part of the Parking Facilities for the purpose of maintenance or repair; and

(e)	to do and perform such other acts in and to the Parking Facilities as, in the judgment of the Landlord, shall be advisable with a view to the improvement of the convenience of and use of the Building by tenants, their employees and invitees.

The Landlord will operate and maintain the Parking Facilities in a manner consistent with a development similar to the Project as the Landlord in its sole discretion, acting reasonably, shall determine from time to time. Without limiting the scope of such discretion, the Landlord shall have the sole right to employ all personnel and make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Parking Facilities. The Tenant shall participate in any free parking or other ticket validation system established by the Landlord and abide by all rules and regulations pertaining thereto and the Tenant shall pay to the Landlord monthly, together with payments on account of Basic Rent, all parking charges attributable to the Tenant as evidenced by parking tickets validated by the Tenant in accordance with any system established by the Landlord.

5.12 Authorization of Enquiries - The Tenant hereby authorizes the Landlord to make enquiries from time to time of any government or municipality or governmental or municipal agency with respect to the Tenant’s compliance with any and all laws and regulations pertaining to the Tenant or the business conducted in the Leased Premises including, without limitation, laws and regulations pertaining to Pollutants and the protection of the environment; and the Tenant covenants and agrees that the Tenant shall from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.

5.13 Records - The Tenant shall keep on the Leased Premises or at the Tenant’s head office such records as required by Environmental Laws, of all Pollutants stored on, or processed, manufactured, packaged or used in any process in the Leased Premises by the Tenant and by any other occupant of the Leased Premises or any part thereof. The Landlord may examine such records and the Tenant shall provide extracts from or copies thereof all as required by the Landlord from time to time. This requirement to maintain such records shall survive the expiry or earlier termination of the Term for the length of time required by Environmental Laws.

5.14 Overloading - The Tenant shall not install or permit the installation of equipment or storage of items that, in the opinion of the Landlord’s engineer, overloads the capacity of any utility or of any electrical or mechanical facility in the Project or which may exceed the load-bearing capacity of the floors of the Project. If damage is caused to the Leased Premises or to the Project as a result of any installation in contravention of this Section, the Tenant shall repair the damage or, at the Landlord’s option, pay to the Landlord on demand the cost of repairing the damage incurred by the Landlord.

5.15 Telecommunications

(1) The Tenant may utilize a telecommunication service provider of its choice with the Landlord’s prior written consent, which consent shall not be unreasonably withheld, subject to the provisions of this Lease, including but not limited to the following:

(a)	prior to commencing any work in the Project, the service provider shall execute and deliver the Landlord’s standard form of licence agreement, which shall include a provision for the Landlord to receive fair market compensation for the use of the space for the service provider’s equipment and materials;

(b)	the Landlord shall incur no expense or liability whatsoever with respect to any aspect of the provision of telecommunication services, including without limitation, the cost of installation, service, materials, repairs, maintenance, removal, interruption or loss of telecommunication service;

(c)	the Landlord must first reasonably determine that there is sufficient space in the risers of the Building for the installation of the service provider’s wiring and cross connect (provided that there shall at all times be a reasonable amount of space available for use by the Tenant and its service providers having regard to the size of the Leased Premises relative to the size of the Building); and

(d)	the Tenant shall indemnify and hold harmless the Landlord for all losses, claims, demands, expenses and judgments against the Landlord caused by or arising out of, either directly or indirectly, any acts or omissions by the service provider or the Tenant or those for whom either of them is responsible in law relating to telecommunications services at the Project.

Notwithstanding the foregoing, if the Tenant utilizes an existing telecommunications service provider that has been previously approved by the Landlord and is providing telecommunication services within the Building pursuant to an agreement with the Landlord, the provisions of this Section 5.15(1) shall not be applicable; provided that the Tenant shall indemnify and hold harmless the Landlord for all losses, claims, demands, expenses and judgments against the Landlord that are caused by or arising out of any acts or omissions by the Tenant or those for whom the Tenant is responsible in law relating to the Tenant’s telecommunications services at the Project.

(2) The Tenant shall be responsible for the costs associated with the supply and installation of telephone, computer and other communication equipment and systems and related wiring within the Leased Premises to the boundary of the Leased Premises for hook up or other integration with telephone and other communication equipment and systems of a telephone or other communication service provider, which equipment and systems of the service provider are located or are to be located in the Building pursuant to the Landlord’s standard form of licence agreement and, subject to the provisions of Section 14.01, for the removal of same.

(3) The Landlord shall supply space in risers in the Building and space on floor(s) of the Building in which the Leased Premises are located, the location of which shall be designated by the Landlord in its discretion, to telecommunication service providers who have entered into the Landlord’s standard form of licence agreement for the purpose, without any cost or expense to the Landlord therefor, of permitting installation in such risers and on such floor(s) of telephone and other communication services and systems (including data cable patch panels) to the Leased Premises at a point designated by the Landlord.

(4) The Tenant will not install or use any telecommunication equipment (including, without limitation, any wireless equipment, antennae or related equipment) that creates a health hazard or that interferes with the operating systems of the Building or the telecommunication equipment of the Landlord or other occupants of the Building.

(5) No antennae or wireless equipment will be installed in the Leased Premises or (except so called “cell phones”, pagers, personal data assistants (“PDAs”) or similar devices typically used by occupants of office premises) used on the Leased Premises without the Landlord’s prior written consent (which consent may not be unreasonably withheld). The Landlord consents to the use by the Tenant of wireless internet within the Leased Premises provided that the Landlord shall have the right to review and approve the specifications for such wireless internet prior to its installation. Should any such equipment be permitted:

(a)	the Tenant will be required to cooperate fully with the Landlord and others if any spectrum management requirements or programs are put in place to ensure that radio frequencies, channels and unlicensed portions of the radio frequency spectrum operate harmoniously within the Building and do not cause any interference with telecommunications or systems outside of the Building;

(b)	the Tenant may be required to pay an equitable share, determined by the Landlord, of the costs incurred by the Landlord for spectrum management, as well as costs of monitoring, inspecting, investigating, and obtaining reports relating to wireless equipment usage; and

(c)	the Tenant will abide by any reasonable recommendations made by the Landlord’s Consultants relating to spectrum management and the mitigation of interference, security and reception issues.

(6) The Tenant acknowledges that the Landlord makes no representation concerning, and assumes no responsibility for, any telecommunications or telecommunications equipment of the Tenant or for managing, controlling or protecting telecommunications of the Tenant. The Tenant is fully responsible for satisfying itself concerning all aspects of the Building, its operations and those of its occupants having regard to telecommunication matters and related equipment and will indemnify the Landlord against all Claims relating to disruption that are made by third parties with whom the Tenant or occupants of the Leased Premises communicate via telecommunications.

(7) The Tenant shall not resell telecommunication services (wireless or otherwise) using equipment situated on the Leased Premises or in the Building.

(8) The Tenant will not permit any personnel employed by it or any occupant of the Leased Premises to engage in so called “hacking” or other unauthorized use of telecommunication or wireless facilities in, adjacent to or serving the Building or any of its occupants.

5.16 Health Emergency - If the Landlord, acting reasonably and in good faith, determines that a Health Emergency exists:

(a)	The Landlord, acting reasonably and in good faith, may: (i) amend, supplement or otherwise enforce any existing health emergency rules or regulations in existence; (ii) pass additional rules and regulations; and (iii) impose restrictions to mitigate or minimize the effects of a Health Emergency by controlling access to parts of the Building, imposing sanitization requirements (including, without limiting the generality of the foregoing, requiring the Tenant to decontaminate all or any part of the Leased Premises) and implementing health precautions consistent with advice from any authority having jurisdiction including, without limitation, medical experts or public health officials.

(b)	The Landlord will not be considered to be in default under this Lease by reason of: (i) anything it does, acting reasonably and in good faith, pursuant to Subsection 5.16(a); and (ii) any decision it makes in good faith in response to a Health Emergency; and provided that it acts reasonably and in good faith, will not be liable in contract, tort or any other basis of liability, statutory or otherwise, by reason of any action, omission or failure to act in connection with or as a result of a Health Emergency.

(c)	If the Landlord, due to a Health Emergency, acting reasonably and in good faith, determines that it needs to suspend, reduce or restrict Services in whole or in part including, but not limited to, janitorial services to the Leased Premises or the Building, it will not be considered to be in default under this Lease.

ARTICLE 6.00 - SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

6.01 Operation of Project - During the Term, and so long as no material Event of Default shall exist, and so long as no event shall occur which, with the passage of time or the giving of notice or both, would constitute a material Event of Default, the Landlord shall operate and maintain the Project in accordance with applicable laws and regulations and with standards from time to time prevailing for similar projects in the area in which the Project is located and, subject to payment by the Tenant of Rent, shall provide the Services set out in this Article 6.00; provided that the Landlord shall not be responsible for operating, maintaining, repairing or replacing any systems, facilities or equipment to the extent that the operation, maintenance, repair or replacement thereof are specifically stated in this Lease to be the responsibility of the Tenant.

6.02	Building Services and Facilities - The Landlord shall provide:

(a)	washrooms accessible to the Leased Premises for the use of the Tenant, its employees and invitees in common with other persons entitled thereto;

(b)	domestic running water to the building standard washrooms in the Leased Premises, if any, and to washrooms available for the Tenant’s use in common with others entitled thereto;

(c)	access to and egress from the Building and Leased Premises for use by the Tenant, its employees and invitees in common with other persons entitled thereto, provided that the Landlord may restrict access to the Building for security purposes or require that all persons seeking access to the Building produce identification;

(d)	heating, ventilation and air conditioning to the Building, including the Leased Premises, to a level sufficient to maintain therein conditions of reasonable temperature and comfort provided that, unless otherwise agreed by the parties, a full standard of interior climate control shall be maintained during those hours and on those days established from time to time by the Landlord (as would a prudent owner of a similar class A building in the City of Ottawa), having reasonable regard to energy conservation (see Section 5 on Schedule “E”);

(e)	lighting and electrical power to the Common Elements as reasonably required;

(f)	electrical power to the Leased Premises for lighting and for standard office equipment capable of operating from the voltage circuits available and then standard for the Building;

(g)	janitorial services to the Leased Premises and Common Elements to a standard consistent from time to time with similar buildings in the area in which the Building is located;

(h)	a directory board located in the Common Elements providing identification of the tenants in the Building in such manner and containing such information as the Landlord may determine; and

(i)	subject to Section 5.15, appropriate ducts for bringing telephone services to the Leased Premises.

6.03 Maintenance, Repair and Replacement - Subject to the provisions of Article 10.00 and payment by the Tenant of Rent, the Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Project and for provision of the Landlord’s Services set out in Section 6.02 (except as may be installed by or be the property of the Tenant) and shall maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which the Landlord is obligated to insure against under Article 9.00, provided that:

(a)	if and so long as all or part of the systems, facilities and equipment in the Project or the supply of utilities to the Project are destroyed, damaged or interrupted, the Landlord shall have a reasonable time within which to complete any necessary repair or replacement and, during that time, shall only be required to maintain such Services as are reasonably possible in the circumstances;

(b)	the Landlord may temporarily discontinue such Services or any of them at such times as may reasonably be necessary for maintenance, repairs, in an emergency and for other operational issues;

(c)	the Landlord shall use reasonable diligence in carrying out its obligations under this Section 6.03, but shall not be liable under any circumstances for any consequential damages, whether direct or indirect, to any Person or property resulting from any failure to do so;

(d)	no reduction or discontinuance of Services under this Section 6.03 shall be construed as a breach of the Landlord’s covenant for quiet enjoyment or as an eviction of the Tenant or, except as specifically provided otherwise in this Lease, release the Tenant from any obligation under this Lease;

(e)	the Landlord shall not be liable under any circumstances for any damage caused by interruption or failure of any satellite, telecommunications system, utility, wiring, elevator or escalator;

(f)	the Landlord shall have no responsibility for any inadequacy of performance of any systems within the Leased Premises if the Leased Premises or the use thereof depart from the design criteria for such systems as established by the Landlord for the Building or if the Tenant or its employees or invitees overrides or interferes with such systems; and

(g)	nothing contained herein shall derogate from the provisions of Article 10.00.

6.04 Alterations / Renovations by Landlord - During the Term or any renewal or extension thereof, it is understood and agreed that, if the Landlord intends to make changes, additions or improvements to or renovate the Project or any part thereof, of which the Leased Premises form a part (the “Renovation Work”), the Landlord shall use commercially reasonable efforts to ensure that the Renovation Work does not materially interfere with or adversely affect the business of the Tenant carried on in the Leased Premises, the Tenant’s security requirements and protocols, or the Tenant’s access and ingress to and from the Leased Premises during normal business hours for the Building. It is specifically understood and agreed that there shall be no compensation paid to the Tenant nor shall there be any abatement of Rent in connection with the Renovation Work. In exercising its rights pursuant to this Section 6.04, the Landlord shall, upon reasonable advance notice to the Tenant and provided that there is no material interference to the Tenant’s business operations in the Leased Premises, be entitled to:

(a)	enter the Leased Premises from time to time to make changes or additions to the structure, systems, facilities and equipment in the Leased Premises where necessary to serve the Leased Premises or other parts of the Building;

(b)	limit from time to time as may be necessary by reason of the Renovation Work, ingress to and egress from the Leased Premises and/or the Project;

(c)	change, add to, diminish, demolish, dedicate for public purposes part or parts of, improve or alter any part of the Project not in or forming part of the Leased Premises; and

(d)	change, add to, diminish, improve or alter the location and extent of the Common Elements.

The Landlord agrees to give to the Tenant written notice of its intention to proceed with the Renovation Work and the Tenant shall cooperate with the Landlord in order to allow the Renovation Work to be completed as expeditiously as possible. It is specifically agreed by the Landlord and the Tenant that the Landlord shall not, by reason of exercising its rights pursuant to this Section 6.04, be in default or be deemed to be in default of any covenant or proviso contained in this Lease or at law provided the Landlord abides by the terms hereof.

Notwithstanding the foregoing or anything contained in this Lease (including without limitation Section 6.03 and this Section 6.04), the exercise by Landlord of any rights under this Section 6.04, shall be subject to the condition that the exercise of any such rights shall not:

(i) materially and unreasonably interfere with access to, use, or enjoyment of the Leased Premises;

(ii) materially and unreasonably alter the physical dimensions of the Leased Premises or change the location of the Leased Premises or otherwise materially interfere with the conduct of Tenant’s business in the Leased Premises;

(iii) reduce the Common Areas and Facilities if same will materially adversely affect Tenant’s use and enjoyment of the Leased Premises; and

(iv) be exercised in a discriminatory manner.

6.05 Access by Landlord - The Tenant shall permit the Landlord to enter the Leased Premises at any time in case of an emergency or a health related issue, either real or perceived, and otherwise during normal business hours upon reasonable advance notice (except in the event of an emergency either real or perceived when no notice is required) where such entry will not unreasonably disturb or interfere with the Tenant’s use of the Leased Premises or operation of its business, to: (i) examine, inspect and show the Leased Premises for purposes of leasing (during the last sixteen (16) months of the Term only), sale or financing; (ii) provide Services or make repairs, replacements, changes or alterations as provided for in this Lease; or (iii) take such steps as the Landlord, acting reasonably, may deem necessary for the safety, improvement or preservation of the Leased Premises or the Project or the occupants thereof. In the event that emergency repairs or maintenance, which would otherwise be the responsibility of the Tenant, are required, and the Tenant cannot or does not undertake such repairs or maintenance within seven (7) days, the Landlord’s reasonable and competitive costs and expenses incurred with respect thereto together with a reasonable administration fee shall be paid to the Landlord by the Tenant from time to time within 30 days of receipt of invoices from the Landlord. The Tenant shall cooperate with the Landlord in any such entry by the Landlord into the Leased Premises. The Landlord shall, whenever possible, consult with the Tenant prior to entry but no such entry shall constitute an eviction or a breach of the Landlord’s covenant for quiet enjoyment or entitle the Tenant to any abatement of Rent.

6.06 Energy Conservation - The Landlord shall be deemed to have observed and performed its obligations under this Lease, including those relating to the provision of utilities and Services, if in so doing it acts in accordance with a directive, policy or request of an authority having jurisdiction in the field of energy conservation, security or environmental matters.

6.07 Supervision and Extended Services - The Landlord, if it shall from time to time so elect, shall have the right to supervise the moving of furniture or equipment of the Tenant and (in addition to supervising the Tenant’s work as provided for in this Lease) to supervise the making of repairs conducted within the Leased Premises. In addition, and by arrangement with the Tenant, the Landlord may provide extended cleaning or other services to the Tenant in addition to those normally supplied and referred to in this Lease. In each case, the Landlord’s costs and expenses incurred with respect thereto together with a reasonable administration fee (not to exceed 10%) shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices from the Landlord.

6.08 Landlord’s Work - The Tenant agrees that it has entered into this Lease on the express understanding that, unless otherwise specifically provided in Section 3.04, Schedule D or Schedule E, the Leased Premises are being leased “as is” and that the Landlord’s work in respect of the Leased Premises is limited to the scope delineated as Landlord’s work in Schedule D. All other improvements to the Leased Premises shall be performed at the sole expense of the Tenant in accordance with the terms of this Lease including, but not limited to, Section 7.04.

6.09 Control by Landlord - The Tenant agrees that the Landlord shall have control of the Project and, subject to the provisions of this Lease, including without limitation the last paragraph of Section 6.04, the Landlord may make such use of the Common Elements and permit others to make such use of the Common Elements as the Landlord may from time to time determine subject, in the case of use by others, to such terms and conditions and for such consideration as the Landlord may in its discretion determine, provided that such uses do not materially obstruct access to the Leased Premises and the Landlord may temporarily close all or any part or parts of the Project to such extent as may, in the opinion of the Landlord or any Consultants engaged by the Landlord in that regard, be legally sufficient to prevent a dedication thereof or the accrual of rights therein to any Person or the public.

ARTICLE 7.00 - PAYMENT FOR SERVICES AND MAINTENANCE, REPAIR AND ALTERATIONS BY TENANT

7.01 Utilities - In addition to the payment of the Tenant’s Occupancy Costs and notwithstanding Sections 6.01 and 6.02, the Tenant shall be responsible for the cost of all utilities including electricity supplied to the Leased Premises. The Tenant shall not, without the prior written approval of the Landlord, which may not be arbitrarily withheld, install or cause to be installed in the Leased Premises any equipment that will require additional utility usage or special venting or any telecommunications lines and/or conduits in excess of that normally required for similar office premises, as determined by the Landlord acting reasonably. If, with the Landlord’s prior written approval, after having determined that the installation of such equipment: (i) is within the capacity of the Building’s systems; (ii) would not affect the operation, aesthetics or structure of the Building; (iii) would not reduce the efficiency of the existing services supplied to other tenants or parts of the Building; and (iv) is otherwise feasible, such additional equipment is installed, the Tenant shall be solely responsible for all recurring and non-recurring costs of installing and operating such equipment including, without limitation, any excess utility usage.

If utilities are supplied to the Tenant through a meter common to other tenants in the Project (there being no obligation on the Landlord to install separate meters), the Landlord shall pay the cost of the utilities and apportion the cost pro rata among the tenants supplied through the common meter, based on all relevant factors including, but not limited to, the hours of use, number and types of lights and electrical equipment and the proportion of each tenant’s Rentable Area to the Rentable Area of all tenants to which the common meter relates. Upon receipt of the Landlord’s statement of apportionment, the Tenant shall promptly reimburse the Landlord for all amounts apportioned to the Tenant by the Landlord; provided that the Landlord may elect by notice to the Tenant to estimate the amount which will be apportioned to the Tenant and require the Tenant to pay that amount in monthly instalments in advance simultaneously with the Tenant’s payments of Basic Rent. Notwithstanding the foregoing, and whether the Leased Premises are separately metered or not, the Landlord may purchase in bulk from the utility supplier the aggregate utility requirements of the Project at the applicable rates determined by a single meter on the Project and may, in billing the Tenant for its share of such utility, apply a scale of rates not greater than the current scale of rates at which the Tenant would from time to time be purchasing the whole of its utilities required and consumed in respect of the Leased Premises if the Tenant were purchasing directly from the utility supplier. The Tenant shall upon the Landlord’s request install a separate utility meter or meters in the Leased Premises at the Tenant’s expense. In addition to the payments to the Landlord required by this Article 7.00, the Tenant shall pay all rates, charges, costs and expenses as may be assessed or levied by any supplier of utilities to the Tenant other than those supplied by the Landlord.

Notwithstanding anything to the contrary in this Lease, electricity (including for lighting) will be separately metered in respect of the Leased Premises (such meter(s) to be installed by the Landlord at its sole expense) and shall be paid by the Tenant to the Landlord based on its actual usage or consumption of same as determined from the meters. In respect of electrical consumption on full floors, the Landlord shall only be entitled to charge the Tenant for the Tenant’s actual consumption as determined from the meters installed by the Landlord on those floors. In respect of electrical consumption on partial floors, the Landlord shall charge the Tenant for electrical consumption as determined from partial floor check meters installed in the Leased Premises by the Landlord at the Landlord’s cost.

7.02 Lights - In addition to the payment of the Tenant’s Occupancy Costs and notwithstanding Sections 6.01 and 6.02, except to the extent the same is included in Operating Costs, the Tenant shall pay to the Landlord monthly in advance, with its payments of Basic Rent, a reasonable amount as determined by the Landlord in respect of replacement of building standard fluorescent tubes, light bulbs and ballasts in the Leased Premises on a periodic basis or as required from time to time and the costs of cleaning, maintaining and servicing of the electrical light fixtures in the Leased Premises.

7.03 Heating, Ventilation and Air Conditioning - In addition to the payment of the Tenant’s Occupancy Costs and notwithstanding Sections 6.01 and 6.02, the Tenant shall be responsible for the cost of all heating, ventilation and air conditioning required in the Leased Premises or any part thereof in excess of that required to be provided by the Landlord under Section 6.02(d). If: (i) at any time during the Term the Landlord shall determine, in consultation with an accredited engineer, that the cost of the heating, ventilation and air conditioning required in the Leased Premises or any part thereof is in excess of that normally required in other parts of the Building which are used for normal office purposes; or (ii) at any time during the Term the Landlord installs at its own cost separate meters to measure the cost of the heating, ventilation and air conditioning required in the Leased Premises or any portion thereof and such meters demonstrate that the cost of the heating, ventilation and air conditioning required in the Leased Premises or any part thereof is in excess of that normally required in other parts of the Building that are used for normal office purposes; then, the Landlord may in each case deliver to the Tenant a statement in writing setting out the cost of the excess together with a reasonable administration fee and upon receipt of the statement from time to time the Tenant shall promptly reimburse the Landlord for the amount shown in the statement as attributable to the Leased Premises.

The Tenant may, at its option, at any time during the Term request the Landlord to install, at the Tenant’s sole cost and expense, separate meters to measure the cost of the heating, ventilation and air-conditioning required in the Leased Premises or any portion thereof and in such case, the consumption of heating, ventilation and air-conditioning in the Leased Premises or any portion thereof separately metered shall be paid by the Tenant based upon its actual usage or consumption of same is determined from such meters.

7.04 Alterations by Tenant - The Tenant may from time to time at its own expense make changes, additions and improvements to the Leased Premises to better adapt the same to its business, provided that any change, addition or improvement shall:

(a)	comply with the requirements of the Landlord’s insurers and any governmental or municipal authority having jurisdiction;

(b)	be made only if, prior to preparation of any plans and specifications and prior to commencement of any work: (i) in the Leased Premises, including, without limiting the generality of the foregoing, any demolition, construction or alterations, the Tenant has determined through testing at its own cost and expense what Pollutants, if any, are present in the Leased Premises; or (ii) in any area above any dropped ceiling in the Leased Premises or in any area outside of the Leased Premises, the Tenant has notified the Landlord in writing and takes such measures in carrying out such work as are required by the Landlord and, in either event, if the Tenant fails to do so, the Tenant acknowledges and agrees that it shall indemnify and hold harmless the Landlord from and against any and all Claims growing or arising out of the Tenant’s failure to do so;

(c) be made only after detailed plans and specifications therefor, including a waste management plan and, where practicable, a plan for recycling of construction materials, have been submitted to the Landlord and received the prior written approval of the Landlord, all at the expense of the Tenant, and should the Landlord provide its written approval, such approval shall not be deemed to mean that the proposed changes,, additions or improvements comply with any existing or future municipal by-laws or any other applicable laws, by-laws, codes or requirements. Notwithstanding the foregoing, the Tenant shall be permitted to make non-structural interior alterations to the Leased Premises that do not affect any base building systems or facilities (or other Common Elements) or detrimentally affect the appearance or quality of the Premises, up to a maximum of Seventy-Five thousand dollars ($75,000.00), without the requirement to prepare detailed plans and specifications; provided that the Tenant shall comply with the other provisions of this Section 7.04.

All reasonable third party out-of-pocket costs incurred by the Landlord in reviewing and approving the Tenant’s detailed plans and specifications incurred with respect to such approval shall be at the expense of the Tenant. Any changes, additions and/or improvements affecting the Building’s electrical, mechanical and/or structural components shall only be performed by contractors selected or approved by the Landlord (the “Landlord’s Contractors”). A list of the Landlord’s Contractors is available upon request;

(d)	equal or exceed the then current standard for the Building;

(e)	be carried out in a good and workmanlike manner and, subject to Subsection 7.04(c), only by Persons selected by the Tenant and approved in writing by the Landlord who shall, if required by the Landlord, deliver to the Landlord before commencement of the work, proof of workers’ compensation, construction (including builder’s risk insurance and errors and omission insurance covering the contractor, if any, general contractor, if any, and all architects and engineers) and public liability and property damage insurance coverage, with the Landlord and the Landlord’s Agent and Nominee named as additional insureds, in amounts, with companies and in a form reasonably satisfactory to the Landlord, which shall remain in effect during the entire period in which the work will be carried out; and

(f)	be made only after the Tenant has provided to the Landlord evidence of all requisite permits and licences and any other information reasonably required by the Landlord.

It is understood and agreed that, for the purposes of applicable provincial health and safety legislation, the Tenant will be deemed to be the prime contractor when it or any Person on its behalf makes any such changes, additions or improvements to the Leased Premises.

Upon completion of such change, addition or improvement, the Tenant shall provide to the Landlord as-built drawings and/or a CAD disk of same in a format useable by the Landlord, together with evidence satisfactory to the Landlord of a final inspection of such change, addition or improvement (including inspection of mechanical and electrical systems where applicable) by the authority which issued the permit or licence for same. If any modifications, extensions, changes, improvements, alterations, repairs or replacements to any part of the Building are required or necessitated as a result of any changes, additions, alterations, repairs or improvements to the Leased Premises by the Tenant (or any other Tenant’s work) , as determined by the Landlord, the Landlord may at its option either itself or through the Landlord’s Contractors perform the necessary work, at the expense of the Tenant) together with an administration fee equal to 15% of the costs for overhead and supervision), or forthwith give notice to the Tenant to do such work within the requisite period of time and the Tenant shall thereupon do such work within the requisite period of time.

7.05 Tenant’s Trade Fixtures and Personal Property - The Tenant may install in the Leased Premises its usual trade fixtures and personal property in a proper manner; provided that no installation or repair shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If the Tenant is not then in default hereunder, the trade fixtures and personal property installed in the Leased Premises by the Tenant may be removed by the Tenant from time to time in the ordinary course of the Tenant’s business or in the course of reconstruction, renovation or alteration of the Leased Premises by the Tenant, subject to the provisions of Article 14.00, and provided that the Tenant promptly repairs at its own expense any damage to the Leased Premises and the Building resulting from the installation and removal. The Tenant may not alter or remove any Leasehold Improvements, whether installed by the Landlord or by or on behalf of the Tenant, at any time during the Term or any renewal or extension thereof without the Landlord’s prior written consent.

7.06 Maintenance and Repair - Except to the extent that the Landlord is specifically responsible therefor under this Lease, the Tenant, at its cost, shall maintain and repair the non-structural interior portions of the Leased Premises and maintain, repair and replace all Leasehold Improvements and all apparatus therein and exclusively serving the Leased Premises, in good order and condition, and in compliance with the requirements of all authorities having jurisdiction, including without limitation:

(a)	keeping the Leased Premises and the immediate surrounding area in a clean and tidy condition and free of debris and garbage;

(b)	repainting and redecorating the Leased Premises and cleaning and maintaining window coverings and carpets at reasonable intervals;

(c)	subject to the provisions of Section 7.05, making repairs and replacements as needed to the Leased Premises including, without limitation, to internal and external glass within or on the exterior of the Leased Premises (with the exception of glass comprising the curtain wall), doors, hardware, partitions, walls, fixtures, lighting and plumbing fixtures, wiring, piping, ceilings, floors and thresholds in the Leased Premises; and

(d)	keeping the Leased Premises in such condition as to comply with the requirements of any authority having jurisdiction.

7.07 Inspection - The Landlord and its Consultants may from time to time enter upon the Leased Premises at any time in the event of an emergency and at other times upon reasonable advance notice and so as not to materially interfere with the Tenant’s business operations in the Leased Premises:

(a)	to inspect the Leased Premises and its condition; and

(b)	to inspect any work being done by the Tenant both during the course of such work and following completion thereof.

If the Landlord or the Landlord’s Agent shall determine that the work being done by the Tenant is in breach of this Lease or fails to comply with the requirements of this Lease in any respect, the Tenant shall forthwith remedy such breach or failure to comply and shall desist from continuing the same. The Tenant shall, at its own cost, make good any deficiency in such work and remedy any failure to comply with the requirements of this Lease.

7.08 Failure to Maintain - If the Tenant fails to perform any obligation under this Article 7.00, then on not less than 5 days’ notice to the Tenant, if the Tenant has not remedied or commenced to remedy the failure to perform within such 5 day period, the Landlord may enter the Leased Premises and perform the obligation without liability to the Tenant for any loss or damage thereby incurred. The Tenant shall promptly after receiving the Landlord’s invoice therefor reimburse the Landlord for all costs incurred by the Landlord in performing the obligation plus 15% of the costs for overhead and supervision.

7.09	Liens - The Tenant shall:

(a)	pay promptly when due all costs for work done or caused to be done or goods affixed by the Tenant in the Leased Premises which could result in any lien or encumbrance on the Landlord’s interest in the Project or any part thereof, or the filing or registration of any security interest or notice thereof;

(b)	keep the title to the Project, including every part thereof and the Leasehold Improvements, free and clear of any lien, encumbrance or security interest or notice thereof; and

(c)	indemnify and hold harmless the Landlord against any Claims arising out of the supply of goods, materials, services or labour for the work.

The Tenant shall immediately notify the Landlord of any lien, encumbrance, claim of lien, security interest, or notice thereof or other action of which it has knowledge and which affects the title to the Project or any part thereof and shall cause the same to be removed within 10 Business Days (or such additional time as may reasonably be required in the circumstances), failing which the Landlord may vacate the lien, encumbrance or security interest by payment into court, and the entire cost thereof shall immediately become due and payable by the Tenant to the Landlord. The Tenant shall not affix or cause to be affixed to the Project any goods acquired under conditional sale or with respect to which any lien, encumbrance or security interest exists. The Landlord may from time to time post such notices in such places on the Leased Premises as the Landlord considers advisable to prevent or limit the creation of any liens upon the Project or any part thereof.

7.10 Roof - The Tenant shall not be entitled to install upon the roof of the Building any equipment except as consented to in writing by the Landlord, which consent may be arbitrarily withheld, but if given shall be subject to whatever conditions the Landlord, in its sole discretion, deems necessary in the circumstances.

ARTICLE 8.00 - TAXES

8.01 Taxes Payable by Landlord - The Landlord covenants and agrees to pay all Taxes assessed against the Landlord or the Project on account of its ownership when due (except for Business Taxes payable directly to the taxing authority by the Tenant under Subsection 8.02(b) and similar taxes levied or assessed separately from Taxes and payable directly to the taxing authority by other tenants or occupants of the Project) and subject to the provisions hereinafter contained in this Article 8.00. Provided however, that the Landlord may defer payment of any such Taxes or defer compliance with any statute, law, by-law, regulation or ordinance in connection with the levy of such Taxes in each case to the fullest extent permitted by law as long as it shall diligently prosecute any contest or appeal of such Taxes.

8.02 Taxes Payable by Tenant - The Tenant shall pay promptly when due all Taxes upon or on account of the following:

(a)	to the Landlord, the Tenant’s Proportionate Share of Taxes; and

(b)	to the taxing authority any Taxes imposed or assessed against or in respect of the personal property and Leasehold Improvements of the Tenant in the Leased Premises or in respect of any business operations carried on or in respect of the use or occupancy thereof by the Tenant or by any subtenant or licensee, if levied or assessed separately from Taxes upon the remainder of the Land and Building and referred to herein as “Business Taxes”.

The Tenant agrees to provide to the Landlord within 10 days of receipt thereof, an original or duplicate copy of any separate bill for Taxes. The Tenant shall deliver promptly, upon request of the Landlord, receipts for all such payments and will furnish such other information as the Landlord may reasonably require.

8.03 Tax Increases Attributable to Tenant - If any Taxes in respect of the Leased Premises or Project are greater than they otherwise would have been by reason of the use of the Leased Premises by the Tenant, the school support of the Tenant or any other reason peculiar to the Tenant, the portion of such Taxes in each year attributable to such reason, as determined by the Landlord, shall be paid by the Tenant to the Landlord at least 15 days prior to the due date for payment thereof by the Landlord, and in addition to Property Taxes and other Taxes otherwise payable by the Tenant under this Lease.

8.04 Sales Taxes - The Tenant shall pay to the Landlord the amount of all Sales Taxes accruing due with respect to Rent at the time the Rent is due and payable to the Landlord under this Lease. The Tenant’s obligation to pay Sales Taxes under this Section shall not be limited or precluded by any limitation contained in this Lease upon the Landlord’s right to recover or receive payment from the Tenant of taxes upon the Landlord’s income or profits or otherwise.

8.05 Landlord’s Election - Notwithstanding that any Taxes (including without limitation, any of the foregoing payable by the Tenant under Subsection 8.02(a)) may be separately imposed, levied, assessed or charged by the appropriate authority for or in respect of the Leased Premises and other portions of the Project, the Tenant shall nevertheless be obligated to pay the Tenant’s Proportionate Share of Taxes as part of the Tenant’s Occupancy Costs. Notwithstanding the foregoing, the Tenant’s Proportionate Share of Taxes so determined may be adjusted by the Landlord, acting reasonably and equitably to the extent necessary, to ensure that the Tenant’s Proportionate Share of Taxes is the same as it would have been following application of any special provision of real property tax related legislation applicable to this Lease.

8.06 Right to Contest - Each of the Landlord and the Tenant (provided the Tenant is legally entitled to do so) shall have the right to contest in good faith the validity or amount of any Taxes which, in the case of the Landlord, the Landlord is responsible to pay under this Article 8.00 and which, in the case of the Tenant, the Tenant is responsible to pay under Subsection 8.02(b) and for which it is separately assessed. Landlord, acting as a prudent owner of a development similar to the Project, will determine in each calendar year whether to appeal the realty taxes or realty tax assessment for such calendar year. Notwithstanding anything to the contrary herein, the Tenant may, upon prior written notice to the Landlord, defer payment of any amount payable by it pursuant to Subsection 8.02(b) for which it is separately assessed, to the extent permitted by law; provided that no contest by the Tenant shall involve the possibility of forfeiture, sale or disturbance of the Landlord’s interest in the Leased Premises or the imposition of any penalty or interest, charge or lien and that, upon the final determination of any contest by the Tenant, the Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest. If, as a result of any contest by the Tenant, any tax, rate, levy, assessment, fee or other charge is increased, the Tenant shall be responsible for the full amount of such increase in respect of the period to which the contest relates and to any subsequent tax periods which commence during the Term.

The Tenant shall not contest any amount payable by it under Subsection 8.02(a) but may contest any amount payable by it under Subsection 8.02(b) or appeal any assessment therefor subject to complying with the following:

(a)	the Tenant shall deliver to the Landlord any notices of appeal or other like instrument and obtain the Landlord’s consent thereto, which consent shall not be unreasonably withheld, before filing the same;

(b)	Intentionally Deleted;

(c)	the Tenant shall promptly and diligently prosecute the contest or appeal at its sole expense; and

(d)	the Tenant shall keep the Landlord fully informed thereof.

ARTICLE 9.00 - INSURANCE, LIABILITY AND ENVIRONMENTAL

9.01 Landlord’s Insurance - During the Term, the Landlord shall place insurance coverage on and with respect to the Project excluding the area(s) to be insured by the Tenant as set out in Section 9.02, which coverage shall include the following:

(a)	all risks insurance for the full reconstruction value of the Project, excluding Leasehold Improvements and any other property that is the responsibility of the Tenant or any other tenant or occupant of the Project to insure, as determined by the Landlord;

(b)	as an extension to the insurance maintained pursuant to Subsection 9.01(a), insurance on the rental income derived by the Landlord from the Project on a gross rental income form with a period of indemnity of not less than the period as estimated by the Landlord from time to time which would be required to rebuild and, if necessary, to re-tenant the Project in the event of the complete destruction thereof (but in any event at least 12 months);

(c)	boiler and machinery insurance, including repair or replacement and rental income coverage, if applicable;

(d)	plate glass insurance (not including plate glass fronting or within the Leased Premises) if deemed appropriate by the Landlord;

(e)	commercial general liability insurance including public liability and property damage insurance, with limits of at least $5,000,000.00 per occurrence covering claims for personal injury and property damage arising out of all operations in connection with the management and administration of the Project; and

(f)	such other insurance which is or may become customary or reasonable for owners of projects similar to the Project to carry in respect of loss of, or damage to, the Project or liability arising therefrom.

The insurance referred to in this Section shall be carried in amounts determined reasonably by the Landlord. The insurance shall be written in the name of the Landlord with loss payable to the Landlord and to any mortgagee (including any trustee under a deed of trust and mortgage) of the Project from time to time. The policies of insurance referred to in Subsections 9.01(a), (b), (c), (d) and (e) shall contain a waiver of the insurer’s right of subrogation as against the Tenant. Notwithstanding any provision of this Lease to the contrary, the Landlord hereby waives its right of recovery against the Tenant, its employees and those for whom the Tenant is in law responsible with respect to all Claims required to be insured against by the Landlord hereunder.

Notwithstanding any contribution by the Tenant to insurance premiums as provided for in this Lease, no insurable interest is conferred upon the Tenant under policies carried by the Landlord. Except as specifically provided in this Lease, the Landlord shall in no way be accountable to the Tenant regarding the use of the insurance proceeds arising from any Claims.

9.02 Tenant’s Insurance - At its own expense the Tenant shall take out and thereafter maintain in force at all times during the Term and at all times when the Tenant is in possession of the Leased Premises insurance policies as follows:

(a)	all risks insurance on Leasehold Improvements and on all other property of every description, nature and kind owned by the Tenant or for which the Tenant is legally liable,

which is installed, located or situated within the Leased Premises or elsewhere in the Project, including without limitation, all inventory or stock-in-trade in an amount not less than the full replacement cost thereof without deduction for depreciation; such insurance shall be subject to a replacement cost endorsement and shall include a stated amount co-insurance clause and a breach of conditions clause;

(b)	commercial general liability insurance to respond to any and all incidents occurring in the Leased Premises in the minimum amount of $5,000,000.00 per occurrence including the following extensions: owners and contractors protective; limited pollution coverage endorsement; products and completed operations; personal injury; tenant’s legal liability insurance for the full replacement cost of the Leasehold Improvements; occurrence basis property damage; blanket contractual and non-owned automobile liability; such insurance shall include cross liability and severability of interest clauses;

(c)	boiler and machinery or equipment breakdown insurance, including repair or replacement endorsement, in an amount satisfactory to the Landlord and providing coverage with respect to all objects introduced into the Leased Premises by or on behalf of the Tenant or otherwise constituting Leasehold Improvements;

(d)	plate glass insurance on all internal and external glass within or fronting the Leased Premises; however, notwithstanding the foregoing, the Tenant may elect to self-insure for the insurance described in this Subsection 9.02(d);

(e)	business interruption insurance on the profit form providing all risks coverage with a period of indemnity of not less than 12 months; and

(f)	any other form of insurance in such amounts and against such risks as is or may become customary or reasonable for similar tenants in similar projects in the City of Ottawa.

The Tenant acknowledges and agrees that it shall be solely responsible for insuring the Leasehold Improvements, its equipment and stock and any other property owned or brought into the Leased Premises by the Tenant whether affixed to the Building or not.

The insurance policies referred to in this Section shall be subject to such higher limits as the Tenant, or the Landlord acting reasonably, or any mortgagee of the Landlord’s interest in the Project may reasonably require from time to time. The insurance policies referred to in Subsections 9.02(a) and (b) shall include the Landlord and the Landlord’s Agent and Nominee (collectively the “Additional Insureds”) as additional insureds, and shall protect and indemnify the Additional Insureds in respect of all Claims, including Claims by the Tenant, as if the Additional Insureds were separately insured. The insurance policies referred to in Subsections 9.02(a), (b), (c), (d), (e) and (f) shall contain a waiver of the insurer’s right of subrogation as against the Landlord and the Landlord’s Agent. The Tenant hereby waives its right of recovery against the Landlord, its employees and those for whom the Landlord is in law responsible with respect to all Claims required to be insured against by the Tenant hereunder. Any and all deductibles in the Tenant’s insurance policies shall be borne solely by the Tenant and shall not be recovered or attempted to be recovered from the Landlord. In addition, all such policies shall be non-contributing with, and will apply only as primary and not excess to, any insurance proceeds available to the Landlord.

The Tenant shall provide to the Landlord at the commencement of the Term and at least 30 days prior to the renewal of all insurance referred to in this Section 9.02, and promptly at any time upon request, a certificate of insurance evidencing the insurance coverage maintained by the Tenant in accordance with this Section 9.02. The delivery to the Landlord of a certificate of insurance or any review thereof by or on behalf of the Landlord shall not limit the obligation of the Tenant to provide and maintain insurance pursuant to this Section 9.02 or derogate from the Landlord’s rights if the Tenant shall fail to fully insure.

All policies shall provide that the insurance shall not be cancelled or changed to the prejudice of the Landlord without at least 30 days’ prior written notice given by the insurer to the Landlord. All policies of insurance shall be placed with a company licensed to sell commercial insurance in Canada.

The Tenant acknowledges and agrees that, if it fails to obtain and maintain in force any of the insurance policies set out in this Section 9.02, then the Tenant shall indemnify and hold harmless the Landlord in respect of any losses arising therefrom.

9.03 Placement of Tenant’s Insurance by Landlord - If the Tenant fails to place or maintain all or any of the insurance coverage referred to in Section 9.02, the Landlord may, at its option, upon at least 2 days prior notice to the Tenant if the Tenant does not within such 2 day period obtain such insurance that it has failed to obtain or maintain, place all or any part of such insurance in the name of or on behalf of the Tenant and the Tenant shall pay to the Landlord upon demand all costs incurred by the Landlord in so doing including, without limitation, the premium or premiums for such insurance together with the Landlord’s administrative fee of 15% of such premium.

9.04 Limitation of Landlord’s Liability - The Landlord, the Landlord’s Agent, their employees and any Person for whom any of them are in law responsible shall not be liable under any circumstances for any damage caused by anything done or omitted to be done by any other tenant of the Project or any Person for whom such tenant is in law responsible.

9.05 Environmental Issues

(1) Landlord’s Requirements - The Tenant shall not bring into or allow to be present in the Leased Premises or the Project any Pollutants except such as are disclosed in Schedule G hereto. If the Tenant, its contractors or invitees or any Person for whom the Tenant is in law responsible shall bring, create, discharge or release upon, in or from the Project, including the Leased Premises, any Pollutants, whether or not disclosed in Schedule G and whether during the Term of this Lease or any prior lease by the Tenant, then such Pollutants shall be and remain the sole property of the Tenant and the Tenant shall promptly remove same at its sole cost at the expiration or sooner termination of the Term or sooner if required by the Landlord. For greater certainty, the Tenant shall not be permitted to carry out any type of risk assessment of the Leased Premises or the Project as purported compliance with the requirements of this Subsection 9.05(1).

(2) Governmental Requirements - If, during the Term or any renewal or extension of this Lease or at any time thereafter, any governmental authority shall require the clean-up of any Pollutants:

(a)	held in, discharged in or from, released from, abandoned in, or placed upon the Leased Premises or the Project by the Tenant, its contractors or invitees or any Person for whom the Tenant is in law responsible; or

(b)	released or disposed of by the Tenant, its contractors or invitees or any Person for whom the Tenant is in law responsible;

whether during the Tenant’s occupancy of the Leased Premises or any other premises in the Project pursuant to this Lease or any prior lease by the Tenant of the Leased Premises or any other premises in the Project, then the Tenant shall, at its own expense, carry out all required work, including preparing all necessary studies, plans and approvals and providing all bonds and other security required by any governmental authority and shall provide full information with respect to all such work to the Landlord; provided that the Landlord may, at its option, perform any such work at the Tenant’s sole cost and expense, payable on demand as Additional Rent in the event that the Tenant fails to promptly comply with all requirements of such governmental authority.

(3) Environmental Covenants - In addition to and without restricting any other obligations or covenants herein, the Tenant covenants that it will:

(a)	comply in all respects with all Environmental Laws relating to the Leased Premises or the use of the Leased Premises;

(b)	promptly notify the Landlord in writing of any notice by any governmental authority alleging a possible violation of or with respect to any other matter involving any Environmental Laws relating to operations in the Leased Premises or relating to any Person for whom it is in law responsible or any notice from any other party concerning any release or alleged release of any Pollutants;

(c)	permit the Landlord to:

(i) enter and inspect the Leased Premises and the operations conducted therein;

(ii) conduct tests and environmental assessments or appraisals;

(iii) remove samples from the Leased Premises; and

(iv) examine and make copies of any documents or records relating to the Leased Premises and interview the Tenant’s employees as necessary; and

(d)	promptly notify the Landlord of the existence of any Pollutants in the Project.

(4) Environmental Indemnification - The Tenant shall, during the Term and at all times thereafter, indemnify and hold the Landlord harmless at all times from and against any and all losses, damages, penalties, fines, costs, fees and expenses (including legal fees on a solicitor and client or substantial indemnity basis and Consultants’ fees and expenses) resulting from:

(a)	any breach of or non-compliance with the environmental obligations and covenants of the Tenant as set out in this Lease; and

(b)	any legal or administrative action commenced by, or claim made or notice from, any third party, including, without limitation, any governmental authority, to or against the Landlord pursuant to or under any Environmental Laws concerning a release or alleged release of Pollutants at the Leased Premises into the environment and related to or as a result of the operations of the Tenant or those Persons for whom the Tenant is at law responsible at the Leased Premises or any other premises in the Project, and any and all costs associated with air quality issues, if any, resulting from such release and whether during the Term of this Lease or any prior lease by the Tenant of the Leased Premises or any other premises in the Project.

ARTICLE 10.00 - DAMAGE AND DESTRUCTION

10.01 Limited Damage to Leased Premises, Access or Services - If during the Term, the Leased Premises or any part thereof, or other portions of the Building providing access or Services essential to the Leased Premises, shall be destroyed or damaged by any hazard against which the Landlord is obligated to insure under this Lease, or for which it is otherwise insured, the Landlord, if permitted by law to do so, shall proceed with reasonable diligence to rebuild and restore or repair the Leased Premises or comparable premises to Base Building Standards or such access routes or Service systems, as the case may be, in conformance with current laws. The covenants of the Tenant to repair shall not include any repairs of damage required to be made by the Landlord under this Section 10.01. For greater certainty, it is understood and agreed that, upon substantial completion of the Landlord’s work, the Tenant shall repair or restore the Leasehold Improvements to the state existing prior to the destruction or damage and consistent with its obligations pursuant to Section 7.06. In the event that damage to the Leased Premises or any part thereof or to other portions of the Building providing access or Services essential to the Leased Premises is such that the Leased Premises cannot be occupied by the Tenant for a period of 5 Business Days or more: (i) Rent payable by the Tenant shall abate from the date of such damage or destruction to the date of substantial completion of the Landlord’s work as determined by the Landlord’s Architect or independent engineer or restoration of access or Services, as the case may be; and (ii) if less than all of the Leased Premises is destroyed or damaged as contemplated in this Section 10.01, Rent payable by the Tenant shall abate from the date of such damage or destruction to the date of substantial completion of the Landlord’s work in the same proportion as the Rentable Area of the Leased Premises so damaged or destroyed is of the total Rentable Area of the Leased Premises.

It is understood and agreed that, in the event of such damage or destruction to the Leased Premises, the Tenant will remove such Leasehold Improvements, its equipment and stock and any other property owned or brought into the Leased Premises by the Tenant as reasonably required by the Landlord or the Landlord’s insurers within 10 Business Days of the date of such damage or destruction after receipt of a written request from the Landlord to do so, failing which the Landlord shall remove same at the Tenant’s expense and, in addition, the Tenant shall be liable for any additional costs incurred by the Landlord as a result of the Tenant’s failure to carry out such removal.

10.02 Major Damage to Leased Premises - Notwithstanding any other right of termination contained herein, if the Leased Premises shall be damaged or destroyed by any hazard against which the Landlord is obligated to insure under this Lease, or for which it is otherwise insured, and if in the opinion of the Landlord’s independent architect or engineer, given within 30 Business Days of the happening of said damage or destruction, said damage or destruction is to the extent that the Leased Premises shall be incapable of being rebuilt or repaired or restored with reasonable diligence within 6 months after the occurrence of such damage or destruction, then the Landlord may, at its option, terminate this Lease by notice in writing to the Tenant. If such notice is given by the Landlord under this Section 10.02, then this Lease shall terminate on the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and Rent shall be apportioned and shall be payable by the Tenant only to the date of such damage or destruction and the Landlord may thereafter re-enter and repossess the Leased Premises. For greater certainty, it is understood and agreed that, if the Landlord does not elect to terminate this Lease as aforesaid the Landlord shall proceed with reasonable diligence to rebuild and restore or repair the Leased Premises or comparable premises to Base Building Standards or such access routes or Service systems, as the case may be, in conformance with current laws, and upon substantial completion of the Landlord’s work, the Tenant shall repair or restore the Leasehold Improvements to the state existing prior to the destruction or damage and consistent with its obligations pursuant to Section 7.06.

Notwithstanding the foregoing, the Landlord and Tenant agree that, if the Leased Premises shall be damaged or destroyed within the last two (2) years of the Term or within the last two (2) years of any extension term of this Lease and, if in the opinion of the Landlord’s independent architect or independent engineer, given within thirty (30) Business Days of the happening of said damage or destruction, the said damage or destruction is to the extent that the Leased Premises shall be incapable of being rebuilt or repaired or restored with reasonable diligence within six (6) months after the occurrence of such damage or destruction, then either the Landlord or the Tenant shall have the right, at its option, to terminate this Lease by notice in writing to the other party to this Lease. If such notice is given by either the Landlord or the Tenant under this Section 10.02, this Lease shall terminate on the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and Rent shall be apportioned and shall be payable by the Tenant only to the date of such damage or destruction and the Landlord may thereafter re-

enter and re-possess the Leased Premises. If neither the Landlord nor the Tenant elects to terminate this Lease as aforesaid, upon substantial completion of the Landlord’s Work, the Tenant shall repair or restore the Leasehold Improvements to the state existing prior to the destruction or damage and consistent with its obligations pursuant to Section 7.06.

10.03 Damage to Building - Notwithstanding anything to the contrary contained in this Lease or that the Leased Premises may not be affected, if in the reasonable opinion or determination of the Landlord’s independent architect or engineer, rendered within 30 Business Days of the happening of damage or destruction, the Building shall be damaged or destroyed to the extent that any one or more of the following conditions exist:

(a)	in the reasonable opinion of the Architect or independent engineer the Building must be totally or partially demolished, whether or not to be reconstructed in whole or in part;

(b)	in the reasonable opinion of the Architect or independent engineer the Building shall be incapable of being rebuilt or repaired or restored with reasonable diligence within 9 months after the occurrence of such damage or destruction;

(c)	Intentionally Deleted;

(d)	more than 35% of the Total Rentable Area of the Building is damaged or destroyed as reasonably determined by the Architect or independent engineer; or

(e)	any or all of the heating, ventilating, air conditioning, electrical, mechanical or elevator systems in the Building are damaged or destroyed and cannot be repaired or replaced with reasonable diligence within 9 months after the occurrence of such damage or destruction as reasonably determined by the Architect or independent engineer;

then the Landlord may at its sole option terminate this Lease by notice in writing to the Tenant. If notice is given by the Landlord under this Section 10.03, then this Lease shall terminate from the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and Rent shall be apportioned and shall be payable by the Tenant only to the date of such notice and the Landlord may thereafter re-enter and repossess the Leased Premises. If the Building is damaged to the extent described in this Section 10.03 and the Landlord does not terminate this Lease, the Landlord will, to the extent of insurance proceeds received, proceed with reasonable diligence, to rebuild or repair the Building to Base Building Standards, but the rebuilt or repaired Building may be different in configuration and design from that comprising the Project prior to the damage or destruction, provided that the Leased Premises and Building as rebuilt contain similar services and amenities as the Leased Premises and Building prior to the damage or destruction.

10.04 No Abatement - Except as specifically provided in this Article 10.00, there shall be no abatement of Rent and the Landlord shall have no liability to the Tenant by reason of any injury to, loss of or interference with the Tenant’s business or property arising directly or indirectly from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom or to any portion of the Building or the Leased Premises.

10.05 Notify Landlord - The Tenant shall immediately notify the Landlord or its representative in the Project of any accident or defect in the Project, the Leased Premises or any systems thereof and, as well, of any matter or condition or knowledge of any threat which may cause injury or damage to the Project or any person or property located therein, in all cases, of which the Tenant is aware.

10.06 Expropriation - In the event of Expropriation of all or part of the Leased Premises and/or the Building, neither the Landlord nor the Tenant shall have a claim against the other for the shortening of the Term, nor the reduction or alteration of the Leased Premises or the Building. The Landlord and the Tenant shall each look only to the Expropriating authority for compensation. The Landlord and the Tenant agree to cooperate with one another so that each is able to obtain the maximum compensation from the Expropriating authority as may be permitted in law in relating to their respective interests in the Leased Premises and the Building. Nothing herein contained shall be deemed or construed to prevent the Landlord or the Tenant from enforcing and prosecuting a claim for the value of their respective interests in any Expropriation proceedings. However, to the extent that a part of the Project other than the Leased Premises is Expropriated, the full proceeds paid or awarded therefor will belong solely to the Landlord and the Tenant will assign to the Landlord any rights it might have or acquire in respect of such proceeds or awards and will execute those documents that the Landlord reasonably requires in order to give effect to this intention.

Where used in this Section 10.06 “Expropriation” means expropriated by a governmental or municipal authority, or transferred, conveyed or dedicated in contemplation of a threatened expropriation and “Expropriated” and “Expropriating” have corresponding meanings.

10.07 Tenant Termination Right – In the event the Landlord has not reconstructed, repaired or rebuilt the Leased Premises, or the Building (or the portions thereof) damaged within twenty-four (24) months from the date of such damage or destruction the Tenant may, at its option, to be exercised by notice in writing to the Landlord and given within thirty (30) days following the expiry of the aforesaid twenty-four (24) month period, elect to cancel or terminate this Lease and in the case of such election the Term of the lease shall expire upon the thirtieth (30th) day after such notice is given, the Tenant shall deliver up vacant possession of the Leased Premises, and the Tenant shall be released from all of its obligations and covenants under this Lease.

ARTICLE 11.00 - DEFAULT

11.01 Arrears - The Tenant shall pay monthly to the Landlord interest, calculated and compounded monthly, at a rate per annum equal to the lesser of the Prime Rate plus 5% and the maximum rate permitted by applicable law upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. Such interest shall accrue on, be added to and be recoverable in the same manner as the principal sum upon which it is calculated.

In addition to the interest charges, in order to cover the extra expense involved in handling delinquent payments, the Tenant, at the Landlord’s sole option, shall pay to the Landlord a charge of $100.00 (the “Late Charge”) when any instalment of Rent is received by the Landlord more than 5 days after the relevant due date thereof.

In addition, if any cheque presented to the Landlord by the Tenant representing payment of Rent is not honoured by the Tenant’s bank or such cheque is returned to the Landlord indicating that there are not sufficient funds in the Tenant’s account to honour such cheque, the Tenant shall pay to the Landlord a charge of $50.00 for the first such occurrence during the Term, $150.00 for the second such occurrence during the Term and $250.00 for each such subsequent occurrence during the Term (the “NSF Charge”). It is hereby understood and agreed that the Late Charge and the NSF Charge is charged as Rent and not as a penalty or interest, for the purpose of defraying the Landlord’s expenses incident to the processing of such overdue payments and that such Late Charge or NSF Charge is due and payable on and from the day immediately following the due date of such overdue payment or, if no due date is specified in this Lease, then on the 10th day following demand for same by the Landlord.

11.02 Costs of Enforcement - The Tenant shall indemnify the Landlord against all costs and charges (including legal fees on a solicitor and client or substantial indemnity basis and the Landlord’s reasonable administration charges) reasonably incurred either during or after the Term in enforcing payment of Rent hereunder and in obtaining possession of the Leased Premises after default of the Tenant or upon expiration or earlier termination of this Lease or in enforcing any covenant, proviso or agreement of the Tenant herein contained or in determining the Landlord’s rights or the Tenant’s obligations under this Lease or both. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.

11.03 Performance of Tenant’s Obligations - All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant, at the Tenant’s sole cost and expense, and without any abatement of Rent except as otherwise set out in this Lease. If the Tenant fails to perform any act to be performed by it hereunder then, in the event of an emergency, either real or perceived, or if the failure continues for 10 days following notice thereof, the Landlord may (but shall not be obligated to) perform the act without waiving or releasing the Tenant from any of its obligations relative thereto, but having commenced to do so may cease to do so without completing performance thereof. All sums paid and costs incurred by the Landlord in so performing the act, plus 15% of the cost for overhead and supervision together with interest thereon at the rate set out in Section 11.01 from the date payment was made or such cost was incurred by the Landlord, shall be payable by the Tenant to the Landlord on demand.

11.04 Remedies on Default - Upon the happening of an Event of Default the Landlord may, at its option, and in addition to and without prejudice to all rights and remedies of the Landlord available to it either by any other provision of this Lease or by statute or the general law, to the extent permitted by law, exercise any one or more of the following remedies:

(a)	be entitled to the full amount of the current month’s and the next ensuing 3 months’ instalments of Rent which shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid;

(b)

without further notice or any form of legal process, forthwith re-let or sublet the Leased Premises or any part or parts thereof for whatever term or terms and at whatever rent and upon whatever other terms, covenants and conditions the Landlord acting reasonably considers advisable including, without limitation, the payment or granting of inducements all on behalf of the Tenant; and on each such re-letting or subletting the rent received by the Landlord therefrom will be applied first to reimburse the Landlord for any such inducements and for any expenses, capital or otherwise, incurred by the Landlord in making the Leased Premises ready for re-letting or subletting; and secondly to the payment of any costs and expenses of re-letting or subletting including brokerage fees and legal fees on a solicitor and client or substantial indemnity basis; and third to the payment of Rent; and the residue, if any, will be held by the Landlord and applied to payment of Rent as it becomes due and payable. If rent received from re-letting or subletting during any month is less than Rent to be paid during that month hereunder, the Tenant will pay the deficiency which will be calculated and paid monthly on or before the first day of every month; and no re-letting or subletting of the Leased Premises by the Landlord or entry by the Landlord or its agents upon the Leased Premises for the purpose of re-letting or subletting or other act of the Landlord relating thereto including, without limitation, changing or permitting a subtenant to change locks, will be construed as an election on its part to terminate this Lease unless a written notice of termination is given to the Tenant; and if the Landlord elects to re-let or sublet the Leased Premises without terminating, it may afterwards elect to terminate this Lease at any time by reason of any Event of Default then existing;

(c)	seize and sell such goods, chattels and equipment of the Tenant as are in the Leased Premises and the Landlord shall apply the proceeds thereof to the costs of any such sale and to all Rent to which the Landlord is then entitled under this Lease. Any such sale may be effected by public auction, private sale or otherwise in a reasonably prudent manner, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its sole discretion may decide;

(d)	terminate this Lease by leaving upon the Leased Premises notice in writing of the termination, and such termination shall be without prejudice to the Landlord’s right to damages; it being agreed that the Tenant shall pay to the Landlord on demand as damages the loss of income of the Landlord to be derived from this Lease and the Leased Premises for the unexpired portion of the Term had it not been terminated; or

(e)	re-enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of the Landlord’s former estate, anything herein contained to the contrary notwithstanding;

and the Tenant shall pay to the Landlord forthwith upon demand all expenses of the Landlord in re-entering, terminating, re-letting, collecting sums due or payable by the Tenant or realizing upon assets seized or otherwise exercising its rights and remedies under this Section 11.04 including tenant inducements, leasing commissions, legal fees on a solicitor and client or substantial indemnity basis and all disbursements and the expense of keeping the Leased Premises in good order, repairing the same and preparing the same for re-letting.

In addition, and without limiting the generality of the foregoing provisions of this Section 11.04, if this Lease is terminated as a result of or in connection with an Event of Default: (i) the Landlord shall have no further liability to pay to the Tenant or any third party any amount on account or in respect of a refund of any Security Deposit, prepaid Rent or prepaid Taxes or any tenant inducement, leasehold improvement allowance, lease takeover or lease subsidy or any other concession or inducement otherwise provided to the Tenant under or with respect to this Lease, and any Rent free period otherwise provided to the Tenant hereunder shall be null and void and of no further force or effect and Rent shall be payable in full hereunder without regard to any such Rent free period; and (ii) any cash allowance, inducement payment, and the value of any other benefit paid to or conferred on the Tenant by or on behalf of the Landlord in connection with the Leased Premises or this Lease shall be recoverable in full as additional Rent and shall be payable to the Landlord on demand.

11.05 Availability of Remedies - The Landlord may from time to time resort to any or all of the rights and remedies available to it upon the occurrence of an Event of Default either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions herein as to certain rights and remedies are not to be interpreted as excluding any other or additional rights or remedies available to the Landlord by statute or the general law.

11.06 Waiver - If the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach or non-observance by the Tenant or the Landlord, as the case may be, of any obligation hereunder, this shall not operate as a waiver of the obligation in respect of any continuing or subsequent default, breach or non-observance and no such waiver shall be implied but shall only be effective if expressed in writing.

The Landlord’s acceptance of Rent after a default is not a waiver of any preceding default under this Lease even if the Landlord knows of the preceding default at the time of acceptance of the Rent. No term, covenant or condition of this Lease shall be considered to have been waived by the Landlord or the Tenant unless the waiver is in writing. The Tenant waives any statutory or other rights in respect of abatement, set-off or compensation in its favour that may exist or come into existence hereafter with respect to Rent.

11.07 Waiver of Exemption and Redemption - Notwithstanding anything contained in any statute now or hereafter in force limiting the right of distress, none of the Tenant’s goods or chattels in the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and this agreement of the Tenant in this Section may be pleaded as an estoppel against the Tenant.

11.08 Companies’ Creditors Arrangement Act - By virtue of its interest in this Lease, the importance of the Tenant continuing to carry on business in the Leased Premises in accordance with this Lease, and the Landlord’s entitlement to damages where this Lease is terminated by reason of an Event of Default, the Landlord does and will (despite any changes in circumstances of the Tenant or its business) constitute a separate class or category of creditor in any plan of arrangement or other proposal submitted by or on behalf of the Tenant under the Companies’ Creditors Arrangement Act (Canada) or any similar legislation for bankrupt or insolvent debtors.

ARTICLE 12.00 - ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS

12.01 Request for Consent - The Tenant shall not effect a Transfer of this Lease or of all or part of the Leased Premises without the prior consent in writing of the Landlord, which consent shall not, provided no Event of Default has occurred and is continuing, be unreasonably withheld. Provided that the Tenant shall, at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing (herein called the “required information”) as the Landlord may reasonably require respecting the proposed Transferee including, without limitation, the name, address, nature of business, financial responsibility and standing of such proposed Transferee.

12.01A Notwithstanding anything to the contrary, but subject to Section 10 of Schedule “E”, the Tenant shall be entitled to effect a Transfer without the consent of the Landlord, but on written notice to the Landlord prior to or as soon as reasonably possible after the Transfer, to (a “Permitted Transferee”): (a) an Affiliate (as herein defined) however, consent will be required in connection with any subsequent Transfer unless the original and subsequent Transferee remains an Affiliate of the Tenant; (b) any entity to which the Tenant sells (by way of sale of assets or shares in connection with a single transaction) all or substantially all of its assets in Canada including all of its leases in Canada; or (c) a corporation formed as a result of a merger or amalgamation (within the meaning of the Canada Business Corporations Act) of the Tenant with another corporation or corporations, provided that the net value of the merged or amalgamated corporation equals or exceeds that of the Tenant immediately prior to the merger or amalgamation, provided that as soon as reasonably possible, the Transferee enters into an agreement with the Landlord in a reasonable form whereby it assumes jointly and severally with the Tenant, all of the obligations of the Tenant under this Lease. For the purposes of this Lease, “Affiliate” means an affiliate of the Tenant within the meaning of the Canada Business Corporations Act. No consent shall be required in connection with any transaction pursuant to which the Tenant becomes a corporation whose shares are traded on a stock exchange in Canada or the United States, or a subsidiary of such a corporation.

12.01B Notwithstanding anything to the contrary, so long as the Tenant is not in default of any of its obligations pursuant to the Lease, beyond any applicable cure period, it shall be entitled without Landlord consent, to allow other entities, that the Tenant is bona fide providing services to, in the normal course of the Tenant’s business operations (“Client Occupants”), the non-exclusive right, on a short term (temporary) basis only, as a bare licensee, to share space within the Leased Premises during the period that such services are being provided by the Tenant on the following terms and conditions:

(a) Tenant shall ensure that each of the Client Occupants abides by all of the terms, conditions and covenants of the Lease as though it had executed the Lease as Tenant. A Client Occupant will not be permitted to share any space if its occupancy, including the carrying on of any business, use, or activity by it, is prohibited by Section 9 of Schedule “E” to this Lease;

(b) Tenant will indemnify Landlord against any breach of the Lease by any Client Occupant;

(c) Tenant shall provide Landlord with such information about the business operations, credit rating and history of default under leases of each Client Occupant and the principals thereof as the Landlord shall request, acting reasonably;

(d) Tenant acknowledges that notwithstanding any sharing possession of the Premises with an Client Occupant as provided herein, Tenant shall remain liable for all obligations in the Lease; and

(e) If the proposed Client Occupant will or is expected to share space in the Leased Premises for a period in excess of six (6) months, such Client Occupant will, prior to being allowed to share space in the Leased Premises, execute and provide to the Tenant and the Landlord a written acknowledgement, (“Acknowledgement”) in favor of the Landlord, in form and content acceptable to the Landlord acting reasonably, which confirms that such Client Occupant:

(i) is bound by Article 9.00 of this Lease and all other exculpatory and indemnity clauses contained in the Lease as though it had executed the Lease as the Tenant;

(ii) will not do anything (or to the extent within its control, permit anything to be done) that would be a breach of the Lease if done by the Tenant, including carrying on any business, use, or activity that is prohibited by Section 9 of Schedule “E” to this Lease;

(iii) has no right to pursue any remedies under the Lease directly against Landlord or to require any performance by the Landlord under this Lease; and

(iv) in event of a termination of this Lease, notwithstanding any statutory or other right in favor of the Client Occupant (including, without limitation, the provisions of section 21, 32 and subsection 39(2) of the Commercial Tenancies Act of Ontario, or any successor legislation thereto) which rights are expressly waived by the Client Occupant, the termination and/or entry and/or disclaimer of the Lease shall terminate (without any liability of Landlord or the Tenant) any right of the Client Occupant to occupy the Leased Premises.

12.02 Basis for Consent - Notwithstanding anything in the Commercial Tenancies Act or any other statute or law and without limiting the grounds upon which a consent may be refused, the Landlord will not be deemed to be unreasonable in refusing consent when:

(a)	the giving of such consent would place the Landlord in breach of any other tenant’s lease in the Project or the proposed use by the Transferee is not substantially the same as that of the Tenant;

(b)	such consent is requested for a mortgage, charge, debenture (secured by floating charge or otherwise) or other encumbrance of, or in respect of, this Lease or the Leased Premises or any part of them;

(c)	the Transferee, in the opinion of the Landlord: (i) does not have a history of successful business operation in the business to be conducted in the Leased Premises; (ii) does not have a good credit rating or a substantial net worth; or (iii) there is a history of default under other leases by the Transferee or by companies or partnerships that the Transferee was a principal shareholder of or a partner in at the time of the default;

(d)	the Transferee is an existing tenant in the Project and the Landlord then has other premises in the Project reasonably suitable for leasing to the Transferee;

(e)	Intentionally Deleted;

(f)	in the case of a Transfer to a subtenant of less than the entire Leased Premises, if such would result in a configuration which: (i) would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Leased Premises; or (ii) would, in the reasonable opinion of the Landlord, be unreasonable to attempt to re-lease to a third party;

(g)	the required information received from the Tenant or the proposed Transferee is not sufficient in the Landlord’s reasonable opinion to enable the Landlord to make a determination concerning the matters set out above; or

(h)	if there is a change in use, the use of the Leased Premises by the proposed Transferee, in the Landlord’s opinion arrived at in good faith, could result in excessive use of the systems or Services in the Project, be inconsistent with the image and standards of the Project or expose the occupants of the Project to risk of harm, damage or interference with their use and enjoyment thereof, or reduce the value of the Project.

The Landlord shall not be liable for any claims, actions, damages, liabilities, losses or expenses of the Tenant or any proposed Transferee arising out of the Landlord’s unreasonably withholding its consent to any Transfer and the Tenant’s only recourse will be to bring an application for a declaration that the Landlord must grant its consent to the Transfer.

In no event shall any Transfer to which the Landlord may have consented release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this Lease or any renewals or extensions of this Lease or the Term that have been exercised by the Tenant on its part to be performed and, in any event, the Tenant shall be liable for the Landlord’s reasonable costs incurred in connection with the Tenant’s request for consent as set out in Subsection 12.03(g).

12.03 Terms and Conditions Relating to Consents - The following terms and conditions apply in respect of a consent given by the Landlord to a Transfer:

(a)	the consent by the Landlord is not a waiver of the requirement for consent to subsequent Transfers, and no Transfer shall relieve the Tenant of its obligations under this Lease, unless specifically so provided in writing;

(b)	no acceptance by the Landlord of Rent or other payments by a Transferee is: (i) a waiver of the requirement for the Landlord to consent in writing to the Transfer; (ii) the acceptance of the Transferee as tenant or subtenant; or (iii) a release of the Tenant from its obligations under this Lease or any Indemnity Agreement;

(c)	the Landlord may apply amounts collected from the Transferee to any unpaid Rent;

(d)	the Transferor, unless the Transferee is a subtenant of the Tenant, will retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Leased Premises after the Transfer and will execute an Indemnity Agreement on the Landlord’s standard form (subject to review and negotiation) in respect of obligations to be performed after the Transfer by the Transferee;

(e)	if the Transferee is an assignee of this Lease, the Transferee shall, when required by the Landlord, jointly and severally with the Tenant, enter into an agreement directly with the Landlord agreeing to be bound by this Lease as if the Transferee had originally executed this Lease as the Tenant, and the Tenant will not be released nor relieved from its obligations under this Lease including, without limitation, the obligation to pay Rent;

(f)	in the event that this Lease is disaffirmed, disclaimed or terminated by any trustee in bankruptcy of a Transferee, the original Tenant named in this Lease shall be deemed, upon notice by the Landlord given within 30 days of such disaffirmation, disclaimer or termination to have entered into a lease with the Landlord containing the same terms and conditions as in this Lease, with the exception that: (i) the term of such lease shall expire on the date on which this Lease would have ended save for such disaffirmation, disclaimer or termination and (ii) the original Tenant shall not be obliged to actively and continuously operate from the Leased Premises; and

(g)	any documents relating to the Landlord’s consent will be prepared by the Landlord or its solicitors and a reasonable administration charge of at least $300.00 and the greater of: (i) a reasonable document preparation fee of at least $500.00; or (ii) those legal fees on a solicitor and client or substantial indemnity basis incurred by the Landlord, not to exceed $3,500.00 per request during the initial five (5) years of the Term, will be paid to the Landlord by the Tenant on demand.

12.04 Subsequent Transfers - The Landlord’s consent to a Transfer shall not be deemed to be consent to any subsequent Transfer, whether or not so stated.

12.05 Increased Rents upon Transfers - In the event of any Transfer by the Tenant by virtue of which the Tenant receives a rent in the form of cash, goods or services from the Transferee which is greater than the Rent payable hereunder to the Landlord, the Tenant shall pay any such excess to the Landlord in addition to all Rent payable under this Lease, and such excess rent shall be deemed to be further Rent payable hereunder.

12.06 Advertising - The Tenant shall not advertise the Leased Premises or any part thereof as being available for leasing or this Lease as being available for transfer in any medium and will not cause or permit any such advertisement, unless the Landlord has permitted the Tenant to do so in writing and has given written approval of the wording of such advertisement, which permission and approval may not be unreasonably withheld.

ARTICLE 13.00 - TRANSFERS BY LANDLORD

13.01 Sale, Conveyance and Assignment - Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign, pledge or otherwise deal with the Project, subject (except as provided in Section 13.03) only to the rights of the Tenant under this Lease.

13.02 Effect of Transfer - A sale, conveyance or assignment of the Project by the Landlord shall, to the extent that the Landlord’s successor in interest agrees with the Landlord to assume the Landlord’s obligations under the Lease, operate to release the Landlord from liability from and after the effective date thereof in respect of all of the covenants, terms and conditions of this Lease, express or implied, except as they may relate to the period prior to the effective date, and the Tenant shall thereafter look solely to the Landlord’s successor in interest.

13.03 Subordination - Subject to Section 13.04 and Section 13.05, this Lease, at the option of any mortgagee, trustee or chargee, is and shall be subject and subordinate in all respects to any and all mortgages (including deeds of trust and mortgage) now or hereafter registered against title to the Building or Land and all advances thereunder, past, present and future and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly and in any event within 7 Business Days after request therefor by the Landlord or the mortgagee or trustee under any such mortgage or deed of trust and mortgage an instrument of subordination as may be requested. Upon written request by the Tenant, provided the Tenant is not then in default under this Lease beyond any applicable notice and cure period, the Landlord shall use commercially reasonable efforts to obtain from the holder of any mortgage of the Project, in respect of which the Tenant is being requested to or is otherwise required to subordinate and as a pre-condition of any such subordination, a non-disturbance agreement to the effect that, so long as the Tenant performs and observes all of its covenants, obligations and agreements under this Lease and attorns to the mortgagee or trustee under any such mortgage or deed of trust and mortgage as set out in Section 13.04 hereof, the Tenant shall be permitted to remain in quiet possession of the Leased Premises, without interruption or disturbance from the mortgagee or trustee under any such mortgage or deed of trust and mortgage, in accordance with the terms of this Lease. Notwithstanding anything to the contrary: (a) if there is a mortgage registered on title to the Land as of the date hereof, the Landlord shall obtain such non-disturbance agreement in favour of the Tenant, such non-disturbance agreement to be executed within thirty (30) days of final execution of this Lease; and (b) the Tenant shall not be required to subordinate or attorn to any future mortgage unless and until Tenant receives a non-disturbance agreement in accordance with the foregoing. Any costs incurred by the Landlord in seeking to obtain such non-disturbance agreement (including legal costs, administration fees owing to the mortgagee under any such mortgage shall be paid by the Landlord. All costs incurred by the Tenant in seeking to obtain such non-disturbance agreement (including legal costs) shall be for the account of the Tenant.

13.04 Attornment - The Tenant agrees, whenever requested by any mortgagee, trustee or chargee (in this Section 13.04 and in Section 13.05 called the “Mortgagee”) taking title to the Project by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceeding, to attorn to such Mortgagee as a tenant under all of the terms of this Lease. The Tenant agrees to execute promptly and in any event within 7 Business Days after a request by any Mortgagee an instrument of attornment as may be required by it.

13.05 Effect of Attornment - Upon attornment pursuant to Section 13.04, this Lease shall continue in full force and effect as a direct lease between the Mortgagee and the Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after attornment, the Mortgagee and its successors in title shall not be:

(a)	liable for any act or omission of the Landlord;

(b)	subject to any offset or defence which the Tenant might have against the Landlord; or

(c)	bound by any prepayment by the Tenant of more than 1 month’s instalment of Rent unless the prepayment shall have been approved in writing by the Mortgagee or by any predecessor of the Mortgagee’s former interest as mortgagee of the Project.

13.06 Repurchase - Intentionally Deleted.

ARTICLE 14.00 - SURRENDER

14.01 Possession and Restoration - Intentionally Deleted – See Section 11 of Schedule E

14.02 Tenant’s Trade Fixtures and Personal Property - After the expiration or other termination of the Term or in the event of the abandonment of the Leased Premises by the Tenant, all of the Leasehold Improvements and the Tenant’s trade fixtures and personal property remaining in the Leased Premises shall be deemed conclusively to have been abandoned by the Tenant and may be appropriated, sold, destroyed or otherwise disposed of by the Landlord without notice or obligation to compensate the Tenant or to account therefor, and the Tenant shall pay to the Landlord upon written demand all of the costs incurred by the Landlord in connection therewith.

14.03 Overholding - If the Tenant remains in the Leased Premises or any part thereof after the expiration or other termination of the Term:

(a)	without the consent of the Landlord, no yearly or other periodic tenancy shall be created and the Tenant shall be deemed, notwithstanding any statutory provision or legal assumption to the contrary, to be occupying the Leased Premises as a tenant at will of the Landlord, which tenancy may be terminated at any time by the Landlord without the necessity of any prior notice to the Tenant, but the Tenant shall be bound by the terms and provisions of this Lease except any options thereby granted to the Tenant and except the Basic Rent which shall be 1.50 times the rate provided for herein for the final year of the Term and subject to such additional obligations and conditions as the Landlord may impose by notice to the Tenant; or

(b)	with the consent of the Landlord and agreement as to the Rent payable, the tenancy shall be month-to-month at the Rent agreed and otherwise on the terms and conditions of this Lease, but without any option to renew or for a new lease.

The Landlord may recover possession of the Leased Premises during any period with respect to which the Tenant has prepaid the amount payable under Subsection 14.03(a).

The Tenant shall promptly indemnify and hold harmless the Landlord from and against all Claims against the Landlord as a result of the Tenant remaining in possession of all or any part of the

Leased Premises after the expiry of the Term without the consent of the Landlord (including, without limitation, any compensation to any new tenant or tenants which the Landlord may elect to pay whether to offset the cost of overtime work or otherwise).

ARTICLE 15.00 - GENERAL

15.01 Estoppel Certificates - The Tenant and Landlord shall whenever requested by the other, a prospective purchaser or any mortgagee (including any trustee under a deed of trust and mortgage) promptly, and in any event within 7 Business Days after request, execute and deliver to the requesting party or to any party or parties designated by the requesting party, a certificate in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and each element hereof and the then state of the accounts between the Landlord and the Tenant, the existence or non-existence of defaults and any other matters pertaining to this Lease in respect of which the requesting party shall request a certificate, and provide such other information as may reasonably be required. The party or parties to whom such certificates are addressed may rely upon them.

15.02 Entire Agreement - There is no promise, warranty, representation, undertaking, covenant or understanding by or binding upon the Landlord except such as are expressly set forth in this Lease and this Lease, including the Term Sheet and schedules hereto, contains the entire agreement between the parties hereto.

15.03 Registration of Lease or Notice - The Tenant shall not register or apply to register this Lease, in its entirety, but may register a notice of this Lease or any caveat or any interest under this Lease and the Landlord agrees to co-operate with the Tenant in such registration. The Tenant shall, at its own cost, promptly on request discharge any registration or filing or notice after the expiry of the Term or any renewal or extension thereof. Notwithstanding the foregoing, the Landlord may elect to require that notice of this Lease be registered.

15.04 Project Name and Trademarks - The Tenant shall not refer to the Project or Building by any name other than that designated from time to time by the Landlord and the Tenant shall use the name of the Building for the business address of the Tenant, but for no other purpose. Compliance with this Section shall be at the sole cost and expense of the Tenant and the Tenant shall have no claim against the Landlord for any costs or expenses incurred by the Tenant, whether direct or indirect, in complying with this Section.

15.05 Demolition / Substantial Renovation - Intentionally Deleted.

15.06 Relocation - Intentionally Deleted.

15.07 “For Lease” Signs - The Landlord shall have the right during the last 12 months of the Term to place upon the Leased Premises a notice of reasonable dimensions stating that the Leased Premises are “for lease” and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.

15.08 Unavoidable Delays - If the Landlord or the Tenant (the “delayed party”) shall be delayed, hindered or prevented in or from the performance of any of its covenants under this Lease by any cause not within the control of the delayed party, as determined by the Landlord acting reasonably (excluding lack of finances of the delayed party, delay caused by the delayed party’s default or act or omission or delay avoidable by the exercise of reasonable care by the delayed party), the performance of the covenant shall be excused for the period during which performance is rendered impossible and the time for performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of Rent or from the performance of any of its other obligations under this Lease not related to such cause.

15.09 Limitation of Recourse - If the Landlord is, or one of the parties comprising the Landlord is, or this Lease is assigned by the Landlord to, a real estate investment trust (“REIT”), the parties acknowledge and agree that the obligations of the REIT hereunder and under all documents delivered pursuant hereto (and all documents to which this document may be pursuant) or which give effect to, or amend or supplement, the terms of this Lease are not personally binding upon any trustee thereof, any registered or beneficial holder of units (a “Unitholder”) or any annuitant under a plan of which a Unitholder acts as a trustee or carrier, or any officers, employees or agents of the REIT and resort shall not be had to, nor shall recourse or satisfaction be sought from, any of the foregoing or the private property of any of the foregoing, but the Project only shall be bound by such obligations and recourse or satisfaction may only be sought from the revenue of the Project.

15.10 Notice - Any notice required or contemplated by any provision of this Lease, unless otherwise specifically provided herein, shall be given in writing and delivered either: (i) personally; (ii) by prepaid courier service; (iii) by facsimile or email with confirmation of transmission, but only for day-to-day Project operational matters; or (iv) by registered mail, postage prepaid, and if to the Landlord at the Landlord’s local office as specified in Item 1(a) of the Term Sheet, with a copy to the Landlord’s head office address as specified in Item 1(b) of the Term Sheet and if to the Tenant at the

Leased Premises (whether or not the Tenant has departed from, vacated or abandoned the same). Notwithstanding the provision of any statute or law relating thereto, service by means of electronic mail of any notice required to be given in writing by either party hereto pursuant to this Lease shall not constitute good and effective service.

Any notice shall be considered to have been given or made: (i) if delivered personally or by prepaid courier, on the day of delivery; (ii) if sent by facsimile or email and received on or before 4:30 p.m. local time of the recipient, on the day of transmission if transmitted on a Business Day; (ii) if sent by facsimile or email and received after 4:30 p.m. local time of the recipient or if transmitted on any day other than a Business Day on the next Business Day following; (iii) if sent by registered mail, the date upon which it is delivered. Either party may from time to time by notice in writing to the other designate another address or addresses in Canada as the address to which notices are to be sent. If the postal service is interrupted or substantially delayed or threatened to be interrupted or delayed, any notice shall only be delivered by one of the alternate methods stated above.

If 2 or more Persons are named as, or bound to perform the obligations of, the Tenant hereunder, notice given as herein provided to any one of the Persons constituting the Tenant or so bound shall be deemed to be notice simultaneously to all Persons constituting the Tenant and to all Persons so bound.

15.11 Delegation of Authority - The Landlord’s Agent may act on behalf of the Landlord in any manner provided for herein. The Tenant acknowledges that, if this Lease has been executed for and on behalf of, in the name of and with the authority of the Landlord by the Landlord’s Agent, the covenants and agreements of the Landlord are obligations of the Landlord and its successors and assigns only and are not obligations personal to or enforceable against the Landlord’s Agent in its own right.

15.12 Relationship of Parties - Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant and, if applicable, indemnifier.

15.13 Governing Law - This Lease shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the province in which the Project is situated and the laws of Canada applicable therein and, with the exception of any alternate dispute resolution agreed upon by the parties, shall be subject to the exclusive jurisdiction of the courts of the province in which the Project is situated.

15.14 Amendment or Modification - No amendment, modification or supplement to this Lease shall be valid or binding unless set out in writing and executed by the Landlord and the Tenant with the same degree of formality as the execution of this Lease.

15.15 Legal and Administration Costs - Intentionally Deleted.

15.16 Construction - All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the provision had never been included. Any language or wording in this Lease which has been struck out shall be deemed not to have ever been included herein and shall not be considered in construing or interpreting any other provision of this Lease, nor shall there be any implication that by the deletion of any language or wording, the parties hereto intended to state the opposite of the struck out language or wording.

15.17 Captions and Headings - The captions and headings contained in this Lease are for convenience of reference only and are not intended to limit, enlarge or otherwise affect the interpretation of the Articles, Sections or parts hereof to which they apply.

15.18 Interpretation - In this Lease, “herein”, “hereof”, “hereunder”, “hereafter” and similar expressions refer to this Lease and not to any particular Article, Section or other portion thereof unless there is something in the subject matter or context inconsistent therewith. The words “include”, “includes” or “including” mean “include without limitation”, “includes without limitation” and “including without limitation” respectively, and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list. Wherever necessary or appropriate in this Lease, the plural shall be interpreted as singular, the masculine gender as feminine or neuter and vice versa; and when there are 2 or more parties bound by the Tenant’s covenants herein contained, their obligations shall be joint and several. If the Tenant is a partnership, each Person who is presently a partner of such partnership and each Person who becomes a member of any successor partnership shall be and continue to be liable jointly and severally for the performance of the obligations of this Lease, whether or not such Person ceases to be a member of such partnership or successor partnership and after the partnership ceases to exist. If the Tenant is a limited liability partnership, each Person who is presently a partner of the limited liability partnership and each Person who becomes a member of any successor limited liability partnership shall be and continue to be bound jointly and severally for the performance of and shall be and continue to be subject to all of the terms, obligations and conditions of this Lease, whether or not such Person ceases to be a member of such limited liability partnership or successor limited liability partnership and whether or not such limited liability partnership continues to exist, to the full extent permitted by applicable law.

15.19 Time of the Essence - Time shall, in all respects, be of the essence hereof and no extension or variation of this Lease shall operate as a waiver of this provision.

15.20 Successors and Assigns - Subject to specific provisions contained in this Lease to the contrary, this Lease shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors and administrators and the permitted successors and assigns of the Tenant.

15.21 Counterparts - This Lease may be executed in counterparts and the counterparts together shall constitute an original.

15.22 Further Schedules - Any additional covenants, agreements and conditions forming part of this Lease will be attached as Schedule E and the Tenant agrees with the Landlord to comply with the provisions of Schedule E.

15.23 Independent Legal Advice - The Tenant acknowledges that the Landlord hereby advises each of the Tenant to obtain advice from independent legal counsel prior to signing this Lease. The Tenant further acknowledges that any information provided by the Landlord is not to be construed as legal, tax or any other expert advice and the Tenant is cautioned not to rely on any such information without seeking legal, tax or other expert advice.

The Landlord and the Tenant understand, acknowledge and agree that this Lease has been freely negotiated by both parties and that, in any dispute or contest over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

15.24 No Offer - The Landlord will not be deemed to have made an offer to the Tenant by furnishing an unexecuted copy of this Lease with particulars inserted. Notwithstanding that a Security Deposit or payment of advance Rent is received by the Landlord when this Lease is received by the Landlord for execution, this Lease shall not be binding on the Landlord until the Landlord and the Tenant have executed and delivered this Lease.

15.25 Survival of Covenants and Indemnities - All obligations of the Tenant which arise during the Term pursuant to this Lease and which have not been satisfied at the end of the Term and all indemnities of the Tenant contained in this Lease shall survive the expiration or other termination of this Lease.

15.26 Confidentiality - The Tenant shall not disclose to any Person, the financial or any other terms of this Lease, except to its professional advisors, lenders, bankers, co-venturers (if any), potential investors and co-venturers, directors and officers, managers and auditors, if any, who agree not to disclose to any other Person the financial or any other terms of this Lease, and except as required by law, including in order to comply with applicable securities or regulatory laws. The Landlord shall not disclose to any Person, the financial or any other terms of this Lease, except to its professional advisors, lenders, bankers, co-venturers (if any), potential investors and co-venturers, directors and officers, managers and auditors, if any, who agree not to disclose to any other Person the financial or any other terms of this Lease, and except as required by law, including in order to comply with applicable securities or regulatory laws.

15.27 Exculpatory Provisions - In all provisions of this Lease containing a release, indemnity or other exculpatory language in favour of the Landlord, reference to the Landlord includes reference also to the Landlord’s Agent and Nominee and any Person for whom any one or more of them is in law responsible and the directors, officers and employees of the Landlord, the Landlord’s Agent and Nominee and any Person for whom they are in law responsible (including the agents of any of them) while acting in the ordinary course of their employment (collectively the “Released Persons”), it being understood and agreed that, for the purposes of this Section 15.27, the Landlord is deemed to be acting as the agent or trustee on behalf of and for the benefit of the Released Persons solely to the extent necessary for the Released Persons to take the benefit of this Section 15.27.

In all provisions of this Lease containing a release, indemnity or other exculpatory language in favour of the Tenant, reference to the Tenant includes reference also to any Person for whom the Tenant is in law responsible and the directors, officers and employees of the Tenant and any Person for whom the Tenant is in law responsible (including the agents of any of them) while acting in the ordinary course of their employment (collectively the “Tenant Released Persons”), it being understood and agreed that, for the purposes of this Section 15.27, the Tenant is deemed to be acting as the agent or trustee on behalf of and for the benefit of the Tenant Released Persons solely to the extent necessary for the Tenant Released Persons to take the benefit of this Section 15.27.

15.28 Brokerage Commissions - The Tenant covenants that no act of the Tenant has given rise nor shall give rise to any Claims against the Landlord for any brokerage commission, finder’s fee or similar fee in respect of this Lease. The Tenant hereby indemnifies and agrees to hold the Landlord harmless from any Claims for such commission or fees with respect to this Lease except any which were directly contracted for by the Landlord.

15.29 Covenants to be Performed at Landlord’s Option - Where any provision in this Lease gives the Landlord the option of having the Landlord or the Tenant perform the covenants set out in such provision, the Tenant shall perform such covenants unless the Tenant is otherwise directed by way of written notice from the Landlord.

15.30 Radiation - Intentionally Deleted.

15.31 Currency - Unless otherwise specifically provided herein, all references to dollar amounts herein or other money amounts are expressed in terms of lawful money of Canada.

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the date first set forth above.

LANDLORD: MORGUARD PERFORMANCE COURT LIMITED

By:	/s/ Beverley G. Flynn
	Name:	Beverley G. Flynn
	Title:	Secretary

We have authority to bind the corporation

TENANT: SHOPIFY INC.

By:	/s/ Russell Jones
	Name:	Russell Jones
	Title:	CFO

I/We have authority to bind the corporation

SCHEDULE A

PLAN SHOWING LEASED PREMISES

Schedule "A"

6TH FLOOR
SHOPIFY
OTTAWA
NEUF
ARCHITECTES

8TH FLOOR

USEABLE SPACE: 1,324 s.m. / 14,252 s.f.
RENTABLE SPACE: 1,488 s.m. / 16,017 s.f.

GENERAL NOTES

CLIENT: Morguard

CONSULTANTS: PCL

BUILDING: Performance Court, 150 Elgin

DCYSA devient / becomes NEUF ARCHITECT(E)S

NEUFarchitectes.com

OUVRAGE Project: 150 ELGIN SHOPIFY

EMPLACEMENT Location: OTTAWA

NO. PROJET Project Number: 4602.22

NO	REVISION	DATE

DESSINE PAR Drawn by: ACC

VERIFIE PAR Checked by: HY

DATE: 2013.10.24

ECHELLE Scale: 1:300

TITRE DU DESSIN Drawing Title: 8TH FLOOR

REVISION Revision

NO. DESSIN Dwg Number: 8TH

9TH FLOOR

USABLE SPACE: 1,324 s.m. / 14,252 s.f.
RENTABLE SPACE: 1,488 s.m. / 16,017 s.f.

GENERAL NOTES

CLIENT

Morguard

CONSULTANTS

BUILDING

Performance Court
150 Elgin

DCYSA devient / becomes

NEUF ARCHITECT(E)S

NEUFarchitectes.com

OUVRAGE Project

150 ELGIN
SHOPIFY

EMPLACEMENT Location: OTTAWA

NO. PROJET Project Number: 4602.22

NO. REVISION

DESSINÉ PAR Drawn by: ACC

VÉRIFIÉ PAR Checked by: HY

DATE: 2013.10.24

ÉCHELLE Scale: 1:300

TITRE DU DESSIN Drawing Title

9TH FLOOR

REVISION

NO. DESSIN Dwg Number: 9TH

10th FLOOR

USEABLE SPACE 1,324 s.m. / 14,252 s.f.
RENTABLE SPACE 1,488 s.m. / 16,017 s.f.

GENERAL NOTES

Performance Court
150 Elgin

DCYSA devient / becomes
NEUF
ARCHITECT(E)S

NEUFarchitectes.com

150 ELGIN
SHOPIFY

OTTAWA
4602.22

NO. REVISION DATE

MR
HY
2013.10.24
1:300

10TH FLOOR

10TH

SCHEDULE A1

LEGAL DESCRIPTION OF LAND

PIN 04115-0137(LT), being part of Lot 52 on Plan 4556, North of Gloucester Street, as in Instrument No. CR508147, and all of Lots 53, 54, 55, 56 and 57 on Plan 4556, North of Gloucester Street, City of Ottawa.

SCHEDULE B

DEFINITIONS

“Additional Rent” means all amounts except Basic Rent payable under the terms of this Lease.

“Additional Premises” has the meaning ascribed thereto in Item 4 of the Term Sheet.

“Article”, “Item”, “Schedule”, “Section” and “Subsection” mean the specified article, item, schedule, section or subsection, as the case may be, of this Lease.

“Base Building Standards” means bare concrete floors; T-bar grid and ceiling tiles; sprinkler heads, fire alarm systems and fire hose cabinets (if applicable) to an open floor plan; demising walls finished and primed ready for paint; Building standard exterior window coverings; Building standard light fixtures to an open floor plan; heating, ventilation and air conditioning distribution to an open floor plan (including thermostats, control valves, ducting and air diffusers) heating convectors (if applicable) and Building standard entry door.

“Basic Rent” means the amount set out in Item 8 of the Term Sheet payable by the Tenant to the Landlord in respect of each year of the Term.

“Bio-Medical Waste” shall mean and include the following:

(a)	(i) surgical waste including all materials discarded from surgical procedures, including but not limited to, disposable gowns, soiled dressings, sponges, casts, lavage tubes, drainage sets, underpads and surgical gloves;

(ii) pathological waste including all human tissues and anatomical parts which emanate from surgery, obstetrical procedures, autopsy and laboratory;

(iii) biological waste including blood and blood products, excretions, exudates, secretions, suctionings and other body fluids including solid/liquid waste from renal dialysis;

(iv) isolation waste including all waste emanating from the care or treatment of a patient on any type of isolation or precaution except reverse (protective) isolation;

(v) cultures and stocks of etiologic agents and associated biologicals including, without limitation, specimen cultures, cultures and stocks of etiologic agents, wastes from production of biologicals and serums, and discarded live and attenuated vaccines;

(vi) laboratory waste which has come in contact with pathogenic organisms, including but not limited to, culture dishes, devices used to transfer, inoculate and mix cultures, paper and cloth which has come in contact with specimens or cultures;

(vii) animal carcasses exposed to pathogens in research, their bedding and other waste from such animals;

(viii) sharps, including any discarded article that may cause punctures or cuts, including but not limited to, needles, IV tubing with needles attached, scalpel blades, glassware, and syringes that have been removed from their original sterile containers; and

(ix) any other wastes identified as infectious or similar wastes in any other applicable federal, provincial or municipal laws, regulations and guidelines; and

(b)	“Chemotherapy Waste” (also known as antineoplastic or cytotoxic waste) means and includes discarded items, including but not limited to, masks, gloves, gowns, empty IV tubing bags, vials, syringes and other contaminated materials which have been contaminated by chemotherapeutic drugs or antineoplastic agents; and

(c)	any waste defined as bio-medical waste under any applicable law or regulation.

“Building” means the building, structures and improvements from time to time during the Term erected in, upon or under the Land municipally identified in Item 3 of the Term Sheet and all alterations and additions thereto and replacements thereof.

“Business Day” means any day which is not a Saturday, Sunday or a statutory holiday observed in the province in which the Project is situated.

“Business Taxes” has the meaning ascribed in Subsection 8.02(b).

“Capital Tax” – Intentionally Deleted.

“Claims” means claims, losses, actions, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), judgments, executions, liabilities, responsibilities, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees on a solicitor and client or substantial indemnity basis and any associated disbursements.

“Commencement Date” means the first day of the Term in respect of the Initial Premises, or the Additional Premises, as the case may be, as specified in Item 7 of the Term Sheet.

“Common Elements” means the areas, facilities, utilities, improvements, equipment and installations (collectively, “elements”) in the Project that, from time to time, are not intended to be leased to tenants of the Project (including, without limitation, elements within rentable premises that are intended for the benefit of tenants of the Project and their invitees and employees) or are designated from time to time as Common Elements by the Landlord and includes access roads, driveways and parking areas and facilities.

“Consultants” means any reference in this Lease to the Landlord’s independent accountant, auditor, architect, surveyor or other independent consultant shall be deemed to be such duly qualified consultant appointed by the Landlord in its absolute but reasonable discretion for the purposes of this Lease or of any provision hereof; and they will act in accordance with this Lease and the principles and standards of their professions. In determining any cost allocation the Landlord may rely on, and the parties shall be bound by, the decision or determination of the Landlord’s Consultants unless shown to be in error by the Tenant.

“Environmental Laws” shall include any federal, provincial, municipal or local laws, statutes, regulations, ordinances, guidelines, guidance notes, policies, judge made laws or common laws and any orders of a court or governmental authority, relating in any way to the natural or human environment (including land, surface water, groundwater, and real, personal, moveable and immoveable property), public or occupational health and safety, and the manufacture, importation, handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise.

“Event of Default” means any of the following events:

(a)	all or any part of the Rent hereby reserved is not paid when due and the Tenant fails to remedy such failure to pay within five (5) days after written notice;

(b)	the Term or any goods, merchandise, stock in trade, chattels or equipment of the Tenant on the Leased Premises is or are seized or taken or exigible in execution or in attachment or if a creditor takes possession thereof or if a writ of execution in respect thereof is issued against the Tenant or any Indemnifier;

(c)	the Tenant takes any steps in furtherance of or suffers any order to be made for its winding-up or other termination of its corporate existence or becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver or receiver/manager shall be appointed for all or any part of the business, property, affairs or revenues of the Tenant;

(d)	the Tenant makes a bulk sale of its goods at the Leased Premises, other than in connection with a Transfer permitted under the terms of this Lease;

(e)	the Tenant abandons the Leased Premises;

(f)	a report or statement required from the Tenant under this Lease is materially false or misleading except if it results from an innocent clerical error;

(g)	any policy of insurance taken out by either the Landlord or the Tenant with respect to the Project shall be cancelled by reason of any act or omission of the Tenant, and the Tenant does not rectify the situation caused by its act or omission within two (2) Business Days after written notice from the Landlord advising the Tenant that it is in default under this subparagraph (g);

(h)	the Tenant enters into a Transfer except in compliance with the provisions of this Lease; or

(i)	the Tenant fails to observe, perform and keep each and every covenant, agreement, provision, stipulation and condition herein contained to be observed, performed and kept by the Tenant, including observance and performance of the rules and regulations, (other than payment of Rent) and persists in the failure after 15 days’ written notice by the Landlord requiring the Tenant to remedy, correct, desist or comply (or if any breach would reasonably require more than 15 days to rectify, unless the Tenant commences rectification within the 15 day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the breach).

“Expropriated”, “Expropriating” and “Expropriation” have the meanings ascribed in Section 10.06.

“Final Premises” has the meaning ascribed thereto in Item 4 of the Term Sheet.

“Fiscal Year” means a period, from time to time determined by the Landlord, all or part of which falls within the Term, at the end of which the Landlord’s accounts in respect of the Project are balanced for auditing or bookkeeping purposes. Such period shall be 12 months except when the Landlord designates a new date upon which the fiscal year shall end. A Fiscal Year shall not be less than 10 months and no greater than 14 months.

“Health Emergency” means a situation, either real or perceived, in which the Landlord determines, based on what it believes to be reliable advice, including, without limitation, advice from a medical professional or a directive, bulletin, notice or other form of communication from a public health official, that Landlord Persons or Tenant Persons are or may be exposed in or at the Building to imminent danger from any disease, virus or other biological or physical agent which may, in any way, be detrimental to human health including, without limitation, SARS and avian flu (H5N1) or any variant thereof.

“Indemnifier” – Intentionally Deleted.

“Indemnity Agreement” – Intentionally Deleted.

“Initial Premises” has the meaning ascribed thereto in Item 4 of the Term Sheet.

“Land” means those lands legally described in Schedule A1 as same may be expanded or contracted from time to time.

“Landlord Person” means a human being who is an officer, director, employee or agent of: (i) the Landlord; (ii) the Landlord’s Agent; (iii) any contractor which does work in connection with the Building; and (iv) any supplier of services in connection with the Building.

“Landlord’s Agent” means the Person retained by the Landlord from time to time to operate or manage the Project which, as of the date of this Lease, is Morguard Investments Limited.

“Lease” means this lease, the Term Sheet, and all Schedules attached hereto which are referred to in this lease and every properly executed instrument which by its terms amends, modifies or supplements this lease.

“Leased Premises” means those premises in the Building which are described and identified in Item 4 of the Term Sheet and which are marked in a distinguishing manner on the plan attached as Schedule A.

“Leasehold Improvements” means:

(a)	all improvements, fixtures, installations, alterations and additions from time to time made, erected or installed to or in the Leased Premises, in addition to, beyond or replacing the Base Building Standards, including all partitions however affixed (excluding moveable and demountable partitions removable without any material damage to the Leased Premises), millwork and affixed wall units, internal stairways, doors, hardware, light fixtures, carpeting and other applied floor finishes, and heating, ventilating and air conditioning equipment and other building services not forming part of the Base Building Standards; and

(b)	alterations, improvements and equipment made or installed for the exclusive benefit of the Tenant elsewhere in the Project;

in either case whether or not installed by or on behalf of the Tenant and whether or not installed during the Term including, without limitation, all fixtures (except moveable trade fixtures) in the Leased Premises.

“Mortgagee” has the meaning ascribed in Section 13.04.

“Nominee” means the corporation (if any), named in Item 1(c) of the Term Sheet, which holds registered title to the Project as nominee of the Landlord.

“Occupancy Costs” has the meaning ascribed in Section 4.06(1)(a).

“Operating Costs” means in respect of any Fiscal Year the total of all costs, expenses and amounts, incurred or accrued in that Fiscal Year for or with respect to ownership, management, operation, maintenance, repair, upkeep, insurance, supervision, decoration and cleaning of the Project and the determination and allocation of such costs, expenses and amounts, whether incurred or accrued by or on behalf of the Landlord or by or on behalf of the Landlord’s Agent including, without limitation and without duplication or profit (excluding the management fees referred to in this Lease):

A. Inclusions - if provided by the Landlord (subject to certain exclusions and deductions as hereinafter set out):

(a)	the cost of providing and maintaining security, landscaping, gardening, recycling and snow and refuse removal;

(b)	the cost of heating, air conditioning and ventilating the Building and investigating and remedying air quality and moisture issues and issues related thereto, if any;

(c)	the cost of providing hot and cold or tempered water, electricity (including lighting) and all other utilities to all parts of the Project not otherwise paid by tenants;

(d)	the cost of providing janitor, window cleaning and general cleaning services including supplies to all parts of the Project including all premises leased to tenants of the Project;

(e)	the cost of replacement of building standard fluorescent tubes, light bulbs and ballasts in the Leased Premises and the costs of cleaning, maintaining and servicing of the electrical light fixtures in the Leased Premises if not separately invoiced pursuant to Section 7.02;

(f)	the cost of all insurance taken out and maintained by the Landlord under Article 9.00 and the cost of any deductible amount paid by the Landlord in connection with a claim under its insurance;

(g)	the rental or lease cost of all rented or leased equipment acquired for the operation or maintenance of the Project;

(h)	accounting costs incurred in connection with the Project including computations required for the imposition of charges to tenants and audit fees incurred for the determination of any costs hereunder and the reasonable costs of collecting and enforcing payment of such charges;

(i)	the cost of all equipment acquired for operation or maintenance of the Project if expensed fully in the Fiscal Year in which such equipment is acquired in accordance with sound accounting principles utilized in the real estate industry;

(j)	if expensed fully in the Fiscal Year in which the expense is incurred in accordance with sound accounting principles utilized in the real estate industry, the cost of any improvement, replacement, repair or alteration whether with respect to buildings, improvements, equipment, fixtures or otherwise which, in the opinion of the Landlord, is necessary to reduce or limit increases in Operating Costs or is required by the Landlord’s insurance carriers or by any changes in the laws, rules, regulations or orders of any governmental authority having jurisdiction, including those necessary to comply with energy and water conservation, fire protection, pollution and environmental control standards and the costs of any procedures required with respect thereto;

(k)	the cost of investigating, assessing, testing, monitoring, removing, enclosing, encapsulating or abating any Pollutants which are in or about the Project or any part thereof or which have entered the environment from the Project, if the Landlord is required to do so or if, in the Landlord’s opinion, it is harmful or hazardous to any Person or to the Project or any part thereof or to the environment;

(l)	the cost of repairs and replacements to or in respect of the Project including those resulting from normal wear and tear and otherwise and including those necessary with respect to the window coverings, decorations, elevators and escalators (if any), roof or any Parking Facilities;

(m)	the cost of repairs, replacements and improvements to systems and devices in the Project including, without limitation, the heating, ventilating, air conditioning, energy-saving and security systems and devices and telecommunications systems and devices;

(n)

in accordance with sound accounting principles utilized in the real estate industry, either amortization, in an amount determined in consultation with the Landlord’s certified or qualified accountant (whether incurred before or during the Term and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any repair, replacement, decoration or improvement of the Project not expensed within the Fiscal Year in which the expenditure was incurred and of all equipment required for the operation and maintenance of the Project not included within Operating Costs for the Fiscal Year in which the expenditure occurred in accordance with Subsections (i), (l) and (m) above, or depreciation, in an amount determined in consultation with the Landlord’s certified or qualified accountant, based on the cost (whether incurred before or during the Term and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any of those items which in accordance with sound accounting principles utilized in the real estate industry the Landlord has elected to treat as capital in nature together with, in each case, an amount equal to interest at the Prime Rate plus 1.5% per annum on the undepreciated or unamortized amount thereof;

(o)	the amount of all salaries, wages and fringe benefits paid to or for the benefit of, and all costs associated with the termination of the employment of, employees and others engaged either full-time or part-time in the operation or maintenance of the Project;

(p)	amounts paid for service contracts with independent contractors;

(q)	the cost of energy audits, conservation studies and other measures taken to conserve energy, reduce utility consumption and/or greenhouse gas emissions or reduce costs or liability and the cost of developing a plan for, and modifying and operating the Building, to achieve BOMA BESt environmental certification or LEED EB (short for Leadership in Energy and Environmental Design “Existing Building”) standard, or equivalent);

(r)	the cost of preparing a pandemic risk assessment and/or a Health Emergency plan, as well as the cost of dealing with a Health Emergency;

(s)	the cost of renting, operating and maintaining Project signs and providing directional signage;

(t)	any Sales Taxes for which the Landlord does not receive an input tax credit;

(u)	all other expenses of every nature incurred in connection with the maintenance and operation of the Project; and

(w)	the fair rental value of a reasonable amount of space in the Building occupied by the Landlord, its manager or personnel in connection with the Services;

plus a management fee equal to that amount paid to the Landlord’s Agent in respect of management of the Project or any part thereof or the Landlord’s reasonable charges in lieu thereof if the Landlord elects to self-manage the Project or any part thereof, which fee shall be in keeping with the industry standard; provided that such management fee, whether calculated as a percentage of Operating Costs or as a percentage of gross revenues received by the Landlord in respect of the Land and Building, shall not be calculated at a greater percentage than that charged to any other tenant of the Building (other than any tenant of the Building that is a federal, provincial, municipal or other governmental or quasi-governmental body or agency) As at the Commencement Date the management fee being charged to the Tenant will be three percent (3%) of gross revenues received by the Landlord in respect of the Land and Building.

B. Exclusions - Operating Costs shall exclude, without duplication and without limiting the generality of the foregoing, and except to the extent expressly included above:

(a)	debt service;

(b)	the cost of all repairs and replacements to the structure and structural components of the Building including the footings, foundations, structural columns and beams, structural subfloors, bearing walls and exterior walls, but excluding the roof membrane (the repair and replacement of which shall be included in Operating Costs) and day-to-day repairs (which shall be included in Operating Costs); and all costs and expenses incurred as a result of faulty construction or design, improper materials or workmanship, soil subsidence or structural defects in respect of the Project;

(c)	costs determined by the Landlord from time to time to be fairly allocable to the correction of initial construction faults or initial maladjustments in operating equipment, but only to the extent that such costs are recovered from the contractor or others responsible;

(d)	any ground rent payable by the Landlord in respect of a lease of the Land or part thereof;

(e)	tenant improvement allowances, leasing commissions and leasing costs in connection with leasing any part of the Project, and any costs or expenses incurred to satisfy the requirement of any other tenant or which are attributable to other leaseable premises;

(f)	all costs and expenses incurred directly as a result of the negligent or wilful acts or omissions of the Landlord or those for whom it is in law responsible;

(g)	all income taxes, corporation taxes, business taxes, capital or place of business taxes, or other taxes personal to the Landlord, or penalties relating to the late payment by the Landlord of any taxes;

(h)	all costs and expenses of carrying out any Landlord’s Work (including any such work necessitated by the Landlord’s non-compliance with codes, by-laws, or registrations) or relating to any expansion, renovation or remodelling of the Building; and

(i)	all costs of removing any Pollutants or Bio-Medical Waste from any portion of the Project including the Leased Premises, and of making any alterations, repairs or replacements in connection with any condition of environmental concern in respect of any portion of the Project including the Leased Premises unless caused by the Tenant or those for whom at law the Tenant is responsible.

C. Deductions - There shall be deducted from Operating Costs:

(a)	the proceeds of insurance, warranties and guarantees recovered by the Landlord applicable to damage, the cost of construction or repair of which was included in the calculation of Operating Costs paid by the Tenant; and

(b)	amounts recovered as a result of direct charges to the Tenant and other tenants to the extent that the cost thereof was included in the calculation of Operating Costs.

“Parking Facilities” means that part of the Project containing parking facilities with vehicular access thereto including, without limitation, parking spaces, ramps, circulation space, vehicular entrances and exits, the structural elements thereof and services, facilities and systems contained in or servicing such parking facilities.

“Person” means an individual, partnership, firm, corporate entity, trust, syndicate, unincorporated organization, government or any department or agency thereof or any combination of them.

“Pollutants” means any substance which is regulated by or which would be considered a contaminant, pollutant, waste or deleterious or hazardous substance under Environmental Laws, or which is or may be hazardous to persons or property or detrimentally affect property value and includes, without limiting in any way the generality of the foregoing:

(a)	radioactive materials;

(b)	explosives;

(c)	any substance that, if added to any air, land and/or water, would degrade or alter or form part of a process of degradation or alteration of the quality of that air, land and/or water, to the extent that it is detrimental to its use by human beings or by any animal or plant;

(d)	any solid, liquid, gas, microorganism, mould, sound, vibration, ray, heat, radiation, odour or combinations of any of them that is likely to alter the quality of the environment (including air, land and water) in any way or the presence of which in the environment is prohibited by regulation or is likely to affect the life, health, safety, welfare or comfort of human beings or animals or to cause damage to or otherwise impair the quality of soil, vegetation, wildlife or property;

(e)	toxic substances;

(f)	substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental or municipal authority having jurisdiction over the Landlord, the Tenant, the Leased Premises or the Project of which the Leased Premises form a part;

(g)	any substance, the use or transportation of which or the release of which into the environment is prohibited, regulated, controlled or licensed under Environmental Laws;

(h)	anything contaminated by any Pollutants; and

(i)	Bio-Medical Waste.

“Prime Rate” means the rate of interest per annum established from time to time by The Bank of Nova Scotia (or such other bank being one of the 5 largest Canadian chartered banks measured by assets as the Landlord may designate from time to time) at its head office in Toronto, Ontario as the reference rate of interest to determine interest rates it will charge on Canadian dollar loans to its Canadian customers and which it refers to as its “prime rate”.

“Project” means the Land and Building and includes, without limitation, all Common Elements.

“Property Tax Year” means the 12 month period set by the municipal taxing authorities as the period for and over which Property Taxes and, where applicable, business taxes are assessed, charged and payable by the owner or occupant of the Project or Leased Premises respectively, whether on a calendar or fiscal year or any other basis.

“Property Taxes” means all taxes, rates, levies, duties and assessments whatsoever whether municipal, school, provincial, parliamentary or otherwise levied, charged, imposed or assessed against the Project or upon the Landlord in respect thereof or from time to time levied, charged, imposed or assessed in the future in lieu thereof or in addition thereto, including, without limitation, those levied, charged, imposed or assessed for education, school and local improvements and all reasonable costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments including, without limitation, reasonable legal fees on a solicitor and client or substantial indemnity basis and other professional fees and interest and penalties on deferred payments, but excluding income or profits taxes upon the income of the Landlord. If any portion of the Project is assessed or taxed other than at the prevailing commercial assessment rates and mill rates due to the occupancy of any tenants or the nature of any tenant’s operation, then the amount of such taxes, rates, levies, duties or assessments shall be adjusted to be an amount equal to the amount which would have been incurred had such portion of the Project been assessed and taxed at the prevailing commercial assessment rates and mill rates throughout the entire period for which the calculation is being made. Any tax levied on commercial property or other like tax based on the area or use of the Project or the Leased Premises or any tax on rent imposed in lieu of the foregoing taxes are included herein. Property Taxes shall not include any Business Taxes payable by the Tenant pursuant to Section 8.02 and any similar Taxes levied or assessed separately against other rentable premises in the Project.

“Rent” means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease. Provided that any and all amounts so payable which are collectible by the Landlord as agent of a taxing authority and which are Taxes imposed by that authority on the Tenant are included in Rent so as to determine the Landlord’s rights and remedies in the case of delay or failure to pay the same notwithstanding that the same do not accrue to the Landlord as rent hereunder.

“Rentable Area” means the area of the Leased Premises, the Building or any part thereof as determined by the Landlord and which may be adjusted from time to time to give effect to any structural or functional change and any change in the leasing pattern in the Building, and which shall be calculated in accordance with the BOMA ANSI standards specified in Item 5 of the Term Sheet (except to the extent altered by this definition) as follows:

(a)	in the case of premises occupying the whole of one or more floors, the Rentable Area of such premises shall be determined by measuring to and from the inside finish of permanent outer Building walls or from the glass line, whichever extends further, but shall not include stairs and elevator shafts (except stairs and elevators exclusively serving the Tenant where the Leased Premises consist of more than one floor), flues, stacks, pipe shafts and vertical ducts with their enclosing walls. Washrooms, air conditioning equipment rooms, fan rooms, janitors’ closets, electrical closets and other closets serving that floor or floors shall be included in the Rentable Area of such premises. No deductions shall be made for columns and projections necessary to the Building;

(b)	in the case of premises occupying part of a floor, the Rentable Area of such premises shall be determined by measuring from and to whichever of the following form the boundaries of such premises: the inside finish of permanent outer Building walls or from the glass line, whichever extends further; the centre of partitions which separate such premises from adjoining premises or public and/or service areas; and the office side of the corridor walls or other permanent partitions, without in any case, deduction for columns and projections necessary to the Building, and includes washrooms, air conditioning equipment rooms, fan rooms, janitors’ closets, electrical closets and other closets within and serving the Leased Premises exclusively, but does not include stairs and elevator shafts supplied by the Landlord for use in common with other tenants, and flues, stacks, pipe shafts or vertical ducts with their enclosing walls within the Leased Premises; the Rentable Area as so determined shall have added thereto a portion of the area of the public and/or service areas on such floor which, without limitation, shall include corridors, elevator lobbies, washrooms, air conditioning equipment rooms, fan rooms, janitors’ closets, electrical closets and other closets serving that floor. The portion of such area of the public and/or service areas so added shall be that portion from time to time which the Rentable Area of such premises bears to the Rentable Area of all premises leased or set aside from time to time for leasing by the Landlord on that floor (including such premises).

“Sales Taxes” means goods and services taxes payable pursuant to Part VIII and IX of the Excise Tax Act, as amended and re-enacted from time to time, as well as any blended or harmonized sales tax which combines such taxes with provincial sales taxes (however characterized or named), and any other like taxes levied from time to time by any governmental authority having jurisdiction, against Rent and any other charges payable under this Lease.

“Security Deposit” has the meaning ascribed in Section 4.02.

“Service(s)” means those activities, personnel, facilities, systems and supplies required for the complete decoration, repair, administration, replacement, maintenance, improvement and operation of the Project.

“Taxes” means comprehensively all various classes and types of taxes, rates, levies, fees, duties, charges and assessments from whatever source arising and levied, rated, imposed, assessed, conferred or chargeable against the Project, the Leased Premises or in respect of the occupancy and activity carried on therein or on account of the Landlord’s ownership of or interest in the Project or on account of rents payable with respect therefor and includes Property Taxes, business taxes or any like tax or other amount levied or assessed in lieu of, in addition to, or in substitution therefor, whether or not similar to or of the foregoing character and whether or not in existence on the date hereof, and all costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments including, without limitation, legal fees on a solicitor and client or substantial indemnity basis and other professional fees and penalties on deferred payments, but excluding income or profits taxes upon the income of the Landlord.

“Tenant Person” means a human being who is an officer, director or employee of: (i) any tenant or occupant of the Building or any invitee of a tenant or occupant of the Building; (ii) a contractor which does work for any tenant or occupant of the Building; and (iii) a supplier of services in connection with any area or space suitable for use or occupation in the Building.

“Tenant’s Occupancy Costs” means for each Fiscal Year the Tenant’s Proportionate Share of the Operating Costs and the Tenant’s Proportionate Share of Taxes, in each case for that Fiscal Year.

“Tenant’s Proportionate Share” means a fraction, the numerator of which is the Rentable Area of the Leased Premises and the denominator of which is the Total Rentable Area of the Building.

“Term” means the period of time set out in Item 7 of the Term Sheet unless sooner terminated.

“Term Sheet” means the pages identified as Term Sheet attached to this Lease; and all information and particulars contained therein shall form part of this Lease.

“Total Rentable Area of the Building” means the total Rentable Area of the Building located at or above grade level.

“Transfer” means:

(a)	an assignment, sublease, licensing or other disposition by the Tenant of this Lease or any interest therein or any interest in the Leased Premises (whether or not by operation of law) or in a partnership that is the Tenant under this Lease, or a mortgage or charge (floating or otherwise) or other encumbrance of or upon this Lease by the Tenant, except a Transfer that occurs on the death of the Transferor;

(b)	a parting with or sharing of possession of all or part of the Leased Premises; and

(c)	a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, of all or part of the corporate shares of the Tenant which results in a change in the effective voting control of the Tenant (unless the Tenant is a corporation whose shares are traded on a stock exchange in Canada or the United States of America or is a subsidiary of such a corporation).

“Transferor” and “Transferee” have meanings corresponding to the definition of “Transfer”. In the case of a Transfer described in item (c) of the definition of Transfer, the Transferor is the Person that has or would have effective voting control before the Transfer and the Transferee is the Person that has or would have effective voting control after the Transfer. The singular and plural forms of defined words and phrases shall have corresponding meanings.

SCHEDULE C

RULES AND REGULATIONS

1. Definition - In these rules and regulations, “Tenant” includes the employees, servants, agents, invitees, subtenants and licensees of the Tenant and others over whom the Tenant can reasonably be expected to exercise its control.

2. Common Elements - Subject to the terms of this Lease, the Landlord reserves entire control of the Common Elements and will maintain them in such manner as it deems best for the benefit of the tenants generally. The Landlord reserves the right to restrict and regulate the use of the Common Elements by the Tenant and by persons making deliveries to the Tenant.

3. Smoking - Smoking is not permitted in the Building or in any area outside of the Building and on the Land which has not been designated by the Landlord as a smoking area.

4. Obstructions - The sidewalks, driveways, entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered or obstructed by the Tenant or be used by it for any purpose other than for entrance to and exit from the Leased Premises.

5. Deliveries - The Tenant shall not permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway, parking area or other Common Elements. The Tenant shall ensure that deliveries of materials and supplies to the Leased Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in or to the Building caused by any person making such deliveries. The Landlord reserves the right to remove at the expense and risk of the owner any vehicle not using designated “vehicle standing” areas.

6. Security - The Landlord may from time to time adopt appropriate systems and procedures for the security and safety of the Building, including restricting access during non-business hours and the Tenant shall comply with the Landlord’s reasonable requirements relating thereto. Notwithstanding the foregoing, the Tenant may operate its business in, and have access to, the Leased Premises 24 hours per day, 7 days per week, 365 days per year.

7. Locks – No additional locks or bolts of any kind shall be placed by the Tenant upon any of the doors or windows of the Leased Premises, nor shall any changes whatsoever be made to existing locks or the mechanics thereof except with the Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed unless duplicate keys (or the relevant combinations or access cards) are provided to the Landlord forthwith after installation of such locks, bolts or other mechanics of access. The Tenant shall not permit any duplicate keys to be made, but additional keys as reasonably required shall be supplied by the Landlord when requested by the Tenant in writing and at the Tenant’s expense. Upon termination of this Lease, the Tenant shall surrender to the Landlord all keys to the Leased Premises and any other parts of the Building together with any parking passes or other devices permitting entry.

8. Antennae - The Tenant shall not mount or place an antenna or aerial of any nature on the exterior of the Leased Premises or Building or, unless it first obtains the Landlord’s prior written consent, anywhere within the Leased Premises.

9. Garbage - The handling and disposal of garbage shall comply with arrangements prescribed by the Landlord from time to time. No disproportionate or abnormal quantity of waste material shall be allowed to accumulate in the Leased Premises and the cost of removal or clearing of quantities in excess of such normally provided service may be charged to the Tenant.

10. Recycling - The Tenant shall participate in all Building recycling, energy reduction and water conservation programs as may be determined by the Landlord from time to time.

11. Repairs, Alterations and Improvements - The Tenant shall carry out repairs, maintenance, alterations and improvements in the Leased Premises only in a manner which will not interfere with the rights of other tenants in the Building in accordance with the terms of this Lease.

12. Maintenance - The Tenant shall provide adequate facilities and means to prevent the soiling of walls, floors and carpets in and abutting the Leased Premises whether by shoes, overshoes, any acts or omissions of the Tenant or otherwise.

13. Installations and Wiring - The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building except for the hanging of decorations and in compliance with Section 7.04 of the Lease. If the Tenant desires electrical or communications connections, the Landlord reserves the right to direct qualified persons as to where and how the wires should be introduced, and without such directions, no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized in writing by the Landlord.

14. Heating, Air Conditioning and Plumbing Systems - The Tenant shall not attempt any repairs, alterations or modifications to the heating, air conditioning or plumbing systems.

15. Water Fixtures - The Tenant shall not use the plumbing facilities for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the Tenant shall pay the cost of any breakage, stoppage or damage resulting from a violation of this provision.

16. Personal Use of Leased Premises - The Leased Premises shall not be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes as permitted under this Lease.

17. Solicitations - The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

18. Heavy Articles - The Tenant shall not, in the Leased Premises or the Building, bring in, take out, position, construct, install or move anything liable to injure or destroy any part of the Building including, without limiting the generality of the foregoing, any safe, business machinery or other heavy machinery or equipment without the prior written consent of the Landlord. In giving such consent, the Landlord shall have the right, in its sole discretion, to prescribe the permitted weight and the position thereof, and the use and design of planks, skids or platforms required to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other machinery shall occur only by prior arrangement with the Landlord.

19. Bicycles, Animals - The Tenant shall not bring any animals, except for guide dogs, into the Building and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

20. Furniture and Equipment - The Tenant shall ensure that furniture, equipment and fixtures being moved into or out of the Leased Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused thereby.

21. Heating / Cooling - The Tenant shall not use any means of heating or cooling the Leased Premises other than that provided by or specifically otherwise permitted in writing by the Landlord.

22. Undue Electrical Loads, Heat, Vibration or Interference - No material or equipment which could cause undue loads on electrical circuits or undue vibration, heat or noise or which could interfere with wireless or other communications shall be brought into the Building or used therein by or on behalf of the Tenant and no unusual or out of the ordinary machinery or tools of any kind shall be affixed to or used in the Leased Premises without the prior written consent of the Landlord.

23. Fire Regulations - The Tenant shall not do or permit anything to be done in the Leased Premises or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other tenants, or violate or act at variance with the laws relating to fires or with the regulations of the fire department or the board of health. The Tenant shall cooperate in any fire drills and shall participate in all fire prevention or safety programs designated by the Landlord.

24. Flammable Materials - No flammable oils or other flammable, dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises other than in accordance with applicable laws.

25. Food and Beverages – Subject to Section 19 of Schedule E, only persons approved from time to time by the Landlord may sell, serve or distribute foods in any part of the Building (other than in the Leased Premises) or use the elevators, corridors or other Common Elements for any such purpose. Subject to Section 19 of Schedule E, the Tenant shall not permit in the Leased Premises the use of equipment for the preparation, serving, sale, distribution or dispensing of food and beverages that requires special venting except with the prior written consent of the Landlord (acting reasonably) and in accordance with arrangements approved by the Landlord (acting reasonably). All such equipment shall be installed, maintained and used by the Tenant strictly in accordance with all applicable laws, statutes, codes and by-laws, the Landlord’s reasonable rules and regulations and the requirements of the Landlord’s and Tenant’s insurers.

26. Notice of Accidents - The Tenant shall give immediate notice to the Landlord in case of fire or accident in the Leased Premises or in the Building, or in case of defects therein or in any fixtures or equipment thereof, notwithstanding the Landlord may have no obligations with respect thereto.

C-2

27. Janitorial Services - The Tenant shall not use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises, except with the prior written consent of the Landlord.

28. Dangerous or Immoral Activities - The Tenant shall not make any use of the Leased Premises which could result in risk or injury to any person, nor shall the Leased Premises be used for any immoral or criminal purpose.

29. Proper Conduct - The Tenant shall not perform any acts or carry on any practice which may damage the Common Elements or be a nuisance to any other tenant in the Project.

30. Health Screening - The Landlord shall be entitled, during such time as there is a Health Emergency, to require all occupants of the Building to comply with reasonable measures imposed in respect thereof by the Landlord, including health screening, the use of hand washing and other sanitation products directly related to the management of the Health Emergency, attendance at mandatory training sessions, and the use of additional protective clothing by all occupants, invitees and tenants such as protective barriers, gloves and masks.

31. Access During Health Emergency - During a Health Emergency, the Landlord shall be entitled to specify modes of ingress and egress from and to the Building for tenants generally, or for specific tenants, occupants or invitees who may have a heightened risk of either exposure to a health threat or a heightened risk of transfer of unhealthy condition to other tenants, invitees or visitors in the Building.

32. Disclosure by Tenant - The Tenant shall take reasonable steps to inform the Landlord of any outbreak of an infectious disease amongst its employees where such outbreak may impact the health and/or safety of other tenants in the Building or lead to a Health Emergency.

33. Health Emergency Drills - The Tenant shall participate in any Health Emergency drill that the Landlord shall choose to implement, acting reasonably, in preparation for a Health Emergency.

34. Additional Rules and Regulations - The Landlord shall have the right to make such other and further reasonable rules and regulations as in its sole judgment may from time to time be necessary or of benefit for the safety, care, cleanliness and appearance of the Project and for the preservation of good order therein, subject to the provisions of Section 5.07 of the Lease.

C-3

SCHEDULE D

LANDLORD’S WORK

Part 1

150 Elgin Street

LANDLORD’S BASE BUILDING WORK

In this Schedule D, the term “Premises” shall mean the Leased Premises. The following Base Building Conditions will be provided (supplied and installed) at Landlord’s sole cost and expense (unless specifically stated otherwise) for the Premises leased by the Tenant to allow for reasonably unimpeded commencement of Leasehold Improvement construction by or for the Tenant. Drawings for Base Building construction improvements shall be paid by Landlord.

1.	GENERAL

Building standard public corridors in common areas, and code compliant elevator cars, elevator lobbies in common areas, washrooms.

City of Ottawa may require ceiling tile and sprinklers to be installed and operational. Provided the Landlord and Tenant have agreed (and Tenant design is complete on schedule), the Landlord will install ceiling tiles to Tenant design. The Landlord has installed sprinklers on all floors on an open layout design and the Tenant acknowledges that any modification to the sprinkler layout shall be subject to the approval of the Landlord and at the Tenant’s sole cost and expense. Ceiling tiles, light fixtures and sensors may be left on a pallet on the floor for installation by Tenant at Tenant cost if Tenant design is not completed on schedule.

Locking devices and closers for all Building exit, stairwell, electrical/telephone and other Building core doors.

Landlord shall supply base building drawings (architectural, structural, mechanical, electrical, plumbing and fire protection) electronically in AutoCAD version 2000 or more current format to the Tenant for their use.

There shall be no charges to the Tenant or the Tenant’s contractors for after-hours access to the Premises. For full floor tenant occupancy, the Base Building condition does not include corridors, suite doors or exit doors, elevator lobby finishes to floor, wall or ceiling. Elevator surrounds are Base Building format. The Tenant acknowledges that its design for the 7th Floor must include a corridor to provide a secondary entrance for the purposes of ingress and egress to the roof-top terrace, to be constructed at the Tenant’s expense.

Multi-tenant floors include corridors, exit and entry doors to meet code, floor, wall and ceiling finished to inside edge of elevator lobby and corridor. For multi-tenant or cross over floors, the lobby and corridor construction may be delayed to coincide with the design and construction of the Tenant build-out, subject to building occupancy requirements. Cross-over floors are floors 6, 11, 16 and 21.

2.	FLOOR CONDITION

Areas leveled subsequent to initial pouring of slab to be sealed after curing. Floor leveling not complying with this requirement discovered during Tenant Improvement construction shall be remedied by the Landlord.

Finished surfaces to be free of pits and cracks, ready to receive carpet or hard/resilient materials.

The Tenant reserves the right to install raised flooring on any or all of the Premises it being understood that the cost associated therewith is Tenant’s cost.

Floor leveling shall meet the standard outlined in the structural specification (attached as Item 1, Part 2 of this Schedule D). Adherence to the standard may require additional leveling by the Tenant, in areas receiving large tiles or stone. The floor levels will be surveyed by the Landlord prior to start of Tenant fixturing. All floors shall be sealed.

3.	WALL, COLUMN, LOBBY, CORE AND PERIMETER BULKHEAD CONSTRUCTION & FINISHES

All core walls including, but not limited to, tenant facing side of elevator shafts, stair shafts, freestanding and engaged columns, save and except prefinished round columns, perimeter window wall knee-walls and bulkheads, and other core elements to be furred with drywall, taped, sanded, and ready to receive final Tenant finishes to a minimum height of 9’-0” (save walls designed to lower height) above each floor. At corridor (on crossover floors or multi-tenant floors) and adjacent the Tenant demising walls, Landlord shall frame the wall and provide one sheet of 5/8” fire code drywall from floor to the structural slab on face of studs opposite from Premises, with tenant corridor side of partition finished with base building standard finishes stacked and ready for installation by the Tenant.

Provide new building standard window coverings. Coverings shall be cleaned and stored by the Landlord and will not be installed by the Landlord until just before the Tenant’s occupancy, but prior to furniture installation, upon reasonable notice from the Tenant. Base Building window coverings are Solarfective single manually chain operated Teleshade, T-1 style with Sheer Weave SW4000 sun control (5% openness), fabric 505 “mid grey”, clear anodized with child-safe chain retainers. At the option of the Tenant, the Landlord will provide a credit for the supply and installation of standard window coverings.

4.	OTHER PERIMETER FINISHES

Building perimeters will be fully finished as relates to water proofing, caulking, glazing and metal finishing, including all required glass replacement (in the event of defects and/or cracked or broken panes), glass cleaning on exterior, metal touch-up and cleaning, and any other actions required to render the perimeters to a tenant-ready condition.

At the time of premises turnover for Tenant fixturing, a premises inspection will be undertaken with a mutually agreed acceptance of readiness for Tenant fixturing. In the event of disagreement the Landlord’s architect’s decision shall be final.

5.	CEILINGS

Provide a credit for the supply and installation of the grids and for the supply of the tile only.

The space between the 9’-0” high T-bar ceiling and the underside of the structure is a minimum of 23” inches.

6.	WASHROOMS

Finished toilet rooms included within the core area on the office floors which comply with Building Code regulations and provide for handicapped accessibility in accordance with applicable code.

7.	HVAC WORK

Systems Operation Standards – Landlord provided HVAC system for all general office and ancillary areas, in operation during regular business hours in accordance with the Lease, shall be sufficient to maintain the following temperatures within the Building (Based on Climatic Data in Ottawa Building By-Law 1% winter, 2 1/2 % summer):

For detailed design see Part 2 of this Schedule D, 150 Elgin Street Base Building Specifications, Mechanical Systems.

8.	TENANT FIXTURING

Landlord shall provide reasonably temperate heating, air conditioning and ventilation to the Premises during the period, including after Business Hours for work which Landlord requires contractor to perform on an after-hours basis. Post Tenant fixturing air balancing cannot be completed until after completion of Tenant Fixturing and same shall be completed at Tenant’s expense.

After the commencement of Tenant Fixturing, there shall be no restrictions on the Tenant’s placement of furniture within the Premises including, but not limited to, proximity to exterior wall of Building provided that the Landlord will require access to clean windows.

After completion of “Dusty Work” and just prior to completion of Tenant Fixturing, at the Tenant’s request at no additional cost to the Tenant, Landlord shall turn on HVAC within Premises twenty-four (24) hours per day, fourteen (14) days in advance of the Tenant’s occupancy for the purpose of conducting business.

Throughout the weekend (s) in which the Tenant moves into the Premises beginning at 6:00 PM Friday and through 2:00 AM Monday, Landlord shall provide HVAC services to the Premises at no charge to the Tenant.

9.	ELECTRICAL WORK

There shall be available at the core on each floor of the Premises, electrical capacity to service each such floor to at least five (5) watts per usable square foot, demand load, which shall be in addition to any watts needed to operate the base building equipment servicing the Premises including HVAC systems within or outside of the Premises.

The Landlord to furnish and install electrical sub-metering for the rented space. The Base Building specifications include one (1) electrical sub meter per floor for receptacle power assuming single tenancy per floor which meter is for Landlord metering and not for direct Hydro billing. The Tenant shall be permitted to install electrical devices and conduit in perimeter knee-walls and exterior building column furr-outs. The Tenant acknowledges that all drywall has already been installed in the Leased Premises and the cost of breaking and repairing or reinstalling drywall in connection with the installation of electrical devices and conduits shall be for the cost of the Tenant.

10.	FIRE HOSE, VALVE AND EXTINGUISHER CABINETS

As required by Code, provide recessed fire hose, valve and extinguisher cabinets (complete with fire extinguishers) for turn-over to the Tenant’s contractor (if applicable) finished and complete with hoses based on locations shown on final tenant improvement partition plans. Location to be coordinated with the Tenant’s architect or designer. Landlord to furnish and install wall mounted extinguishers in all Building mechanical and electrical rooms in accordance with applicable code.

11.	SAFETY SYSTEMS

Provide emergency exit lights and signs at Building common areas, multi-tenant corridors, elevator lobbies, toilet rooms and similar spaces with all emergency circuits, fire alarm pull stations, life safety communication speakers, smoke detectors, strobes and connection to fire annunciator panel as required by City and/or Provincial codes and sprinkler system to the boundaries of the Tenant’s Premises to open plan.

Provide fire proofing at all existing structural members as required by applicable code.

12.	COMMUNICATION SYSTEM

The Building will be served by two (2) separate telecommunications service entrances capable of receiving service from multiple telecommunications vendors to a single telecommunications room.

Landlord will provide the Tenant with dedicated sleeves between the stacked telecommunication rooms as identified elsewhere to run its telephone, data and satellite transmission cabling to equipment located or to be located in the applicable telephone and/or data equipment closets or other areas of the Building designated for such purposes. Should the Tenant elect to have dedicated communication risers (copper or fiber), Landlord shall allow the Tenant, at the Tenant’s sole cost to install such dedicated riser cable from the main Base Building Demarc directly to the Tenant’s Data Center / MDF within their Premises.

Cable TV at Tenant’s cost and design – Available for the Tenant to connect on its floors. Landlord to contract with cable provider.

Two riser banks are available to serve the high-rise and the low rise floors. Redundancy can be achieved with separate conduit runs in a single riser bank or in two riser banks serving the floor in proximity to the 14th floor. For clarity, the riser banks consist of sleeves in each of the stacked telecom rooms.

For purposes of orderly installation, organizing, and maintaining and record drawing providing security of telecom infrastructure, a riser manager will be engaged to carry out work within the riser network of the Building, at market rates.

Telco infrastructure costs, such as fiber or copper cabling, will be the responsibility of the Tenant.

13.	PLUMBING

Waste, water and vent riser for the Tenant’s plumbing tie-ins at no less than 2 two evenly distributed locations on the floor.

Fixtures – Mop basin in janitor’s closet. Janitor’s closet shall be in a separate room, accessible from the public circulation areas of the floor on multi-tenant or crossover floors.

Janitor’s closets are provided on each floor such that maximum travel to access a janitor’s closet is 2 floors. A water supply tap is provided at each floor.

14.	SECURITY

The Building security system will be provided by the Landlord and provided the Tenant chooses a compatible system, the Tenant shall have the ability to tie-in to the existing Building security system and/or install a Tenant Operated System within their premises at Tenant cost. Save on multi-tenant floors, the Tenant reserves the right to install card readers with electronic door locking devices and intercoms and (subject to applicable code) upgrade finishes at stair shafts to allow the Tenant to use fire stairs for vertical circulation between the Tenant’s floors.

The Landlord at its cost, will provide conduit in stairwell doorways to facilitate the installation of security card readers as above. The Tenant acknowledges that the Landlord has installed a fully integrated base building harmony locking system with security card readers.

Provided the Tenant chooses a compatible system to the Building security system, the Tenant shall retain control and responsibility of programming and issuing security cards to its employees. The Landlord will provide up to 500 security cards (as determined by the Tenant) to the Tenant at no cost to the Tenant. Tenant must pay for any security cards provided to the Tenant over and above 500 security cards.

15.	MISCELLANEOUS

The Tenant shall have the right to competitively bid and/or select the general contractor and subcontractors to perform Tenant work, subject to the reasonable approval of the Landlord, which approval shall not be unreasonably withheld. The Landlord hereby approves the Tenant’s contractor, The Lake Partnership Inc. and the Tenant’s architect, Line Box Studio Inc. The Tenant and their contractors shall have reasonable use of the Building’s service elevators for after-hours hoisting and dock access/space at no cost. The Landlord shall use its reasonable efforts to supply, at no cost to the Tenant and their contractors, a materials staging area, dumpster location adjacent to the loading dock capable of accommodating a forty cubic yard dumpster during the construction process.

Service elevator and loading dock use during tenant construction shall be coordinated by the Landlord to accommodate the various contractors working within the Building. Washrooms on the Tenant floors shall be turned over to the Tenant at the start of the fixturing period.

16. Appendix 1 to Schedule D sets out, for clarity, those material and/or labour credits to be given to the Tenant in connection with the Landlord’s Work.

Part 2

150 Elgin Street

Base Building Specifications

In this Schedule D, the term “Premises” shall mean the Leased Premises.

Proposed Base Building

150 Elgin Street is planned as a 21 storey, high-rise, mixed-use building located in downtown Ottawa bordered by Elgin and Gloucester Street and Laurier Avenue West.

The composition of the complex includes the following:

a.	At the ground floor, commercial spaces such as boutiques, a gourmet food market, restaurants, various amenities and a winter garden.

b.	20 floors of office space located in the upper levels of the Building starting on the 2nd floor.

c.	3 levels of parking provided below ground for Building and public use, totaling 213 cars.

d.	Panoramic rooftop gardens located above off the 4th and 7th floors.

A separate ground floor lobby will be created for the office component of the Project with direct access from Gloucester Street, off Laurier Avenue and Elgin Street. Each office floor will have service provided by six (6) elevators. The Rentable Area of the office component is approximately 351,054 square feet, which on a per floor basis ranges from 25,300 square feet to 11,600 square feet.

Building Classification Structural System

The office component of the Building is classified by the “National Building Code” and “Ontario Building Code” as “Group D: Business and Personal Services Buildings”, and shall be of non-combustible construction. The floor assemblies shall be fire-separated with a fire resistance rating of not less than two (2) hours. All load-bearing walls, columns shall have a fire resistance rating of not less than two (2) hours and it will be free of all dangerous or environmentally contaminating materials. The Building will be designed in accordance with the National Building Code and Ontario Building Code Standards for Barrier Free Design.

The structure shall consist of reinforced concrete columns and slabs both below grade (storage and parking levels) and above grade (offices and amenities), all on a 30’-0” x 30’-0” (9,145 x 9,145) bay system and on a modular grid of 5’-0” x 5’-0” (1,520 x 1,520). Imperial dimension type ceiling grid.

Exterior Envelope

The exterior envelope of the Building shall be designed in accordance with the requirements of Part 5 of the 2005 National Building Code.

Exterior walls will be installed in precast concrete panels and will consist of “sandwich” type wall construction, with exterior surfaces in precast concrete panels, backed with rigid insulation, a continuous air barrier, metal studs and interior drywall finish. The minimum thermal resistance of the wall assembly shall be R-20. Walls to have finished gypsum board with one coat of primer.

Curtain wall sections shall be Duranar and/or clear anodized finished aluminum and glass, with insulated spandrel panels, backed by an interior drywall finish. Glazing shall be tinted thermal-sealed units. All glazing shall be low-emissivity glass. The entire curtain wall system shall meet the rain-screen principle and all the requirements of applicable codes for wind loads, deflection, condensation, water and air infiltration. The spandrel assembly shall have an effective thermal resistance of R-7. The windows and frames shall be designed so that no condensation occurs on interior surfaces at 30% interior RH with an exterior temperature of -25C. Interior finish to be clear anodized.

The windows in precast panels shall be “punched” windows, finished with clear anodized aluminum frames thermally broken and finished in thermosetting acrylic paint. Glazing shall be tinted with low-emissivity sealed units, and to meet all the requirements of applicable codes for wind loads, condensation, and water and air infiltration. All windows shall be provided with commercial office grade sun shade systems. The Landlord shall provide the Tenant with a sample of and specifications for the Base Building sun shade system.

Roof

The roof assembly shall be inverted type roofing, with two (2) layers of modified asphalt membrane reinforced with polyester sheet. Insulation shall be rigid extruded polystyrene two (2) layers of 2” each, covered with filtering membrane and gravel ballast. The roof assembly shall have a minimum thermal resistance of R-20, and shall meet the requirements of CAN2 37-GP-50M.

Interior Finishes – still in co-ordination with the Landlord’s architect, however current specifications include:

Main entrance and elevator lobby to the office tower

Floor finishes shall be high-quality stone/granite/ceramic tile. Recessed floor grilles shall be provided in front of exterior doors.

Wall finishes shall be combination of materials such as stone, metal/ceramic tile/ wood veneer/ glass and painted drywall. Ceiling shall be painted drywall 14’-0” high with cove lighting and some accent lighting.

A custom-designed reception desk shall be provided and will include monitoring equipment of Building security and elevator controls.

Typical floor elevators, lobbies

Floor finishes shall be commercial quality carpet and/or ceramic tile accented with granite/ceramic tile. Walls shall be finished in drywall and glazing. Ceilings shall be painted drywall 9’-0” high, coffered with cove lighting and recessed fluorescent perimeter lighting. Elevator directional signs will be provided at each lobby.

Washrooms

Walls shall be finished with ceramic tiles. Floors shall be covered with non-slip ceramic tiles with matching cove bases. Ceiling shall be suspended 8’-0” high drywall painted with recessed fluorescent cove lighting. Toilet partitions to be metal finish, ceiling-hung and fixtures are to be wall-mounted. Toilet accessories are to be recessed and have stainless steel finishes.

Vanity tops and full fronts to be solid-surface material with mirrors full width over vanity top on typical floors. Handicapped facilities are to be provided on every floor and shall be designed to OBC and National Building Code requirements for barrier free access, in compliance with CSA-B651-04.

Each washroom shall be provided with the following:

•	Paper towel dispenser, high speed hand dryers and waste receptacle

•	Double roll toilet tissue holder (in each toilet)

•	Feminine napkin disposal (in each ladies water closet)

•	Vanity mounted soap dispenser

•	Grab bars in handicapped toilets

Mechanical, Janitor and Electrical Rooms on Each Floor

Walls in service areas to be waterproof drywall - with tile behind sinks - or concrete block painted. Ceiling to be exposed concrete structure painted. Floors to be sealed or painted.

Base Building Finish of Office Areas

Ceiling 9’-0” high with 20” x 60” acoustical ceiling tiles in a grid of 5’-0” x 5’-0” on exposed “T” bar metal suspension. Acoustical panels with a high NRC 35 STC minimum acoustical rating, Class A, washable matte white finish with light reflectance over 75%.

Light fixtures are to be integrated into the ceiling grid.

In the event Tenant’s design is not completed in accordance with the agreed upon schedule, then the Landlord will install emergency fixtures and life safety devices and at the Tenant’s request provide ceiling tiles, light fixtures, and sensors on a pallet on each floor with installation to be by the Tenant at Tenant’s cost. Landlord shall provide a credit for the installation cost of the T-bar ceiling, if Landlord’s standard T-bar ceiling is not installed by the Landlord.

Interior columns (except for round concrete columns) shall be finished with drywall, taped, sanded and primed.

Basement Storage Areas

Floors to be steel-trowelled concrete with integral hardener.

Walls to be painted concrete block or concrete.

Basement headroom minimum 7’-0” clear below all pipes and ducts except where specifically approved. Otherwise, to be exposed concrete structure.

Parking Garage

Three (3) levels of parking shall be provided below grade.

Doors to the parking garage shall be insulated metal overhead electrical doors with card or key control.

Parking floor shall be concrete with waterproofing membrane.

Walls to be painted concrete or concrete block. Ceiling to be exposed concrete structure.

Ground Floor Service and Storage Areas

An interior loading area shall be provided with dock leveler. Door to the loading dock to be insulated metal overhead electrical doors 18’ (5,480) x 12’ (3,660).

Floor of the service areas to be steel-trowelled concrete with integral hardener and sealer.

Walls to be painted concrete or concrete blocks.

An air-conditioned waste storage room with industrial compactor shall be provided.

Storage area will have clear 10’ (3,050) ceiling height. Doorways to storage shall be 1500mm minimum width.

Exterior Entrance Doors

All exterior entrances shall have a vestibule or weather lock. Main entrance doors and sidelights shall be in heavy duty commercial anodized aluminum, with clear tempered glass, thermal breaks in frames and concealed door closers. Attention marking shall be provided on fixed sidelights adjacent to doors.

All service doors to the exterior to be insulated metal doors with thermal breaks in the frames. All exterior exit doors shall be provided with a panic device and door closer.

All entrances shall be designed to OBC and National Building Code requirements for barrier free access, in compliance with CSA-B651-04.

Interior Doors and Finishing Hardware

All interior doors located in the Building core to be 3’0” x 7’-0” solid core wood or metal doors in pressed steel frames, and fire-rated to code requirements depending on the location.

Washroom doors shall be 3’-0” x 7’-0” solid core metal doors in pressed steel frames .

All interior basement level doors shall be 3’-0” x 7’-0” hollow metal doors in pressed steel frames. Doors and frames to be fire-rated as required and all interior hardware to be heavy-duty commercial grade, stainless steel finish.

Stairwells

Stairs shall be in concrete construction or steel construction with concrete treads and landings with non-slip finish and closed risers. All walls, ceilings, stringers, stair treads, landing risers and handrails to be painted.

Window Washing Equipment

The window washing equipment shall consist of “davit arms” systems. All necessary anchor bases and safety anchors will be installed on the roof, attached to the Building structure in conformity with all applicable codes. The Building shall be provided with two “davit arms” stored on the roof. In addition, all necessary water and electrical outlets shall be installed at the roof level. Platform will not be provided as part of the Building cost.

Vertical Transportation Systems

Six (6) passenger elevators of minimum 3,500 lbs. capacity and 700 FPM shall be provided to serve all office floors. All passenger elevator cabs shall be designed to reflect the materials and finishes used in the ground floor lobby. Each cab will be provided with centre-opening doors and will have two handicapped accessible operating stations with illuminated push buttons, a car position indicator and emergency telephone connected to the security control desk. One of the six elevators shall service all three levels of underground parking and all floors of the Building and will serve as a service elevator with a 5,000 lbs. capacity.

Two (2) passenger elevators of 3,500 lbs. and 5,000 lbs. capacity and 500 FPM shall be provided to serve all parking levels to the seventh floor.

Elevator control panels to be located at the security desk and shall have the capability of adding security card access. One (1) elevator to be designated as the fireman’s service elevator with emergency power and operation, all per code requirements.

Structural Description

Foundation

The design of the foundations for this Project is based on Geotechnical Report No. PG1821-1, as prepared by Paterson Group Inc. The Building will be founded on caissons and/or conventional concrete pad footings bearing on bedrock. The lowest basement slab will be a 300mm structural slab on grade designed to support parking floor load requirements as well as resisting upward groundwater pressures.

Parking Floor Structure

The parking floor slab will be a 220mm structural slab with 3100mm x 3100mm x 250mm drop panels, supported by columns on a 9145mm x 9145mm (30’-0” x 30’-0”) grid.

Ground Floor Structure

The ground floor slab will be a 250mm structural slab with 3100mm x 3100mm x 250mm drop panels, supported by columns on a 9145mm x 9145mm (30’-0” x 30’-0”) grid.

Typical Office Floor Structure

The construction of the typical office floor slabs will be 230mm slab with 3100mm x 3100mm x 240mm drop panels, supported by columns on a 9145mm x 9145mm (30’-0” x 30’-0”) grid. It should be noted that typical class A office loading, which includes regular filing cabinets (5 drawer maximum) is 3.8 kPa (80 psf). National Building Code of Canada live load requirement for office floors is 2.4 kPa (50 psf). Concrete floor slabs, smooth machine finish levelled to 8mm/3m span, free of structurally material cracks.

Roof Structure

Roof areas will be of concrete construction with varying thickness to provide proper slopes for drainage.

Lateral Bracing System (Seismic and Wind)

Concrete shear walls will resist lateral loads, which are transferred by horizontal diaphragm action through the slabs. The majority of the lateral loads will be taken out by the elevator core with any additional shear wall requirements located in between suites and along the exterior walls to minimize disruption and flow of program areas.

Design Authority

National Building Code of Canada 2010 and Ontario Building Code 2006.

Reference Standards

•	CAN/CSA A23.3-04 Design of Concrete Structures

•	CAN/CSA S16-09 Limit States Design of Steel Structures

•	CSA S304.1-94 Masonry Design for Buildings (Limit States Design)

Deflection Criteria

For concrete beams and slabs, long-term creep plus live load deflections are limited to the span/300.

For structural steel elements, the live load deflection is limited to span/360 and the total deflection is limited to span/300.

All design limits meet or exceed the deflection requirements of the National Building Code of Canada.

Vibration Criteria

As per standards provided in the National Building Code of Canada.

Design Loads

Roofs

•	Snow, drifting snow and rain loads as per the National Building Code of Canada

•	Basic snow load = 2.32 kPa (48 psf) plus snow drifting (includes a rain load of 0.4 kPa)

Floors: Office

•	Basic = 4.8 kPa (includes a partition allowance of 1.0 kPa)

•	Allowances will be made for higher live load requirements of battery and UPS storage areas

Ground Floor

•	Basic live load of 4.8 kPa (100 psf) plus an additional 1.25 kPa (25 psf) for partitions

Parking/Basement Floor

•	Basic live load of 2.4 kPa (50 psf)

Mechanical Rooms

•	4.8 kPa (100 psf) minimum or specified equipment loads and housekeeping pads

Wind and Earthquake

•	As per the National Building Code of Canada

•	Design wind load (1 in 50) = 0.41 kPa

Earthquake Factors

PGA (Peak Ground Acceleration): 0.42g

Site Classification for Seismic Site Response: Site Class “C”

Material Specifications

Concrete Strength

Footings & shear walls	f’c = 30/35/40/45 MPa
All other	f’c = 25/30 MPa

Concrete Mix

Fly ash as a partial substitute for cement will be used as much as possible to increase the sustainable issues of the design. For columns, walks, curbs, footings and slabs on grade a maximum of 25% of the cement will be replaced with fly ash. For suspended slabs the amount of fly ash content will be determined by construction time constraints as the addition of fly ash regards the strength gain of the concrete mix which increases the stripping time of formwork. Also, the fact that the presence of fly ash reduces the durability of the concrete, the amount of fly ash used will be have to be determined in conjunction with the floor finishes of the slab in consideration.

Reinforcing Steel

•	G30.18 (fy = 400 MPa)

Structural Steel: General

•	G40.21M – 350 W

HSS (Tube) Sections

•	G40.21M – 350 W (Class C)

Concrete Masonry Block

•	Compressive Strength 15MPa (net area).

•	Reinforced as per Masonry Design for Buildings Code (S304.1-94)

Concrete Quality Control

•	Construction: CSA – A23.1-04

•	Testing: CSA – A23.2-04

Mechanical Systems

Outdoor Design

Summer Outdoor Design	32oC db +/- 1oC, 55% R.H.
Winter Outdoor Design	-27oC db

Indoor Design

Summer Indoor Design	24oC db +/- 1oC, 60% R.H.
Winter Indoor Design	21oC db +/- 1oC, 20% R.H.

Humidity levels shall be controlled in the office spaces during winter.

General Overview

Mechanical systems shall be provided in accordance with the requirements as outlined in Schedule “A” of the Offer to Lease (Tenant’s Design Brief and Landlord’s Specifications)

Ventilation Rates

Design ventilation rates shall be in accordance with the latest edition of ASHRAE Standard 62-2007 and shall not be less than 10 L/S per person. Demand based ventilation will be provided using CO2 monitoring control. Interior environment shall not exceed 800 PPM CO2. Additional outside air will be provided in areas requiring make-up air.

The ventilation system shall be capable of providing 100% fresh air for Building flushing.

Occupant Density

Occupant densities, used for comfort cooling and ventilation purposes, shall be 14m2 per person in all office areas.

Lighting Load

The lighting load, used for air conditioning purposes, will be in accordance with the electrical division lighting design.

Equipment Load

The equipment load, used for air conditioning purposes, will be 30 watts per m2 of usable floor space. Additional supplementary capacity shall be provided at each office level.

Mechanical Noise

Sound control and vibration isolation techniques shall meet the following noise criteria requirements.

Private Offices	NC 30-35
General office space in excess of 6.0 meters from core areas	NC 35-40
General office space within 6.0 meters of core areas	NC 35-40
Lobbies, corridors, and areas adjacent to the core and/or mechanical duct shafts	NC 40-45
Service spaces and parking garages	NC 45-50

Thermal Comfort Requirements

The capacity of the mechanical systems and the operation thereof during Business Hours, will comply with the thermal comfort standards as defined in ASHRAE 55-2004, Thermal Environment Conditions for Human Occupancy.

Heating System

Building heating will be provided by multiple gas-fired condensing type hot water boilers located in the mechanical penthouse.

Cooling System

Building cooling will be provided by multiple non CFC-based centrifugal chillers. The chillers will be located in a mechanical penthouse. Associated cooling towers shall be located outdoors adjacent to the mechanical penthouse. The chilled water pumping system shall be complete with variable speed drives to conserve energy during periods of reduced chilled water demand.

Humidification System

Building humidification will be provided by multiple gas-fired humidifiers located in the mechanical penthouse.

Ventilation Systems

Building ventilation will be provided by heat/cool make-up air unit located in the mechanical penthouse. A variable frequency drive shall be provided to minimize fan energy consumption during periods of reduced occupancy.

Outside air intakes will be located in a manner to be free of pollutants. Exhaust and relief air outlets (i.e. chimneys, flue gas stack, cooling towers, etc.) will be located well clear of intakes to meet Ministry of the Environment guidelines.

The make-up air unit for the Building ventilation will be provided with 2-stage filtration. Pre-filters shall be rated for MERV 6. Final filters shall be rated for MERV 13.

All enclosed areas used as indoor car parking garages will be ventilated in accordance with Ontario Building Code requirements. Air pressures within the garage area will be maintained negative in relation to surrounding building areas.

HVAC Systems – Typical Floor

Ceilings shall be free of base building cross floor exhaust ducts and exit stair pressurization ducts subject to multiple tenant floor requirements.

Typical floors will be conditioned by compartmental VAV air handling units, one per floor, to meet the required air conditioning load. Unit fan(s) shall be supplied with variable frequency drives for reduced energy consumption. Each compartmental unit will be provided with 2-stage filtration. Pre-filters shall be rated for MERV 6. Final filters shall be rated for MERV 13.

Air distribution shall be overhead. Shut-off VAV terminals shall provide local temperature control, one per 450 square feet for the perimeter zones, one per 900 square feet for interior zones.

Perimeter zones shall be provided at each structural bay and at each corner of the floor plate. Linear ceiling diffusers shall be provided along the perimeter zones for distribution of conditioned air.

Each compartmental air handling unit will be supplied with the required outside air volume through a pressure independent, constant volume terminal unit at each floor.

Perimeter heating shall be provided by hydronic heating located at the windows. VAV terminal units shall sequence control of heating valves to avoid simultaneous heating and cooling.

Washrooms will be ventilated at 10L/s per square meter or at the minimum ventilation rate required by the current edition of the Ontario Building Code. Capped connections for an additional 95Ls exhaust capacity will also be provided at each floor for future use.

Auxiliary cooling shall be provided to support a minimum cooling capacity of 15 tons per floor. Valved and capped connections will be provided at each floor.

Service and storage spaces shall be heated and cooled as required to limit space temperature of the equipment/material contained therein.

Building Automation System

The Building will be equipped with a Building Automation System (BAS) that is web based consisting of a network of DDC based building automation controllers using an acceptable industry standard open communication protocol. The system will be incorporated as part of the overall strategy to reduce energy consumption while providing the desired environmental conditions within the Building. The BAS manufacturer will be a recognized leader in the control system industry.

Plumbing

Complete systems of sanitary and storm drainage will be provided.

A complete system of domestic hot and cold water will be provided to accommodate the Leased Premises including washrooms, janitor rooms, and any plumbing fixtures forming part of eventual Lessee’s improvements.

Domestic hot water will be provided to suit fixture requirements. The hot water will be supplied at a constant temperature of 43°C.

Water hammer arresters will be installed on each group of fixtures as recommended by the Plumbing and Drainage Institute Standard PDI-WH 201.

Floor drains will be provided in all washrooms. Drains will also be provided in mechanical rooms and service spaces as required. Washroom floor drains will be primed from an automatic priming system.

Roof drains shall be of control flow type to satisfy storm drainage runoff as required by the municipality.

Thermal insulation shall be provided on all domestic water piping, horizontal sections of storm drainage piping, all air conditioning unit condensate drains and steam/condensate piping for humidification.

Fuel oil piping will be provided in accordance with applicable codes (i.e. O.B.C., Installation Code for Oil Burning Equipment – latest edition) and authorities having jurisdiction to suit the new emergency generator. The main oil storage tank would be located in the lowest level of the parking garage with pumps to pump the fuel up to the generator set day tank. The fill and vent for the main oil storage tank would be located at the ground floor level in an accessible location. Fuel oil storage tanks will be double wall containment type.

The plumbing system materials shall consist of the following:

Materials

Below grade drainage and vent	Cast iron or PVC
Above grade sanitary and vent	Copper or cast iron
Above grade storm	Cast iron
Water piping below grade	Type K copper and cement lined ductile iron
Water piping above grade	Type M copper

Fixtures

Flow rates shall be in accordance with Schedule “A” of the Offer to Lease (Tenant’s Design Brief and Landlord’s Specifications)

Water closets shall be low flush water saver type wall mounted with automatic electronic flush valves

Lavatories shall be vitreous china or stainless steel with infrared automatic faucets.

Urinals shall be wall mounted type.

Rough in for Drinking fountains, if required shall be recessed barrier free refrigerated type and provided on each floor outside the washrooms.

Janitor’s sinks shall be floor mounted molded stone base type.

Fire Protection

The Building is to be completely protected with an automatic sprinkler system designed to the following requirements:

•	National Fire Protection Associated (NFPA 13)

•	Ontario Building Code (O.B.C.)

The garage area will be zoned and protected by a Wet sprinkler system and by a dry system on the ramp and loading area.

The office floors will have a wet single stage system with individual zones per floor. Sprinkler heads will be exposed and upright. On multi-tenant elevator lobbies and in all washrooms the sprinkler heads are concealed.

A ULC listed fire pump shall be provided to supply both the sprinkler system and the standpipe system. System shall be on emergency power.

Fire host cabinets with 38 mm hose connections and 65 mm hose connections will be provided throughout the garage and office tower in accordance with the O.B.C. to provide coverage with 30 m (100 ft) of 38 mm hoses. Fire extinguishers shall be provided as required by code. The parking garage standpipe shall be wet.

Upright sprinkler heads will be provided in the garage and office areas with no ceilings.

Electrical

General

The following electrical features will be implemented and maintained in the Building:

•	Safety to personnel during operation and maintenance

•	Ease of maintenance for equipment maintained by non-specialized personnel

•	Flexibility and reliability of electrical services

•	Energy conservation with respect to systems and equipment and their operation

Proper coordination of all elements of the system as to:

•	Insulation levels

•	Interrupting capacities

•	Protective Relaying

•	Mechanical Strength

The electrical systems will be provided in accordance with the requirements as outlined in Schedule “A” of the Offer to Lease (Tenant’s Design Brief and Landlord’s Specifications)

Electrical work will conform to the Canadian Electrical Code, Canada Labour Code Part IV and applicable Provincial and Municipal Codes and Regulations.

Systems and equipment will be CSA approved.

Electrical systems will comply with the Model National Energy Code of Canada for Buildings.

Fire alarm stations, wall switches and other control and operating mechanisms and receptacles will be installed at heights in accordance with CAN/CSA-B651-95 Barrier Free Design Standards.

Illumination Levels

Lighting at desktop level (750 mm above floor level) in the Leased Premises and at floor level in all other areas will not be less than the maintained nominal luminance levels below. The arrangement of lighting fixtures will be such as to provide an illumination with uniformity of 0.8 (minimum / average = 0.8) over an open floor layout based on the base building drawings. The illumination levels will be determined using standard reflectances.

Lux	Area
450	Leased office space based on an open floor plate and standard reflectances.
300	Entrance foyers, elevator lobbies and storage space
150	Base building corridors, stairways and elevators
300	Base building washrooms
100	Parking entrances
50	Interior parking areas
30	Ground level exterior lighting
10	Exterior parking

Lighting Fixtures

Light fixtures will be 20 x 60 lay in fixtures complete with 2 x 32W T8 lamps and acrylic lens.

In the event that base building light fixtures or lenses are not required by the Tenant, the Landlord shall provide a credit in respect of the labour costs for installation of same.

Lenses

Where required, lenses will be clear virgin acrylic with prismatic configurations and will have UV inhibitors.

Styrene lenses will not be provided.

In the event that base building light fixtures or lenses are not required by the Tenant, the Landlord shall provide a credit in respect of the labour costs for installation of same.

Lamps

Fluorescent lamps will conform to the Energy Efficiency standards outlined in ASHRAE 90.1 IES, MNECB requirements of the O.B.C. Fluorescent lamps will be rapid start 3500 degree Kelvin and minimum 20,000 hour lamp life. Low mercury fluorescent lamps will be utilized.

HID lamps with self-extinguishing feature when the outer glass envelope breaks, will be used in all applications where continuous activities are conducted (i.e. Atria) and the luminaire is not lensed

HID lamps will be minimum 14,000 hour lamp life.

Halogen lamps, generally only in specialty areas, will be medium base rated at 130 volts with minimum 5,000 hour lamp life.

Ballasts

Ballasts will be of the energy efficient type and shall conform to ANSI C82 applicable series and ANSI C82.11/1993. Ballasts for fluorescent lamps will conform to CSA, C861 and C654-M91 standards. Ballasts for fluorescent lamps with lamp wattage rating exceeding 18 watts and for all T5 type lamps will have an integral “end-of-life” sensing circuit which automatically disconnects the lamp when it is nearing its “end-of-life” state.

Fluorescent ballasts will be programmed rapid start electronic type with high power factor, maximum 10% THD, low sound level, non-resetting thermal protection and pressure-sensitive capacitor protection.

6.3 HID (High Intensity Discharge) self-ballasted lamps will not be used.

6.4 HID ballasts will meet or exceed the performance requirements set by ANSI for each specific type

Night-Lights

Night-lights will be provided in general areas and egress corridors to illuminate areas between the doors leading to the landlord’s premises and local switches to permit personnel to move safely from the landlord’s premises to the tenant area. Night-lights will be un-switched and their circuits labeled at panels.

Exterior Lights

Exterior lighting will be located at or near entrance stops, walkways, loading ways, parking areas, exit doors and those locations where regular evening traffic is expected. Security lighting will be provided around entire ground floor Building exterior perimeter. All exterior lighting fixtures will be complete cut-off type and dark-sky certified.

Exit Lighting

Universal, multi-lingual exit signs will be provided at all points of egress in the Building. These signs will be fed from the base building emergency power distribution.

All exit signs will be NRCAN/CSA C860-07 compliant.

Lighting Controls

Microprocessor lighting controls will be used for the lighting of the Building from a central master control unit having field distributed control panels for local zones and local switches. The lighting control system will have the following features:

•	Programming functions at the central master control unit with zone control programming delegated to field control panels as operationally required.

•	Display status of lighting controls and operations, including local control devices.

•	Non-proprietary protocol for interoperability by Building Automation System.

•	Local low voltage switches accessible near the elevator lobby of each floor, with central control provided by master control unit.

•	Lighting control zones in the Leased Premises with relays as required to suit Tenant’s requirements will be provided during the fit up of the space.

•	Circuit breakers will not be used as manual lighting control.

•	Single manual switches in storage rooms and other discrete areas where occupancy and occupancy patterns make single switches convenient to use.

•	Local switching control for individual room and suites to have integral occupancy sensor.

•	Daylight harvesting will be provided for the fixtures located within 4.5m of the perimeter of the space.

Power Supply

Power will be supplied from a transformer located in the main electrical room that will be connected to a Hydro Ottawa loop feeder in accordance with Hydro Ottawa Standards.

The 347/600V transformer secondaries will feed a main distribution board located in the main electrical room. The main breaker will be draw-out type to allow ongoing maintenance.

Digital check metering with kilowatt-hours and peak demand readings will be provided on the main boards.

Distribution System

Transformers will conform to CAN/CSA-C801, “Maximum losses for distribution, Power and Dry-type Transformers”, where the transformer falls within the scope of the standard.

1280/208V transformers serving office areas will be K-rated type.

The electrical system will be capable of providing 120/208V power for 27 watts per square meter for the Lessee’s equipment in the Premises. 120/208V power will be separately metered on a floor-by-floor basis; 347/600V power will be metered at the main service entrance panels only.

Three (3) 15A 120V circuits comprising seven (7) wires will be provided to a power box located above the dropped ceiling in the centre of each 37 square meter quadrilateral of the Leased Premises. Such wiring will include three (3) circuits each with a dedicated neutral and one insulated ground (bond conductor). All wiring shall be copper, minimum #12 AWG.

Dedicated office panels for each floor are located in the electrical room for each floor.

Fire Alarm System

An integrated microprocessor based on two-stage fire alarm and voice communication system will be provided in accordance with the Ontario Building Code and any applicable Provincial and Municipal Codes and Regulations. Installation to CAN/ULC-S524-01, verification to Can-ULC-S537-04, testing to CAN-ULC-S536-04.

Non-proprietary protocol for interoperability of other Building systems.

The system will employ fully addressable devices allowing specific identification of the device in alarm.

Emergency Power System

An emergency power system will be provided in accordance with the requirements of the Ontario Building Code and any applicable Provincial and Municipal Codes and Regulations.

Installation of the emergency system will be in accordance with CSA C282-00, Emergency Electrical Power Supply for Buildings.

A base building life safety generator will be installed in the penthouse for all base building life safety needs. A separate 500 kW Tenant generator will be installed in the penthouse complete with automatic transfer switch and Tenant emergency distribution panel. Distribution from the tenant generator located in the penthouse to the Tenant floor is the responsibility of the Tenant. A separate Automatic Transfer Switch connected to the base building generator will be provided for Tenant’s standby power system. The tenant emergency power distribution will be capable of providing up to 50 kVA of UPS loads plus cooling equipment associated with the IT loads with a 25% growth factor.

APPENDIX 1 TO SCHEDULE D

150 ELGIN PERFORMANCE COURT

SHOPIFY TENANT CREDIT SUMMARY

Item	Description	Credit to be Provided (Y/N)	Credit Value	Comments

6th Floor

1.00	Standard base building finishes to be completed	N	N/A	Shopify confirmed work is to be completed per Base Building specification

2.00	Remove four access doors and frames at Elevator lobby	N	N/A	Doors and frames have been supplied and frames installed. Removal of frames and doors will be at tenants cost as required

7th Floor

1.00	Provide standard base building floor tile and ceiling finish, light fixtures, tape and prime walls and ceilings	Y	$750.00 plus applicable HST	All base building finishes to be provided with the exception of finish paint

2.00	Remove four access doors and frames at Elevator lobby	N	N/A	Doors and frames have been supplied and frames installed. Removal of frames and doors by tenant will be at tenants cost as required

8th Floor

1.00	No base building finishes, except for lobby surround glass	Y	$4,182.00 plus applicable HST	Much of work completed. Demolition of existing works to be completed by tenant.

2.00	Remove four access doors and frames at Elevator lobby	N	N/A	Doors and frames have been supplied and frames installed. Removal of frames and doors by tenant will be at tenants cost as required

9th Floor

1.00	Provide standard base building floor tile and ceiling finish, light fixtures, tape and prime walls and ceilings	Y	$750.00 plus applicable HST	All base building finishes to be provided with the exception of finish paint

2.00	Remove four access doors and frames at Elevator lobby	N	N/A	Doors and frames have been supplied and frames installed. Removal of frames and doors by tenants as required

10th Floor

1.00	Provide standard base building floor tile and ceiling finish, light fixtures, tape and prime walls and ceilings	Y	$750.00 plus applicable HST	All base building finishes to be provided with exception of finish paint

2.00	Remove four access doors and frames at Elevator lobby	N	N/A	Doors and frames have been supplied and frames installed. Removal of frames and doors by tenant will be at tenants cost

11th Floor

1.00	Provide standard base building floor tile and ceiling finish, light fixtures, tape and prime walls and ceilings	Y	$750.00 plus applicable HST	All base building finishes to be provided with exception of finish paint

2.00	Remove four access doors and frames at Elevator lobby	N	N/A	Doors and frames have been supplied and frames installed. Removal of frames and doors by tenant will be at tenants cost

All Floors

1.00	Deletion of ceiling tile and grid	Y	$163,560.00 plus applicable HST	S/I of grid and supply of grid will be credited

2.00	Deletion of base building light fixtures and lenses	Y	$47,598.99 plus applicable HST	Credit for supply only of light fixtures from floors 6 to 11 inclusive

3.00	HVAC	Y	$615,578.00 plus applicable HST	Credit for base building HVAC works will be provided beyond ring main

SCHEDULE E

ADDITIONAL COVENANTS, AGREEMENTS AND CONDITIONS (if any)

1.	Base Building Work

The Landlord will at its expense construct the Building and the Leased Premises in accordance with the base-building specifications set out in Schedule D hereto and in accordance with all applicable laws, by-laws and building codes and in a good and workmanlike manner (collectively, the “Base Building Work”) prior to the Tenant taking possession of the Leased Premises.

Subject to the completion of the Base Building Work and the provisions of Section 3.04 of this Lease, the Tenant agrees to take the Leased Premises in “as is where is” condition. Any improvements and/or installations to the Leased Premises in addition to the Base Building Work shall be the responsibility of the Tenant at the Tenant’s cost and expense, in accordance with the provisions of Article 7.00 of the Lease respecting alterations to the Leased Premises. The Tenant shall be responsible for the installation, operation and maintenance of any special equipment required by its occupancy, including telephone, computer, communication facilities and kitchen facilities.

2.	Fixturing Period

The Landlord will provide not less than fifteen (15) days prior written notice to the Tenant when the Landlord’s architect has determined that the Base Building Work has been completed to a sufficient state so as to permit the Tenant to commence its fixturing and improvements within the Leased Premises without material interruption from the Landlord or its contractors.

Upon such notice being given, and provided the Tenant has executed and delivered this Lease, the original Letter of Credit and provided the Landlord with proof of the Tenant’s insurance, the Landlord shall provide the Tenant with joint possession of the Leased Premises (for the purposes of a Landlord approved contractor carrying out and completing the Tenant’s improvements to the Leased Premises) from January 1, 2014, until February 11, 2014 and from and after February 11, 2014 until the Commencement Date (in respect of the Initial Premises or the Additional Premises, as the case may be) sole possession of the Leased Premises (the “Fixturing Period”). The Tenant acknowledges that the Landlord will still be completing the Base Building Work during the period between January 1, 2014 and February 11, 2014 and that during such period the Tenant shall not be entitled to exclusive possession of the Leased Premises and the Tenant shall ensure that its use and operations at the Leased Premises do not interfere with the timely completion by the Landlord of the Base Building Work. During the period of joint occupancy, the Landlord’s contractor will co-operate with work to be performed by the Tenant’s contractor. All terms of this Lease shall be applicable from the date the Tenant takes possession of the Leased Premises for the purposes of its fixturing, save for the payment of Basic Rent, Operating Costs and Taxes which shall only be payable as of the Commencement Date. Notwithstanding the foregoing, during that portion of the Fixturing Period from and after February 11, 2014, Tenant shall be required to pay for utilities consumed in the Leased Premises and for security and life safety requirements provided by the Landlord. Provided the Building and the Leased Premises have received an occupancy permit from the City of Ottawa, the Tenant may occupy the Leased Premises and conduct business therefrom prior to the Commencement Date in accordance with this Lease, save for payment of Basic Rent, Operating Costs and Taxes which shall only be payable as of the Commencement Date as aforesaid.

3.	Letter of Credit

A. The Tenant shall obtain at its cost and deliver to the Landlord on or before the date of execution of this Lease by the Tenant an irrevocable and unconditional standby letter of credit issued by a Schedule 1 Canadian chartered bank in favour of the Landlord (the “Letter of Credit”) which shall be held by the Landlord as security for:

(i)	repayment of the cost of any Landlord’s Work with respect to the Leased Premises and other leasing costs such as commission, rent free periods and other inducements, including the Inducement, paid or credited to defray the costs of any Tenant’s work with respect to the Leased Premises to facilitate this tenancy; and

(ii)	indemnification by the Landlord with respect to any losses, costs or damages incurred by the Landlord arising out of the failure by the Tenant to pay Rent or any other amounts payable under this Lease or resulting from any failure by the Tenant to observe or perform any obligations contained in this Lease or any default under this Lease or resulting from any termination, surrender, disclaimer or repudiation of this Lease whether by the Landlord as a result of the default of the Tenant; or in connection with any insolvency or bankruptcy of the Tenant or otherwise.

For greater certainty, the parties agree that the Letter of Credit and the Landlord’s rights under this Section 3 of Schedule E shall continue in full force and effect and shall not be waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, insolvency, winding-up or other creditors’ proceedings including, without limitation, any proceedings under the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors’ Arrangement Act (Canada) or the surrender, disclaimer, repudiation or termination of this Lease in any such proceedings and shall continue with respect to the periods prior thereto and thereafter as if this Lease had not been surrendered, disclaimed, repudiated or terminated.

B. The Letter of Credit shall contain the following terms and conditions.

(i)	shall be for the amount shown below for the period shown below:

Effective Period	Amount Letter of Credit
January 1, 2014 to December 31, 2025	$1,000,000.00;

(ii)	shall be for a term of 1 year and shall be renewed or extended and delivered to the Landlord not less than 30 days prior to the expiry of the then existing Letter of Credit, failing which such default will constitute an Event of Default under this Lease which will allow the Landlord to claim upon the full amount of the Letter of Credit;

(iii)	shall provide that any Event of Default under this Lease or disclaimer or repudiation of this Lease will allow the Landlord to draw upon a portion of or the full amount of the Letter of Credit, as required to rectify the Event of Default or compensate the Landlord for damages in the event of a disclaimer or repudiation of this Lease, upon presentation of a demand for payment by the Landlord;

(iv)	shall be transferable by the Landlord without the consent of the Tenant upon notice to and subject to the standard transfer terms required by the issuer of the Letter of Credit if acceptable to the Landlord and the term “Landlord” shall be deemed to include any such transferee, from time to time;

(v)	shall be payable at a bank in the city in which the Building is located; payment will be made as instructed at the time of presentation in favour of the beneficiary party only;

(vi)	payment will be made on sight subject to ICC rules, which permit reasonable time for review and verification of documents; and

(vii)	shall contain such further provisions required by the Landlord and its solicitors, acting reasonably as agreed upon with the bank and the Tenant, each acting reasonably.

C. It is understood and agreed between the Landlord and the Tenant that:

(i)	the Landlord shall not be required to commence any Landlord’s Work provided for in this Lease until the Letter of Credit is received by the Landlord in a form acceptable to it;

(ii)	the Tenant shall within 15 days of a demand by the Landlord restore the amount of the Letter of Credit to the amount shown in subsection B(i) for the effective period in which such demand is made in the event that all or a portion of the credit available has been drawn down by the Landlord as provided herein. The Tenant’s failure to do so shall constitute an Event of Default entitling the Landlord, in addition to all other rights and remedies provided for in this Lease or at law, to appropriate any remaining balance of the Letter of Credit, and to use or apply such amount as aforesaid. The Tenant shall not be entitled to any interest earned on any proceeds from the Landlord drawing upon the Letter of Credit, but such interest shall form part of the amount which the Landlord shall be entitled to hold and apply as aforesaid; and

(iii)	upon the occurrence of an Event of Default or the disclaimer or repudiation of this Lease the Landlord may immediately and without notice, in addition to and not in substitution for any other rights and remedies provided for in this Lease or at law, draw upon the Letter of Credit for such amount of the Letter of Credit, including the entire amount, as is necessary, in the Landlord’s sole discretion, exercised reasonably, to rectify the Event of Default and/or compensate the the Landlord for damages suffered by it as a result of the Tenant’s default, including, without limitation, for any unamortized portion of the Inducement.

D. An approved form of Letter of Credit is attached hereto as Schedule “M”

4.	Tenant Inducement

As an inducement to the Tenant to enter into this Lease, the Landlord shall pay to the Tenant an amount equal to the product obtained by multiplying the sum of $30.00 by the Rentable Area of the Leased Premises expressed in square feet, plus Sales Taxes (the “Inducement”). It is understood and agreed that the Landlord shall pay the Inducement amount applicable for the Rentable Area of the Initial Premises based upon the Commencement Date and completion of the Tenant’s Work for the Initial Premises and shall pay the Inducement amount applicable to the Rentable Area of the Additional Premises based upon the Commencement Date and completion of the Tenant’s Work for the Additional Premises. The Inducement shall not be due and payable by the Landlord until after delivery to the Landlord of the following: (i) execution and delivery of the Lease; (ii) delivery to the Landlord of the Letter of Credit; and (iii) delivery to the Landlord of an insurance certificate evidencing fulfillment of the Tenant’s insurance requirements pursuant to the terms of this Lease. The Inducement shall not be due and payable by the Landlord until after the occurrence or completion of all of the following:

A.	Inducement In Respect of the Initial Premises (Floors 6,7,8,9)

(a)	commencement of the Term for the Initial Premises;

(b)	completion of all Tenant’s Work for the Initial Premises in accordance with the terms of this Lease;

(d)	commencement by the Tenant of the conduct of its business in the Initial Premises;

(e)	delivery to the Landlord of the following:

(i)	a statutory declaration of an officer of the contractor which performed the Tenant’s Work for the Initial Premises that the contract under which such work was performed has been completed or abandoned, as those terms are defined under the current Construction Lien Act (Ontario) or its equivalent (the “Act”);

and one of:

(ii)	declarations of last supply in the form prescribed in the Act given by officers of all of the sub-contractors employed by the contractor in its performance of the Tenant’s Work for the Initial Premises;

or

(iii)	a certificate of completion in the form prescribed in the Act in respect of the sub-contract of each sub-contractor employed by the contractor that has performed the Tenant’s Work for the Initial Premises, together with evidence of delivery of a copy of such certificate to the sub-contractor in respect of whose sub-contract it was given;

(f)	the expiry of the periods pursuant to the Act within which workers, contractors or suppliers of material or services in connection with completion of the Tenant’s Work for the Initial Premises may file a claim for lien for unpaid work or service performed or material supplied, provided no claim for lien for unpaid work or service performed or material supplied has been filed and, if such liens have been filed, then only upon such liens and any certificates of action being discharged and or vacated as necessary;

(g)	the delivery to the Landlord of a current certificate or proof of payment of workers’ compensation assessments for all Tenant’s contractors and sub-contractors; and

(h)	receipted and paid invoices, totaling not less than the Inducement for the Initial Premises, verifying the actual cost of installing the Tenant’s permanently affixed leasehold improvements in the Initial Premises. It being understood and agreed that, if such invoices total less than the Inducement amount applicable for the Rentable Area of the Initial Premises, the Tenant shall not be entitled to payment of, or a credit for, the difference between the total of the invoices and the Inducement applicable to the Rentable Area of the Initial Premises provided that any remaining difference (the “Remaining Initial Premises Inducement”) may be credited against the cost of the Tenant’s leasehold improvements for the Additional Premises.

B.	Inducement In Respect of the Additional Premises (Floors 10 and 11)

(a)	commencement of the Term for the Initial Premises;

(b)	completion of all Tenant’s Work for the Additional Premises in accordance with the terms of this Lease;

(c)	commencement by the Tenant of the conduct of its business in the Additional Premises;

(d)	delivery to the Landlord of the following:

(i)	a statutory declaration of an officer of the contractor which performed the Tenant’s Work for the Additional Premises that the contract under which such work was performed has been completed or abandoned, as those terms are defined under the Act;

and one of:

(ii)	declarations of last supply in the form prescribed in the Act given by officers of all of the sub-contractors employed by the contractor in its performance of the Tenant’s Work for the Additional Premises;

or

(iii)	a certificate of completion in the form prescribed in the Act in respect of the sub-contract of each sub-contractor employed by the contractor that has performed the Tenant’s Work for the Additional Premises, together with evidence of delivery of a copy of such certificate to the sub-contractor in respect of whose sub-contract it was given;

(e)	the expiry of the periods pursuant to the Act within which workers, contractors or suppliers of material or services in connection with completion of the Tenant’s Work for the Additional Premises may file a claim for lien for unpaid work or service performed or material supplied, provided no claim for lien for unpaid work or service performed or material supplied has been filed and, if such liens have been filed, then only upon such liens and any certificates of action being discharged and vacated;

(f)	the delivery to the Landlord of a current certificate or proof of payment of workers’ compensation assessments for all Tenant’s contractors and sub-contractors; and

(g)	receipted and paid invoices, totaling not less than the Inducement for the Additional Premises, verifying the actual cost of installing the Tenant’s permanently affixed leasehold improvements in the Additional Premises. It being understood and agreed that, if such invoices total less than the Inducement in the amount applicable for the Rentable Area of the Additional Premises, the Tenant shall not be entitled to payment of, or a credit for, the difference between the total of the invoices and the Inducement applicable to the Rentable Area of the Additional Premises. For clarity any Remaining Initial Premises Inducement shall be applied to receipted and paid invoices for the Tenant’s leasehold improvements in the Additional Premises.

Further, no portion of the Inducement shall be due and payable if, at the time it is otherwise payable: (i) the Tenant is in default beyond any applicable cure period under this Lease; (ii) the Landlord has re-entered or become entitled to do so; (iii) the Landlord has distrained; (iv) the Tenant has become bankrupt; or (v) any right, title or interest in the Inducement has been assigned, voluntarily or otherwise, to anyone other than the Tenant or a Permitted Transferee or another Transferee otherwise approved in accordance with the terms of this Lease.

At the time any portion of the Inducement is paid or credited to the Tenant or at any time thereafter, upon request by the Landlord, the Tenant shall execute and deliver to the Landlord a written acknowledgement in a form satisfactory to the Landlord that such portion(s) of the Inducement have been so paid and credited and once the Inducement has been fully credited or paid the Tenant shall provide a written acknowledgement in a form satisfactory to the Landlord that all of the Landlord’s obligations under this provision have been fully performed and thereafter this Lease shall be deemed to have been amended by deleting this provision therefrom.

5.	HVAC Service Outside of Business Hours

It is understood that the Tenant will use a portion of the Leased Premises outside of Business Hours and, notwithstanding the provisions of Section 6.02(d) of the Lease, will require heating, ventilating and air conditioning to such portion of the Leased Premises outside of those hours and days established from time to time by the Landlord as being operating periods for the Building, the cost of which shall be the sole responsibility of the Tenant pursuant to the provisions of this Lease.

6.	Storage Space

The Tenant shall have the right throughout the Term and any extensions or renewals thereof to lease for its exclusive use space for storage and parking of bicycles: (i) of approximately 1,350 square feet at Level 3 within the parking garage (B3-07) and shown on the plan annexed to this Lease as Schedule L-3 (the “Level 3 Storage Space”) at a gross rental rate of $10.00 per square foot per annum, plus applicable Sales Taxes, for the first five (5) years of the Term of this Lease and at a gross rental rate of $12.50 per square foot per annum, plus applicable Sales Taxes, for years 6-10 of the Term of this Lease; (ii) of approximately 458 square feet at Level 1 within the parking garage (P-1-17) and shown on the plan annexed to this Lease as Schedule L-1 (the “Level 1 Storage Space”) at a gross rental rate of $20.00 per square foot per annum, plus applicable Sales

Taxes for the first five (5) years of the Term of this Lease and at a gross rental rate of $25.00 per square foot per annum, plus applicable Sales Taxes, for years 6-10 of the Term of this Lease; and (iii) two (2) parking stalls adjacent to the Level 1 Storage Space within the parking garage and shown on the plan annexed to this Lease as Schedule L-1 (the “Converted Parking Stalls”), to be converted by the Landlord, at the Landlord’s cost, into additional space for storage and parking of bicycles by the Tenant, with the Tenant paying to the Landlord the prevailing monthly market rental rate for the Converted Parking Stalls on the basis of the rental for two parking stalls under this Lease, which for the first sixty (60) months of the Term shall not exceed $275.00 per stall per month plus applicable Sales Taxes and which rental rate may thereafter be adjusted by the Landlord or the Landlord’s parking operator from time to time to no more than market rates for similar parking spaces in similar buildings. For clarity, the Tenant acknowledges that the Converted Parking Stalls are to be considered part of the parking allotment granted to the Tenant pursuant to Section 7 of Schedule E to this Lease.

The Tenant shall be responsible, at its sole expense, for providing and maintaining the bicycle racks and locks within the Level 3 Storage Space, the Level 1 Storage Space and the Converted Parking Stalls. The Tenant shall enter into the Landlord’s standard storage agreement, subject to such amendments as may be reasonably requested by the Tenant, with respect to the Level 3 Storage Space, the Level 1 Storage Space and the Converted Parking Stalls.

7.	Parking

The Tenant, its officers, directors and employees (provided that the Tenant shall first notify or confirm in writing to the Landlord or parking operator that any individual officer, director or employee is entitled to use of a parking stall pursuant to this Lease) shall have the right to lease up to one (1) unreserved parking stall for every 2,250 square feet of Rentable Area leased, in the underground parking garage of the Building commencing on the date the Tenant commences its business operations in the Initial Premises, and the date the Tenant commences its business operations in the Additional Premises, as the case may be, and thereafter throughout the Term and any extensions or renewals thereof at the prevailing monthly market rental rate, which for the first sixty (60) months of the Term (and for any period prior to the commencement of the Term) shall not exceed $275.00 per unreserved parking stall per month plus applicable Sales Taxes, and which rental rate may thereafter be adjusted by the Landlord or the Landlord’s parking operator from time to time to no more than market rates for similar parking spaces in similar buildings. The Tenant will advise the Landlord of the number of unreserved parking stalls it requires within two (2) months after the Tenant commences its business operations in the Premises and the Additional Premises, as the case may be, and any stalls which the Tenant does not require within the foregoing requirement of one (1) unreserved parking stall for every 2,250 square feet of Rentable Area leased, may be leased by the Landlord to other parties on a month-to-month basis. However, on 60 days’ prior written notice, the Tenant and its officers, directors and employees, as the case may be, may re-lease any parking stalls not previously required (subject to the Tenant’s maximum allotment), provided that the Tenant shall first notify or confirm in writing to the Landlord or parking operator that any individual officer, director or employee is entitled to use of a parking stall pursuant to this Lease.

Notwithstanding anything to the contrary, up to five of the Tenant’s parking allotment may, at the request of the Tenant, be reserved parking stalls.

If required by the Landlord or the Landlord’s parking operator, the Tenant’s parking user shall enter into the Landlord’s standard parking agreement (subject to such amendments as may be reasonably requested) with respect to any parking stalls leased by the Tenant or its officers, directors and employees, as the case may be, in the underground parking garage of the Building, provided that the Tenant shall first notify or confirm in writing to the Landlord or parking operator that any individual officer, director or employee is entitled to use of a parking stall pursuant to this Lease.

The Tenant shall, upon providing prior reasonable notice to the Landlord and payment of the then prevailing monthly market rental rate per unreserved parking stall per month (not to exceed $275.00 per parking stall), be entitled to the use of between 10 and 15 parking stalls during Rent Free Period while constructing.

8.	Right of First Offer to Lease

Provided the Tenant is Shopify Inc. or a Permitted Transferee and the Tenant is in actual, physical occupancy of at least two (2) full floors of the Building and is not then in default under this Lease beyond any applicable cure period, and subject to the rights of any existing tenants of the Building as of the date of this Lease (including, without limitation, options or rights to renew or extend the term of a lease or enter into a new lease and prior rights of first offer or options to expand existing premises) (as described in Schedule H attached hereto), then during the initial Term (from January 1, 2014 until December 31, 2025), the Tenant shall have an ongoing right of first offer to lease any other office space in the Building (herein the “ROFO Space”) upon the following terms and conditions:

(a) Upon any portion of the ROFO Space becoming vacant and available for lease on a direct, head lease basis, the Landlord will provide a written offer to lease advising the Tenant of the availability of same and identifying the premises in question (the “Available Space”) (in this subclause 8, the “Offer”) and the terms and conditions (Basic Rent, inducements, commencement date) on which the Landlord is prepared to lease the Available Space;

(b) Upon receipt of an Offer for Available Space, that is located on one floor of the Building and consists of less than 50% of the Rentable Area, the Tenant shall have five (5) Business Days to accept the same by written notice to the Landlord, and if the Tenant does so accept the Landlord’s Offer, there will be a binding agreement to lease the Available Space between the Landlord and the Tenant on the terms set out in the Offer and the Landlord and Tenant shall enter into a lease amending agreement to give effect to the Tenant’s lease of the Available Space on the terms and conditions of this Lease, (with the exception of Basic Rent for the Available Space, inducements and commencement date), which shall apply mutatis mutandis. The term of the lease for the Available Space will commence on a date mutually agreed to by all parties but which shall be no later than 30 days following the later of: (i) acceptance by the Tenant of the Offer; and (ii) the expiry date of any existing lease of the Available Space, and will end at the same time as the Term expires herein;

(c) Upon receipt of an Offer for Available Space that is: (i) located on one floor of the Building and consists of 50% or more of the Rentable Area on such floor; or (ii) located on more than one floor in the Building; the Tenant shall have seven (7) Business Days to either: (A) accept the Offer for the whole of the Available Space, by written notice to the Landlord, and if the Tenant does so accept the Landlord’s Offer for the whole of the Available Space, there will be a binding agreement to lease the Available Space between the Landlord and the Tenant on the terms set out in the Offer and the Landlord and Tenant shall enter into a lease amending agreement to give effect to the Tenant’s lease of the Available Space on the terms and conditions of this Lease, (with the exception of Basic Rent for the Available Space, inducements and commencement date), which shall apply mutatis mutandis. The term of the lease for the Available Space will commence on a date mutually agreed to by all parties but which shall be no later than 30 days following the later of: (i) acceptance by the Tenant of the Offer; and (ii) the expiry date of any existing lease of the Available Space, and will end at the same time as the Term expires herein; or (B) accept the Offer by written notice to the Landlord, with respect to a portion of the Available Space only, as identified in the Tenant’s notice, (the “Proposed Space”), which Proposed Space shall be configured in accordance with and subject to the provisions of subclause 8(d) below; and if the Tenant does so accept the Landlord’s Offer as it relates to the Proposed Space, there will be a binding agreement to lease the Proposed Space between the Landlord and the Tenant on the terms set out in the Offer (amended to provide that Basic Rent is calculated using the Basic Rent rate per square foot set forth in the Offer applied to the area of Proposed Space and any inducements in the Offer are revised to reflect the reduced square footage of the Proposed Space) and the Landlord and Tenant shall enter into a lease amending agreement to give effect to the Tenant’s lease of the Proposed Space on the terms and conditions of this Lease, (with the exception of Basic Rent for the Proposed Space, inducements and commencement date); which shall be mutatis mutandis. The term of the lease for the Proposed Space will commence on a date mutually agreed to by all parties but which shall be no later than 30 days following the later of: (i) acceptance by the Tenant of the Offer; and (ii) the expiry date of any existing lease of the Proposed Space, and will end at the same time as the Term expires herein;

(d) Any lease of Available Space shall be subject to the following terms and conditions:

(i)	if the Available Space is located on one floor of the Building and consists of less than 50% of the Rentable Area on such floor the Tenant must take all of the Available Space;

(ii)	if the Available Space is on one floor of the Building and consists of 50% or more of the Rentable Area on such floor the Tenant must take not less than 50% of the Rentable Area of the Available Space; provided that in determining the Proposed Space the Tenant shall act reasonably (which shall require the Tenant to take into account the Landlord’s ability to lease the remaining balance of the Available Space (the “Remainder Space”) and whether such Remainder Space can legally be occupied. If the Remainder Space is not leasable or cannot legally be occupied, the Tenant must elect to take all of such Available Space or waive its right to lease the Available Space);

(iii)

if the Available Space consists of space on more than one floor in the Building then the Tenant must take not less than 50% of the Rentable Area of the Available Space, which must be contiguous; provided that in determining the Proposed Space the Tenant shall act reasonably (which shall require the Tenant to take into account the Landlord’s ability to lease the Remainder Space and whether such Remainder Space can legally be occupied and if the Remainder Space is not leasable or cannot legally be occupied, the

Tenant must elect to take all of such Available Space or waive its right to lease the Available Space);

(iv)	if there is a dispute as to whether the Remainder Space is or is not leasable or whether it can or cannot legally be occupied, the Landlord shall refer such matter to the Architect, who’s determination shall be binding on the Landlord and the Tenant, unless manifest error is demonstrated; and

(v)	if the Tenant takes less than all of the Available Space, the Landlord shall be responsible for constructing any necessary demising walls and Common Elements on each floor of the Available Space in accordance with the Ontario Building Code and all applicable laws.

(e) Should the Tenant not accept the Offer within the applicable five (5) or (7) Business Day period in subsections (b) and (c) above respectively, the Landlord shall be entitled to lease the Available Space to third parties at a Basic Rent which is not less than ninety percent (90%) of the Basic Rent specified in the Offer, provided however that if the Landlord is unable to lease the Available Space to a third party at a Basic Rent which is equal to or greater than ninety percent (90%) of the amount of Basic Rent specified in the Offer within nine (9) months of the date of the Landlord’s Offer, the Landlord will not lease the Available Space to any third party without again giving the Tenant an opportunity to submit an Offer with respect to the same pursuant to this provision;

(f) The Landlord shall be entitled to lease any Remainder Space to third parties, on whatever terms it chooses within nine (9) months of the date of the Landlord’s Offer without again giving the Tenant an opportunity to submit an Offer with respect to the same pursuant to this provision, and

(g) For greater certainty, in the event the Landlord leases the Available Space to a third party pursuant to Subclause (c) above, the Tenant will again have a right of first offer to lease the Available Space if the same next becomes vacant and available for lease at any time within the Term of this Lease, and subject to the conditions and requirements set out in subclause (a) of this Section 8.

9.	Option To Extend

Provided that, and for only so long as the Tenant is not then in default beyond any applicable notice and cure period, the Landlord will, upon the request in writing by the Tenant given at least nine (9) months and not more than twelve (12) months prior to the expiration of the then current Term of this Lease, grant to the Tenant the right to extend the Term of this Lease for one (1) further period of five (5) years, on the same terms and conditions as the Lease except that there shall be no further option to extend and there shall be no Base Building Work, no fixturing period and no Inducement or rent-free period. The annual Basic Rent for the extension term shall be the prevailing fair market basic rent 120 days prior to the commencement of such extension term for similar premises of similar size, quality, use and location and LEED accreditation in downtown Ottawa, without deduction or allowance for or consideration of any tenant inducements, leasehold improvement allowances, rent-free periods, lease takeovers, turnkey or “build-to-suit” arrangements or other concessions or inducements then being offered or given by landlords for similar premises in downtown Ottawa as aforesaid to achieve such rental (the “Extension Annual Basic Rent”). The Extension Annual Basic Rent shall be mutually agreed to by the Landlord and the Tenant at least ninety (90) days prior to the commencement of the extension term, failing which the Extension Annual Basic Rent shall be determined by arbitration by a single arbitrator acting under the provisions of the Arbitration Act, 1991 (Ontario) and in accordance with this Subsection 9. The Tenant covenants and agrees to execute an extension and amending agreement prepared by the Landlord (and agreed to by the Tenant, acting reasonably) to give effect to the foregoing for each extension term.

10.	Prohibited Uses

Notwithstanding any other term or provision of this Lease to the contrary, the Tenant covenants and agrees that throughout the Term of this Lease and any renewal or extension thereof, the Leased Premises shall not be used, and the Tenant shall not permit the Leased Premises to be used for the primary business of a call centre (but the Landlord agrees and confirms that the support and consulting services provided by the Tenant to its clients in its usual business from the Leased Premises; which the Tenant represents and covenants will not include telemarketing, solicitation or charitable or political donations, debt collections or market research, and does not and will not generate high volume public access; will not be considered to be the operation of a call centre for the purposes of this Section 10) or any other use that it is incompatible with a Class A Office Building including any use which generates high volume public access or extraordinary use and/or wear and tear in the Building or materially disrupts other tenants doing business in the Building. The Tenant further covenants and agrees that the Tenant will not use or permit the Leased Premises to be used by or sublease any portion of the Leased Premises or assign this Lease to PricewaterhouseCoopers LLP, Deloitte and Touché LLP, Ernst & Young LLP, Grant Thornton LLP/Raymond Chabot Grant Thornton LLP, BDO Canada LLP, Meyers Norris and Penny LLP or Welch LLP, unless the Landlord provides its prior written consent, any successor, assignee of the business, management company, subsidiary or affiliate of any of such parties.

11.	Restoration

Upon the expiration or other termination of the Term, the Tenant shall immediately quit and surrender possession of the Leased Premises and all Leasehold Improvements in substantially the condition in which the Tenant is required to maintain the Leased Premises, excepting only reasonable wear and tear and damage covered by Landlord’s insurance, and the Tenant shall deliver to the Landlord the keys, mechanical or otherwise and combinations, if any, to the locks in the Leased Premises and entries thereto.

In addition, the Landlord shall have the right, at its sole option to be exercised by written notice at least thirty (30) days prior to the expiration of the term or earlier termination of this Lease to require that the Tenant remove or cause to be removed at the Tenant’s cost all or any part of any wiring, cables, risers or similar installations appurtenant thereto installed by the Tenant or on the Tenant’s behalf in the risers of the Building, in the Leased Premises or anywhere else in the Project (the “Wiring”) and to restore the risers, the Leased Premises and other parts of the Project to the extent affected by the installation or removal of the Wiring to their condition existing prior to the installation of the Wiring (the “Wire Restoration Work”). Notwithstanding the foregoing, the Landlord may, at its sole option, perform the Wire Restoration Work at the Tenant’s sole cost and expense. Upon surrender, all right, title and interest of the Tenant in the Leased Premises and all Leasehold Improvements located therein and in all Wiring shall cease.

If the Landlord elects to perform the Wire Restoration Work, 90 days (or as soon after such date as is reasonably possible) prior to the expiration of the Term, the Landlord may inspect the Leased Premises to determine the extent of the Wire Restoration Work and within thirty (30) days of receipt of the Landlord’s bona fide estimate, which shall be reasonable and comparable to market cost (the “restoration cost”), the Tenant shall pay the Landlord the restoration cost.

In addition, the Landlord shall have the right, at its sole option upon expiration or other termination of the Term, to require that the Tenant restore any structural alterations to the Building made by the Tenant. For certainty, the Tenant shall at the Landlord’s option and at the Tenant’s cost and expense remove and make good any interior staircases, penetrations and/or other openings installed by the Tenant and restore the floor slab and repair any damage resulting from the installation and removal of such interior staircases, penetrations and/or other openings in a good and workmanlike manner, at the Tenant’s sole cost and expense.

In addition, provided the Tenant is not then in default of its obligations under this Lease beyond any applicable cure period, the Tenant shall have the right to remove its trade fixtures, trade equipment, furniture, work stations, telephone switches and security systems from the Leased Premises, and in respect of any such removal, the Tenant shall be responsible to repair any damage which may be caused to the Leased Premises or the Building by the installation or removal thereof.

Subject to the foregoing, the Tenant shall have no other obligation to remove or demolish any Leasehold Improvements or otherwise restore the Leased Premises.

12.	Space Planning

The Landlord shall at its expense provide preliminary space planning services consisting of an initial layout and one revision by the Tenant to a maximum of $0.15 per square foot of the Rentable Area of the Leased Premises.

13	Tenant Emergency Power

Provided that the Tenant is not then in default of any of the covenants and obligations of the Tenant under this Lease beyond any applicable curative period, then the Tenant shall have the non-exclusive right to access to a Landlord controlled continuous power source serving the Building (the “Emergency Power System”), capable of providing 50 KVa plus a 25% IT growth factor KW of emergency power to the Leased Premises.

Provided the Tenant delivers to the Landlord such particulars as are reasonably required by the Landlord, the Landlord shall provide the Tenant with the estimated costs associated with the Tenant electing to access the Landlord controlled Emergency Power System (both recurring and non-recurring costs), which costs shall be commensurate with commercially accepted standards for buildings similar to the Building (having regard to age, size and location).

The plans, drawings and specifications for connecting the Tenant’s electrical load to the Emergency Power System will be subject to review and approval by the Landlord, acting reasonably. Prior to connecting to the Emergency Power System, the Tenant shall obtain, at its sole cost and expense, all required governmental approvals in respect of such connection and shall provide the Landlord with evidence that all such approvals have been so obtained.

Notwithstanding anything to the contrary, the Tenant shall, at the expiry or earlier termination of this Lease, remove all cabling which connects the Leased Premises to the source of the Emergency Power System and all damage caused by the installation or removal of such cabling shall be repaired and restored by the Tenant at the Tenant’s sole cost and expense in a good and workmanlike manner.

At the Landlord’s request, the Tenant shall execute the Landlord’s form of emergency power use agreement to give effect to the foregoing, which form shall be subject to such reasonable amendments as requested by Tenant and agreed to by Landlord, both parties acting reasonably.

14.	Signage

Provided the Tenant is Shopify Inc. or a Permitted Transferee (or another Transferee that: (i) is an assignee of the whole of the Leased Premises, approved by the Landlord pursuant to the terms of this Lease; and (ii) the Landlord has determined, in its sole and unfettered discretion, can benefit from the below signage rights, subject to such terms and conditions as are determined by the Landlord in its sole and unfettered discretion) and is in actual, physical occupancy of at least two (2) full floors in the Building, then subject to the Landlord obtaining at its cost any required sign by-law variances from the City of Ottawa and any other municipal and governmental approvals required (which the Landlord shall use commercially reasonable efforts to obtain), the Landlord shall provide:

(1) one (1) exclusive sign, on which the Tenant is to be identified, to be located on a non- exclusive basis between the fifth (5th) and seventh (7th) floors on the facade of the side of the building fronting onto Laurier Avenue directly behind the low rise elevators as shown on Schedule I-1 and I-2 attached hereto (the “Laurier Exterior Signage”); and

(2) one (1) exclusive sign, on which the Tenant is to be identified, to be located on the top of the low-rise facade on the side of the building fronting Elgin Street approximately as shown on Schedule I-3 attached hereto (the “Exclusive Elgin Exterior Signage”).

The Tenant acknowledges and agrees that the Tenant shall be solely responsible for the reasonable costs incurred by the Landlord to provide to the Tenant the Laurier Exterior Signage, and the Elgin Exterior Signage and that the Landlord shall carry out all necessary work in connection therewith, but at the Tenant’s cost. The Tenant further acknowledges and agrees that, unless the Landlord is able to obtain any required sign by-law variances from the City of Ottawa and any other municipal and governmental approvals that are required (which the Landlord shall use commercially reasonable efforts to obtain), the Landlord shall have no obligation or responsibility under this Lease to provide the Laurier Exterior Signage or the Elgin Exterior Signage. The Landlord confirms that it has received preliminary approval from the City of Ottawa to the Laurier Exterior Signage. The Tenant acknowledges that the Exclusive Elgin Exterior Signage has not been approved by the City of Ottawa and will require a variance from the City of Ottawa and all other municipal and governmental approvals. Prior to submitting the variance application for the Exclusive Elgin Exterior Signage to the City Of Ottawa the Tenant shall review and approve the plans for the Exclusive Elgin Exterior Signage, including the final elevation.

The Tenant shall also be entitled, at its cost, to:

(a) Building standard directory identification in the Tenant directory located within the ground floor lobby of the Building and suite identification in locations normally designated by the Landlord for tenants of the Building;

(b) interior lobby signage on the Building directory in the lobby of the Building, in common with all other tenants of the Building;

(c) non-exclusive identification signage on the exterior podium sign serving the Building, (to be located at the Elgin Street entrance to the Building), with the Tenant’s sign to be placed no higher than the fourth (4th) sign from the top of the podium and the size of the Tenant’s sign to be in proportion to that of all other signs on the podium;

(d) exclusive signage in the elevator lobby of all full floors leased by the Tenant and non-exclusive directional signage on any part floors leased by the Tenant;

(e) subject to the existing rights of existing tenants (being Canada Council for the Arts, KPMG and CIBC World Markets Inc.) as well as to rights granted to City of Ottawa Tourism and Morguard Corporation and their respective affiliates (“Existing Video Wall rights”) and the existing master program schedule developed by Cineplex on behalf of the Landlord and tenants of the Building (the “Program Schedule”), shared non-exclusive representation during Business Hours on a multi-tenant electronic video-wall display (“Video Wall”) proposed to be constructed by the Landlord in the “winter garden” area of the ground floor of the Building (it being acknowledged that the Tenant’s representation on such electronic display during Business Hours shall at a minimum consist of having its name and logo displayed for a reasonable amount of time each day (having regard to the size of the Leased Premises relative to the size of the Building)); and

(f) subject to the Existing Video Wall Rights and the Program Schedule to be developed for the Video Wall by Cineplex on behalf of the Landlord and the tenants of the Building, shared non-exclusive access to the Video Wall during the hours of 5:00 pm and 12:00 am Monday to Friday for the purposes of programming provided by the Tenant at the cost of the Tenant, such as projecting details of the Tenant’s scheduled events at the Leased Premises, including location, date and time of such events (such as “Shopify Meetup, topic XYZ, take elevator to Shopify reception on floor X”).

All such signage in this Section 14 shall be subject to the Landlord’s reasonable approval as to design, size, installation and location and shall be installed at the Tenant’s sole cost and expense, except for the signage in the Tenant directory located within the ground floor lobby of the Building.

The Landlord shall be solely responsible to ensure that the operation of the Elgin Exterior Signage and the Laurier Exterior Signage complies fully with all applicable codes, laws, by-laws and other municipal and governmental requirements, to be at the sole cost and expense of the Tenant to be charged back to the Tenant as Additional Rent. The Landlord shall be responsible for the care and maintenance of the Elgin Exterior Signage and the Laurier Exterior Signage, and shall keep and maintain such signage in a first class condition in keeping with a class A office building, such care and maintenance to be at the sole cost and expense of the Tenant to be charged back to the Tenant as Additional Rent. The Tenant shall be required to remove all such signage at the expiration of the Term or earlier termination of this Lease at its sole cost and expense and the Tenant shall repair all damage to the Building caused by the installation and removal of all such signage at the Tenant’s sole cost and expense and in a good and workmanlike manner.

15.	Access to the Leased Premises

The Landlord agrees that the Tenant shall have access to the Leased Premises and parking on a 24/7 basis, 52 weeks of the year. The Tenant acknowledges that access outside of Business Hours shall be subject to the Building’s security requirements, including security card access.

16.	Rent Free Period – Initial Premises

Provided that the Tenant is not then in default under this Lease beyond any applicable cure period, during the period from January 1, 2014 to December 31, 2014, the Tenant shall not be required to pay any Annual Basic Rent or Additional Rent with respect to the Initial Premises; however the Tenant shall be responsible for the payment of all utilities consumed in the Initial Premises during such rent free period.

17.	Rent Free Period – Additional Premises

Provided that the Tenant is not then in default under this Lease beyond any applicable cure period, during the period from January 1, 2014 to June 30, 2015, the Tenant shall not be required to pay any Annual Basic Rent or Additional Rent with respect to the Additional Premises; however the Tenant shall be responsible for the payment of all utilities consumed in the Additional Premises during such rent free period.

18.	Internal Staircases

The Tenant shall be permitted to install internal staircases and/or openings between the floors of the Leased Premises, subject to and in accordance with the provisions of Article 7.00 of the Lease respecting alterations to the Leased Premises and provided it engages the Landlord’s base building structural engineer Aadjeleian Allen Rubeli Limited or a structural engineer chosen by the Tenant and approved by the Landlord, in the Landlord’s sole discretion, for the structural design. The Landlord acknowledges that the Tenant has provided to the Landlord the Tenant’s preliminary plans for internal staircases and/or openings between the floors of the Leased Premises, (other than with respect to the 9th floor), as illustrated on the floor plans attached hereto as Schedule K (the “Preliminary Staircase Plans”) and is currently reviewing same. The Tenant acknowledges that the attachment of the Preliminary Plans to this Lease does not in any way constitute an approval of the Preliminary Staircase Plans or the work contemplated thereby and the Preliminary Staircase Plans and any work contemplated thereby remain subject to approval of the Landlord in accordance with the terms of this Lease, including the provisions of Article 7.00 of this Lease.

19.	Kitchen

The Tenant shall be permitted to install a full professional/commercial grade kitchen within the Leased Premises, subject to and in accordance with the provisions of Article 7 of the Lease respecting alterations to the Leased Premises. The Landlord acknowledges that the Tenant shall have the right to cater events in the Leased Premises in accordance with municipal bylaws and other applicable laws.

20.	Fibre optic Lines

Landlord will provide to the Tenant access to the fibre optic lines within the Building for internet connection pursuant to and in accordance with the provisions of Section 5.15 of the Lease.

21.	LEED Requirements

In order for the Landlord to attempt to achieve LEED® Canada Core and Shell system requirements for new construction, the Tenant agrees to the following:

(a)	Heating and Air Conditioning Equipment

The Tenant shall design all mechanical/electrical systems installed by the Tenant within the Leased Premises (if any) to meet the requirements of the Ontario Building Code. The Tenant shall design any ventilation systems installed by the Tenant within the Leased Premises to meet the ASHRAE 62.1-2007 ventilation requirements.

(b)	CO2 Monitoring

The Tenant shall ensure that a CO2 sensor is installed within the breathing zone for all spaces within the Leased Premises that have a density of 25ppl/93m2. This sensor is to have a visual alarm that is set off if the space designed ventilation rate is not maintained per ASHRAE 62.1-2007 design requirements.

(c)	Energy Efficient

All design and construction of the interior fit-up within the Leased Premises by the Tenant shall comply with all mandatory requirements of MNECB 1997, including but not limited to:

•	Vestibules (on retail space >200m2)

•	Pipe insulation

•	Duct sealing and insulation

•	Installation of sensors and controls

(d)	Indoor Water Use

The Tenant shall install low flow faucet and toilet fixtures for any faucets and toilet fixtures that are installed by the Tenant within the Leased Premises. Allowable plumbing fixture flow rates for any such fixtures shall be as follows:

(@80psi/552kPa)
Toilet (Dual-Flush)	6/4.2 Lpf
Toilet (Ultra-Efficient)	≤4.8 Lpf
Urinals	≤0.5 Lpf
Lavatory Faucets	≤1.9 Lpm
Showers	≤5.7Lpm
Non-commercial Kitch. Faucets	≤5.7 Lpm

(e)	Florescent Lamps and Mercury

The Landlord is dedicated to ensuring the ongoing reduction of mercury content in the Building. The Landlord has implemented an ongoing policy that requires all base building florescent lamps contain 70 picograms of mercury or less. The Tenant is responsible to ensure that all florescent lamps that are installed by it must meet the policy requirement of containing 70 picograms or less on mercury.

22.	RIGHT OF FIRST REFUSAL ON SIGNAGE

(a) Provided the Tenant is Shopify Inc. or a Permitted Transferee and is in actual physical occupancy and is conducting business in not less than four (4) floors of Rentable Area in the Building and is not then in default under this Lease beyond any applicable cure period, the Tenant shall have an ongoing right of first offer with respect to acquiring KPMG’s rights (the “KPMG Signage Rights”) to erect top of building exterior signage on all four sides of the Building in the same location as KPMG’s then existing signage (the “KPMG Signage”), in the event that KPMG’s rights to the KPMG Signage Rights are terminated or otherwise unequivocally relinquished by KPMG, on the terms and conditions set out herein. Schedule “J” attached hereto illustrates the approximate locations of KPMG’s proposed signage, as of the Commencement Date, on two sides of the Building pursuant to the KPMG Signage Rights.

(b) If KPMG: (i) relinquishes, in writing to the Landlord, the KPMG Signage Rights; or (ii) defaults in complying with the conditions under the KPMG Lease required to be met by it to allow it to construct and maintain the KPMG Signage Rights, (with the result that it is no longer entitled to the

KPMG Signage Rights, as determined by the Landlord in its sole and absolute discretion); and if the Landlord determines, in its sole and absolute discretion that the KMPG Signage is to be removed from the Building and the KMPG Signage is in fact removed from the Building then the Tenant shall have the right of first offer to lease the KPMG Signage Rights on the following terms and conditions:

(i) upon the KPMG Signage Rights becoming available, the Landlord will provide written notice to the Tenant to advise the Tenant of same;

(ii) upon receipt of the Landlord’s written notice as set out above, the Tenant shall have ten (10) Business Days to submit to the Landlord an offer to lease the KPMG Signage Rights (in this Section “22”, the “Offer”) on the terms set out herein for a term coterminous with the Term (as same may be extended or renewed) and at a sign rental fee to be specified by the Tenant in the Offer;

(iii) upon receipt of the Offer, the Landlord shall have ten (10) Business Days to advise the Tenant by written notice that it either: (a) accepts the Offer on its terms (the “Acceptance Notice”) or; (b) accepts the Offer, but, disputes the sign rental fee proposed by the Tenant for the KPMG Signage Rights in the Offer (the “Conditional Acceptance”). If the Landlord delivers to the Tenant an Acceptance Notice within the aforesaid ten (10) Business Day period, there will be a binding agreement to lease the KPMG Signage Rights between the Landlord and the Tenant on the terms set out in the Offer and the Landlord and the Tenant shall enter into a Lease Amending Agreement to give effect to the leasing of the KPMG Signage Rights on the terms set out in the Offer, including as to the proposed sign rental fee payable and the provisions of section (vi) below. If the Landlord delivers to the Tenant a Conditional Acceptance within the aforesaid ten (10) Business Day period there will be a binding agreement to lease the KPMG Signage Rights between the Landlord and Tenant on the terms set out in the Offer and the provisions of section (vi) below and the parties shall settle the sign rental fee payable for the KPMG Signage Rights. If the Landlord does not notify the Tenant in writing within the aforesaid ten (10) Business Day period of its election, the Landlord shall be deemed to have accepted the Tenant’s Offer and there will be a binding agreement to lease the KPMG Signage Rights between the Landlord and the Tenant on the terms set out in the Offer and the Landlord and Tenant shall enter into a Lease Amending Agreement to give effect to the Tenant’s lease of the KPMG Signage Rights on the terms set out in the Offer, including as to the proposed sign rental fee payable and the provisions of section (vi) below;

(iv) should the Tenant not deliver an Offer to the Landlord to lease the KPMG Signage Rights within the aforesaid ten (10) Business Day period, the Tenant’s rights under this Section 22 shall be null and void and the Landlord may lease, license or otherwise deal with the KPMG Signage Rights on such terms as the Landlord may determine free of this section;

(v) if the Landlord delivers a Conditional Acceptance notice within the aforesaid ten (10) Business Days Period, the sign rental fee shall be as agreed upon between the Landlord and the Tenant no less than three (3) months from the date of the Tenant’s Offer, failing which the sign rental fee shall be determined by arbitration by a single arbitrator acting under the provisions of the Arbitration Act, 1991 (Ontario) in accordance with this section. The sign rental fee payable for the KPMG Signage Rights, shall be based upon the then prevailing market rates for the KPMG Signage Rights to the end of the Term, having regard to all relevant circumstances, including the location and visibility of the KPMG Signage Rights and having regard to rentals currently being obtained for similar signage comparably located in the City Of Ottawa. The Tenant covenants and agrees to execute an amending agreement prepared by the Landlord to give effect to the foregoing, including the provisions of section (vi) below; and

(vi) all such signage shall be subject to the Landlord’s reasonable approval as to design, size, installation and location and shall be installed at the Tenant’s sole cost and expense in the same location as KPMG’s. If the signage proposed is other than the name or logo of Shopify (as shown on Schedule I) then the Landlord shall have the right to approve the proposed name, logo, insignia or other signage, acting reasonably. The Tenant shall be responsible for obtaining all necessary and required permits and approvals from municipal and other applicable government authorities and officials, and for ensuring the manufacturing, installation and operation of such signage complies fully with all building codes, laws and by-laws. The Tenant shall also be responsible for the proper care and maintenance of such signage, and to keep and maintain such signage in a first class condition in keeping with AAA Office Building, at the sole cost and expense of the Tenant. The Tenant shall be required to remove all such signage at the expiration or earlier termination of the Term at its sole cost and expense and the Tenant shall repair all damage to the Building caused by the installation or removal of all such signage at the Tenant’s sole cost and expense and in a good and workmanlike manner. The Tenant shall be entitled to the signage rights only so long as the Tenant is in actual physical occupancy and is conducting business in not less than four (4) floors of Rentable Area in the Building and is not then in default under this Lease beyond any applicable cure period.

23.	REASONABLENESS

Except as otherwise specifically set out in this Lease, the Landlord and the Tenant, and each Person acting for either of them, in making a determination, agreement, designation, calculation, estimate, conversion, allocation or opinion under this Lease shall act reasonably and in good faith. Each of the

Landlord and the Tenant agrees that it will not unreasonably or arbitrarily withhold, condition or delay any permission, consent or approval which is required by the Landlord or the Tenant under this Lease.

SCHEDULE F

FORM OF INDEMNITY AGREEMENT (if applicable)

SCHEDULE G

CONTENTS OF LEASED PREMISES

The following Schedule G is referred to in Section 9.05, Environmental Issues, in this Lease.

All contents and materials, other than standard office furnishings and supplies, stored in the Leased Premises are as follows:

(please include, in detail, all materials, Pollutants, including but not limited to, chemicals and related items that are used and/or stored in the Leased Premises)

SCHEDULE H

RIGHTS OF EXISTING TENANTS

1.	Until January 1, 2014, Canada Council for the Arts (“CCA”) has a right of first offer to lease the balance of the fifth (5th) floor of the Building.

2.	(a)	From and after January 1, 2014, CCA has an on-going right of first offer to lease any office or storage space in the Project that may become available for lease.

	(b)	From and after January 1, 2014, if the Landlord receives an unsolicited offer to lease any office or storage space in the Project that may become available for lease, the Landlord is required to give CCA written notice and CCA has 14 Business Days within which to exercise its right of first offer to lease the space in respect of which the Landlord has received the offer.

3.	(a)	Subject to CCA’s rights, KPMG Management Services LP (“KPMG”) has a one-time option to expand into the 14th floor of the Building. The terms upon which this option must be exercised have been amended so as not to impact the leasing of the Leased Premises to the Tenant for the Initial Term and any renewal or extension thereof.

	(b)	Until November 30, 2013, subject to the rights of CCA, KPMG has a first offer to lease all or any part of the two (2) additional floors contiguous to and below the KPMG premises having a Rentable Area of at least 5,000 square feet.

	(c)	From and after January 1, 2015, subject to the rights of CCA, KPMG has an ongoing right of first offer with respect to any space on floors 21 down to and including the 2 contiguous floors below the 15th floor in the Building, or any space which is contiguous to the KPMG premises, as then constituted.

4.	(a)	Until June 30, 2014, subject to CCA’s rights and KPMG’s rights, CIBC World Markets Inc. (“CIBC”) has a right of first offer to lease any portion of the 19th floor in the Building not already included within the CIBC premises.

	(b)	From and after March 1, 2015, subject to the Rights of CCA and KPMG, CIBC has an ongoing right of first offer to lease all or any part of any office space in the Building which is contiguous to the CIBC premises (contiguous space being office space which is located on the same floor, or on a floor which is above or below the CIBC premises as then constituted). The CIBC premises initially consisted of space on the 19th, 20th and 21st floors in the Building.

5.	From and after October 1, 2014, subject to the rights of CCA, KPMG and CIBC, Her Majesty the Queen in Right of New Zealand, acting by and through the New Zealand High Commissioner to Canada (“New Zealand”) has an ongoing right of first offer to lease any office space on the 14th floor of the Building of a minimum size of 2,000 square feet which is adjacent to the office space located on the 14th floor of the building leased to New Zealand under its Lease dated September 19, 2013, as the same may be amended from time to time.

SCHEDULE I

LEGEND:
Video Intercom Stati
Dome Camera
12
11
10
9145
9145
9145
2850
106.075m
10th Floor
102.275m
9th Floor
98.475m
8th Floor
94.675m
7th Floor
90.875m
6th Floor
87.075m
5th Floor
83.275m
4th Floor
79.475m
3rd Floor
75.675m
SHOPIFY
CIBC WOOD GUNDY
CANADA COUNCIL FOR THE ARTS
COUNSEIL DES ARTS DU CANADA
2690
816
2690

PROJET / PROJECT

150 Elgin / 31 Gloucester
Ottawa, Ontario

TITRE DU DESSIN / DRAWING TITLE

Excerpt from A402
SI-251 R1

DCYSA ARCHITECTURE & DESIGN
WWW.DCYSA.CA

DESSINÉ PAR / DRAWN BY: RM

VÉRIFIÉ PAR / CHECKED BY: H.Y.

ÉCHELLE / SCALE: 1=150

DATE: 11.27.2013

NO. DE DESSIN / DWG. NUMBER: SK-A402-1

RÉVISION: 1

NO.PROJET / PROJECT NUMBER: 4602

I-2

TENANT SIGNAGE

I-3

SCHEDULE J

J-2

SCHEDULE K

1
2
3
4
5
6
7
8
9
10
11
11.4
A
B
C
D
E
F

shopify

Smith + Andersen

ISSUED FOR COORDINATION

Linebox STUDIO

SHOPIFY
INTERIOR FIT-UP

6TH FLOOR PLAN

A-101

1
2
3
4
5
6
7
8
9
10
11
11.4
A
B
C
D
E
F

shopify

Smith + Andersen

ISSUED FOR COORDINATION

Linebox STUDIO

SHOPIFY
INTERIOR FIT-UP

7TH FLOOR PLAN

A-102

1
2
3
4
5
6
7
8
9
10
11
11.4
A
B
C
D
E
F
PROJECTION WALL
STAIR

shopify

Smith + Andersen

ISSUED FOR COORDINATION

Linebox STUDIO

SHOPIFY INTERIOR FIT-UP

5TH FLOOR PLAN

A-103

1
2
3
4
5
6
7
8
9
10
11
11.4
A
B
C
D
E
F

shopify

Smith + Andersen

SOLVED FOR COORDINATION

Linebox

SHOPIFY
INTERIOR FIT-UP

10TH FLOOR PLAN

A-105

1
2
3
4
5
6
7
8
9
10
11
11.4
A
B
C
D
E
F

shopify

Smith + Andersen

Linebox STUDIO

SHOPIFY
INTERIOR FIT-UP

11TH FLOOR PLAN

A-106

1
202
BUILDING SECTION THROUGH STAIRS
1 : 150

2
202
BUILDING SECTION THROUGH 9TH FLOOR OPENINGS
1 : 150

shopify

Smith + Andersen

ISSUED FOR COORDINATION

Linebox Studio

SHOPIFY
INTERIOR FIT-UP

BUILDING SECTIONS
(6TH TO 11TH FLOOR)

A-202

SCHEDULE L

GENERAL NOTES

Morguard

Performance Court

150 Elgin

DCYSA devient / becomes

NEUF

ARCHITECT(E)S

NEUFarchitectes.com

150 ELGIN

OTTAWA

4602 12

AC

HY

2014.01.21

1:300

1ST PARKING LEVEL PLAN

B1

Performance Court

150 Elgin

DCYSA devient / becomes

NEUF

ARCHITECT(E)S

NEUFarchitectes.com

150 ELGIN

OTTAWA

4602.22

AC

HY

2014.01.21

1:300

3RD PARKING LEVEL PLAN

B3

L-2

SCHEDULE M

DRAFT

This draft is provided to you at your request and there is no obligation on our part despite our assistance in its preparation, nor is it to be construed as evidence of commitment on our part to issue such instrument in the future.

DRAFT 438952 (JDV) 02/05/2014 REV 02/13/2014

INT’L TRADE CENTRE - ONTARIO
180 WELLINGTON ST WEST
4TH FLOOR
TORONTO, ONTARIO, M5J 1J1
CANADA

DATE OF ISSUE: CURRENT DATE	OUR REFERENCE NUMBER: P438952TXXXXX

DATE OF EXPIRY: DECEMBER 31 2014
PLACE OF EXPIRY: TORONTO ONTARIO CANADA

BENEFICIARY: MORGUARD PERFORMANCE COURT LTD. C/O MORGUARD INVESTMENTS LTD. 350 SPARKS ST., SUITE 402 OTTAWA, ON K1N 5T5	APPLICANT: SHOPIFY INC. 126 YORK ST., SUITE 200 OTTAWA, ON K1R 7S8

AMOUNT: CAD 1,000,000.00 ONE MILLION AND 00/100’S CANADIAN DOLLARS

RE: OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO: P438952TXXXXX

AT THE REQUEST AND ON THE INSTRUCTIONS OF OUR CUSTOMER, SHOPIFY INC., (THE ‘APPLICANT’’), WE HEREBY ESTABLISH THIS IRREVOCABLE, UNCONDITIONAL LETTER OF CREDIT NO. P438952TXXXXX (THE ‘‘LETTER OF CREDIT’’) IN THE AMOUNT OF CAD 1,000,000.00 (ONE MILLION AND 00/100’S CANADIAN DOLLARS) IN FAVOUR OF BENEFICIARY.

THIS LETTER OF CREDIT IS EFFECTIVE JANUARY 1, 2014 AND SHALL HAVE A MINIMUM TERM OF (1) YEAR FROM THE DATE HEREOF (THE “INITIAL TERM’’). THIS LETTER OF CREDIT SHALL AUTOMATICALLY RENEW/EXTEND FOR SUCCESSIVE PERIODS OF ONE YEAR (EACH, A “SUCCESSIVE TERM’’) UNLESS WE NOTIFY BENEFICIARY IN WRITING AT LEAST (30) THIRTY DAYS PRIOR TO THE EXPIRATION OF THE APPLICABLE SUCCESSIVE TERM THAT THE LETTER OF CREDIT WILL NOT BE RENEWED/EXTENDED BY US. THIS LETTER OF CREDIT WILL NOT BE RENEWED/EXTENDED BEYOND DECEMBER 31, 2025, THE FINAL EXPIRY DATE.

The above text is accepted
Signature
Name

DRAFT

This draft is provided to you at your request and there is no obligation on our part despite our assistance in its preparation, nor is it to be construed as evidence of commitment on our part to issue such instrument in the future.

DRAFT 438952 (JDV) 02/05/2014 REV 02/13/2014

THIS LETTER OF CREDIT IS ISSUED WITH RESPECT TO THAT CERTAIN LEASE, BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND THE APPLICANT AS TENANT. SAID LEASE, AND ANY AMENDMENTS OR MODIFICATIONS THEREOF, IS HEREINAFTER REFERRED TO AS (THE “LEASE”). OUR OBLIGATIONS UNDER THIS LETTER OF CREDIT ARE SOLELY AS SET FORTH HEREIN AND ARE COMPLETELY INDEPENDENT OF THE OBLIGATIONS OF THE APPLICANT UNDER THE LEASE. WE DO NOT UNDERTAKE ANY OBLIGATION UNDER THE LEASE, NOR DO WE UNDERTAKE ANY RESPONSIBILITY TO ASCERTAIN ANY FACTS, OR TO TAKE ANY OTHER ACTION, WITH RESPECT TO THE LEASE, AND WE ACKNOWLEDGE THAT OUR OBLIGATIONS UNDER THIS LETTER OF CREDIT SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCE, CLAIM OR DEFENSE OF ANY PARTY AS TO THE ENFORCEABILITY OF THE LEASE. THE REFERENCES TO THE LEASE IN THIS LETTER OF CREDIT ARE SOLELY TO STATE OUR AGREEMENT THAT THIS LETTER OF CREDIT IS AN INDEPENDENT OBLIGATION AND SHALL NOT BE AFFECTED BY THE LEASE.

FUNDS UNDER THIS LETTER OF CREDIT WILL BE MADE AVAILABLE TO BENEFICIARY AGAINST RECEIPT BY US OF A WRITTEN DEMAND IN THE FORM OF ANNEX A ATTACHED HERETO, IN EACH CASE APPROPRIATELY COMPLETED AND PURPORTEDLY SIGNED BY ONE OF BENEFICIARY’S AUTHORIZED OFFICER(S) AND ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT FOR OUR ENDORSEMENT OF ANY PAYMENT(S).

PRESENTATION OF ANY SUCH WRITTEN DEMAND SHALL BE MADE TO ROYAL BANK OF CANADA, INTERNATIONAL TRADE CENTRE-ONTARIO, 180 WELLINGTON STREET WEST, 4TH FLOOR, TORONTO, ONTARIO M5J 1J1, ATTENTION: GUARANTEES DEPT. DURING BANKING HOURS OF 9:00 a.m., CENTRAL TIME TO 5:00 p.m. CENTRAL TIME.

IF A DEMAND FOR PAYMENT MADE BY BENEFICIARY HEREUNDER DOES NOT, IN ANY INSTANCE CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE BENEFICIARY NOTICE WITHIN THREE (3) BUSINESS DAY THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFORE AND THAT WE WILL UPON BENEFICIARY’S INSTRUCTIONS HOLD ANY DOCUMENTS AT BENEFICIARY’S DISPOSAL OR RETURN THE SAME TO BENEFICIARY. UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, BENEFICIARY MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT TO THE EXTENT THAT BENEFICIARY IS ENTITLED TO DO SO WITHIN THE VALIDITY OF THIS LETTEROF CREDIT.

PARTIAL/MULTIPLE DRAWINGS ARE PERMITTED.

The above text is accepted
Signature
Name

DRAFT

This draft is provided to you at your request and there is no obligation on our part despite our assistance in its preparation, nor is it to be construed as evidence of commitment on our part to issue such instrument in the future.

DRAFT 438952 (JDV) 02/05/2014 REV 02/13/2014

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART AND ONCE ONLY TO A NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO THE PROPERTY OF THE BENEFICIARY. EACH TRANSFER MUST BE ISSUED BY ROYAL BANK OF CANADA, TRADE OPERATIONS, 180 WELLINGTON STREET WEST, 4TH FLOOR, TORONTO, ONTARIO M5J 1J1 CANADA UPON RECEIPT OF THE ORIGINAL LETTER OF CREDIT OR A DOCUMENT CALLED “ORIGINAL ADVICE OF TRANSFER” AND BENEFICIARY’S OR TRANSFEREE’S SIGNED LETTER OF DIRECTION (SIGNATURE(S) VERIFIED BY A BANK) IN THE FORM OF ANNEX B SETTING OUT THE NAME AND ADDRESS OF THE TRANSFEREE OR NEXT TRANSFEREE, STATING THAT ALL BENEFICIARY’S OR TRANSFEREE’S RIGHTS, TITLE AND INTEREST IN AND TO THIS LETTER OF CREDIT ARE TRANSFERRED TO SUCH SUCCESSOR IN INTEREST TO BENEFICIARY OR TRANSFEREE, OUR TRANSFER CHARGES PAID AND PROVIDED THAT THE TRANSFER COMPLIES WITH APPLICABLE LAW AND IS NOT A TRANSFER TO AN ENTITY THAT THE BANK IS PROHIBITED TO DEAL WITH.

N.B. REFERENCE IN THIS LETTER OF CREDIT TO A LEASE AGREEMENT IS FOR IDENTIFICATION PURPOSES ONLY, IT IS NEITHER INCORPORATED IN NOR FORMS PART OF THIS CREDIT.

THIS STANDBY LETTER OF CREDITIS ISSUED SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 600.

The above text is accepted
Signature
Name

DRAFT

This draft is provided to you at your request and there is no obligation on our part despite our assistance in its preparation, nor is it to be construed as evidence of commitment on our part to issue such instrument in the future.

DRAFT 438952 (JDV) 02/05/2014 REV 02/13/2014

ANNEX “A”

WRITTEN DEMAND FOR PAYMENT

DATE:

RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO: P438952TXXXXX ISSUED BY: ROYAL BANK OF CANADA

To:	ROYAL BANK OF CANADA INTERNATIONAL TRADE CENTRE-ONTARIO 180 WELLINGTON STREET WEST, 4TH, FLOOR, TORONTO, ONTARIO, M5J 1J1 ATTN: GUARANTEES DEPT.

GENTLEMEN:

THE UNDERSIGNED BENEFICIARY HEREBY DEMANDS PAYMENT IN THE AMOUNT OF CAD………………… (IN WORDS) TO BE PAID IN IMMEDIATELY AVAILABLE FUNDS IN ACCORDANCE WITH THE ABOVE REFERENCED LETTER OF CREDIT.

WE HEREBY CONFIRM THAT THE APPLICANT IS IN DEFAULT UNDER THE LEASE AGREEMENT SECTION …… (INDICATE SECTION REFERENCE) FOR THE PREMISES LOCATED AT 150 ELGIN ST., OTTAWA, ONTARIO.

SINCERELY,

BENEFICIARY’S NAME

BENEFICIARY’S SIGNATURE

The above text is accepted
Signature
Name

DRAFT

This draft is provided to you at your request and there is no obligation on our part despite our assistance in its preparation, nor is it to be construed as evidence of commitment on our part to issue such instrument in the future. DRAFT 438952 (JDV) 02/05/2014 REV 02/13/2014

ANNEX “B”

INSTRUCTION TO TRANSFER IN ENTIRETY

DATE:

ROYAL BANK OF CANADA

TRADE OPERATIONS,

180 WELLINGTON STREET WEST, 4TH FLOOR,

TORONTO, ONTARIO M5J 1J1 CANADA

ATTENTION: GUARANTEES DEPARTMENT

RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO: P438952TXXXXX.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE STANDBY LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED IN THE ABOVE STANDBY LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HEREAFTER HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF.

THE ABOVE STANDBY LETTER OF CREDIT IS RETURNED HEREWITH AND IN ACCORDANCE THEREWITH WE ASK YOU TO ISSUE A NEW STANDBY LETTER OF CREDIT IN FAVOUR OF THE TRANSFEREE ON THE SAME TERMS AND CONDITIONS AS THOSE CONTAINED IN THE ABOVE STANDBY LETTER OF CREDIT.

ENCLOSED IS REMITTANCE OF $            **             IN PAYMENT OF YOUR TRANSFER COMMISSION AND IN ADDITION THERETO WE AGREE TO PAY TO YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER.

WE HEREWITH WAIVE OUR RIGHT TO REFUSE ANY AMENDMENTS UNDER THE STANDBY LETTER OF CREDIT, WHICH MAY BE DIRECTLY ADVISED TO THE TRANSFEREE.

** 0.15% (MINIMUM CAD 250.00) YOURS TRULY,	YOURS TRULY
SIGNATURE/S OF	NAME OF BENEFICIARY
(NAME OF COMPANY OR INDIVIDUAL)	AUTHORIZED SIGNATURE
AUTHENTICATED BY: (BANK)	AUTHORIZED SIGNATURE

The above text is accepted
Signature
Name

M-5